$50,000,000

SENIOR FIRST LIEN SECURED

CREDIT AGREEMENT

Among

Doral Energy Corp.,
a Nevada corporation,

as Borrower

and

Macquarie Bank Limited,
a bank incorporated under the laws of Australia,
in its individual capacity and as Administrative Agent,

and

the Lenders Party Hereto
_________________________________

Dated as of July 29, 2008

i

v

EXHIBITS, ANNEXES AND SCHEDULES

Exhibits:

Exhibit A	Description of Properties; Interests
Exhibit B	Form of Promissory Note
Exhibit C	Form of Advance Request
Exhibit D	Form of Property Operating Statement
Exhibit E	Existing and Approved Purchasers
Exhibit F	Form of Security Agreement
Exhibit G	Form of Subordination Agreement
Exhibit H	Notice of Assignment of Proceeds
Exhibit I	Deposit Account Control Agreement
Exhibit J	MBL Terms and Conditions of Investment Business

Annexes:

Annex I	Percentage Share

Schedules:

Schedule 2.6(d)	Authorized Signatories on Advance Requests
Schedule 4.3	Ownership of Equity Interests of Borrower
Schedule 4.4(d)	Consents
Schedule 4.8	Brokerage Fees
Schedule 4.10	Litigation
Schedule 4.11(c)	Agreements to Acquire Interests In Hydrocarbons
Schedule 4.12	Debt
Schedule 4.16	Environmental Matters
Schedule 4.17	Operating Permits and Licenses
Schedule 4.20	Contingent Liabilities
Schedule 4.22	Unpaid Bills
Schedule 4.26	Other Agreements
Schedule 4.29	Operators/Operating Agreements
Schedule 4.32	Employee Plans
Schedule 4.40	Hedging Agreements
Schedule 4.41	Marketing Contracts
Schedule 4.42	Deposit Accounts
Schedule 6.9(c)	Insurance
Schedule 6.19	Bonds and Qualifications
Schedule 7.1(b)	Authorized Capital Leases
Schedule 7.5	Liens and Encumbrances
Schedule 7.12	Quarterly Minimum Cumulative Net Operating Cash Flow
Schedule 7.13	Quarterly Minimum Cumulative Production Volumes

CREDIT AGREEMENT

          This $50,000,000 Senior First Lien Secured Loan Credit Agreement (this “Agreement”) is dated as of July __, 2008, between DORAL ENERGY CORP., a Nevada corporation, having its principal executive office and place of business at 111 N. Sepulveda Blvd., Suite 250, Manhattan Beach, California 90266 (“Borrower”) and MACQUARIE BANK LIMITED, a bank incorporated in accordance with the laws of Australia, with offices at Level 15, 1 Martin Place, Sydney, New South Wales, 2000 Australia (in its individual capacity, “MBL”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”) and the other Lenders party to this Agreement.

Background:

          A.      Borrower and each of the Lenders desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Lenders will make available to Borrower a senior secured loan for the purposes set forth in this Agreement.

          B.      In connection with Lenders making available to Borrower the financial accommodations described in this Agreement, Borrower will grant to the Administrative Agent, for the ratable benefit of each of the Lenders, a first-priority Lien in all of the real and personal property of Borrower subject only to the Permitted Encumbrances (defined below); and

          C.      To further induce Lenders to enter into this Agreement, Borrower shall grant to Lender or its designee a Net Profits Interest (defined below).

Agreements:

          In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Borrower, Administrative Agent and Lenders agree as follows:

ARTICLE I
DEFINITIONS

          Section 1.1      Specific Defined Terms. As used herein, the following terms shall have the following meanings and, as the context requires, the singular shall include the plural:

          “Acceptable Bank” means:

          (a)      a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognized credit rating agency; or

          (b)      any other bank or financial institution approved by the Administrative Agent.

          “Adjusted PV Ratio” means, as of any date, the ratio of (i) the Total Adjusted Present Value to (ii) Net Debt of Borrower.

          “Administrative Agent” means MBL or any successor serving as the Administrative Agent pursuant to this Agreement.

          “Administrative Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and their respective officers, directors, employees, agents and attorneys in fact of such Persons.

          “Advance” means an advance of funds under the Revolving Loan and the Term Loan, as applicable, by the Lenders at the Contract Rate pursuant to Article II of this Agreement.

          “Advance Request” means a request for an Advance under the Revolving Loan or the Term Loan in substantially the form of Exhibit C hereto.

          “AFE” means an authorization for expenditure representing an estimate of work to be performed. AFEs shall not include COPAS overhead or other similar expenses related to Borrower’s overhead expense.

          “Affiliate” means as to any Person (a) any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person, (b) any director or officer of such Person or of any Person referred to in clause (a) above, or (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (i) any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner (or member in a limited liability company in the nature of a limited partner) of such other Person) will be deemed to control such corporation or other Person, and (ii) any Subsidiary of Borrower shall be deemed to be an Affiliate of Borrower.

          “Agreement” has the meaning assigned to that term in the introductory paragraph hereof and includes any amendment, modification, supplement or restatement.

          “Applicable Margin” means, (a) with respect to Tranche A, three percent (3.00%) with respect to a LIBOR Loan and one and one-quarter percent (1.25%) with respect to a Prime Rate Loan and (b) with respect to Tranche B, six and one-half percent (6.50%) with respect to a LIBOR Loan and four and three-quarters percent (4.75%) with respect to a Prime Rate Loan.

          “Authorized Officer” has the meaning assigned to that term in Section 5.1(a).

          “Availability Termination Date” means, unless extended in writing by Administrative Agent, (a) with respect to Tranche A, the Maturity Date and (b) with respect to Tranche B, the date that is exactly twenty-four (24) months after the Closing Date.

          “Bankruptcy Code” means Title 11 of the United States Code as amended from time to time.

          “Base Rate Loan” has the meaning assigned to that term in Section 2.8(iii).

          “Basic Documents” means Leases, Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes, or other interests appertaining to the Properties and all other executory contracts and agreements relating to the Properties.

          “Board” has the meaning assigned to that term in Section 4.33 of this Agreement.

          “BOE” means Barrels of Oil Equivalent calculated by adding (a) the volume of Crude Oil sold in barrels to (b) the volume of Natural Gas sold in thousands of cubic feet (MCF) divided by ten (10).

          “Borrower” has the meaning assigned to that term in the first paragraph of this Agreement.

          “Borrower Sub Account” has the meaning assigned to such term in Section 2.11(a) of this Agreement.

          “Borrowing Base” means, subject to the Maximum Commitment, the loan amount for the Revolving Loan, as determined by the Administrative Agent from time to time in accordance with Section 2.2(b).

          “Borrowing Base Deficiency” means, and occurs when, the amount by which the outstanding principal amount of the Revolving Loan exceeds the Borrowing Base in effect at such time, whether as the result of a redetermination, a scheduled reduction, or otherwise.

          “Business Day” means (a) any day other than a day on which commercial banks are authorized or required to close in New York, New York, and (b) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Loan or a notice by Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          “Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

          “Cash Equivalents” means at any time:

          (a)      certificates of deposit maturing within one (1) year after the relevant date of calculation and issued by an Acceptable Bank;

          (b)      any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

          (c)      commercial paper not convertible or exchangeable to any other security:

          (i)      for which a recognized trading market exists;

          (ii)      which matures within one (1) year after the relevant date of calculation; and

          (iii)      which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

          (d)      any investment in money market funds which

          (i)      have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited,

          (ii)      which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above, and

          (iii)      can be converted into cash on not more than thirty (30) days notice.

          “Cash Position” means the sum of cash and Cash Equivalents plus accounts receivable within two (2) months minus accounts payable within two (2) months.

          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          “Change of Control” means the occurrence of any event pursuant to which:

          (a)      any Person who has not executed a Subordination Agreement and is not an Affiliate (either alone or jointly with any other Person) acquires control of Borrower, or Borrower becomes a Subsidiary of any such Person, or any such Person or group of Persons acting in concert to gain direct or indirect control of Borrower, in each case, in a transaction not approved by the Continuing Directors or members, as applicable; for purposes of this definition, control means:

          (i)      the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                    (A)      cast, or control the casting of, more than thirty-five percent (35%) of the maximum number of votes that might be cast at a general meeting of Borrower, as applicable; or

                    (B)      appoint or remove all, or the majority, of the directors or other equivalent officers of Borrower, as applicable; or

                    (C)      give directions with respect to the operating and financial policies of Borrower with which the directors or other equivalent officers of such Borrower is obliged to comply.

          (ii)      the holding beneficially of more than thirty-five percent (35%) of the issued share capital of Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

          (iii)      “acting in concert” means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares directly or indirectly in Borrower by any of them, either directly or indirectly, to obtain or consolidate control of Borrower; and

          (b)      Either Paul Kirkitelos or H. Patrick Seale cease to be materially involved in the management of the Borrower and the development of the Properties, and a replacement reasonably acceptable to the Administrative Agent is not identified to Administrative Agent within ninety (90) days and is not employed by Borrower within an additional thirty (30) days.

          “Charter Documents” means, as applicable for any Person that is not an individual, the articles or certificate of incorporation or formation, company agreement, certificate of limited partnership, regulations, bylaws, partnership or limited partnership agreement, and all similar documents related to the formation and governance of that Person, together with all amendments to any of them.

          “Closing” means the execution by Borrower and other applicable parties and the delivery to the Administrative Agent and the Lenders, as applicable, of the Loan Documents (as hereinafter defined) and all other documents contemplated by this Agreement and necessary to satisfy the conditions described in Article IX.

          “Closing Date” has the meaning assigned to that term in Section 9.1.

          “Collateral” means the Properties and all other assets of Borrower covered by the Security Documents.

          “Commitment Fee” has the meaning set forth in Section 2.4.

          “Continuing Directors” means (a) any member of the board of directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the board of directors after the Closing Date if such individual was recommended, appointed or nominated for election to the board of directors by a majority of the continuing directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

          “Contract Rate” means a rate per annum equal to (a) the lesser of (i) Prime Rate plus the relevant Applicable Margin and (ii) the Highest Lawful Rate or (b) the lesser of (i) the LIBOR Rate plus the relevant Applicable Margin, and (ii) the Highest Lawful Rate, as selected by Borrower in the Advance Request or in accordance with Section 2.8.

          “COPAS” means the Accounting Procedures for Joint Operations Recommended by the Council of Petroleum Accountants Societies, then in effect, with respect to onshore or offshore operations, as applicable, and as applied to properties located in the same geographical area with the Leases.

          “Crude Oil” means all crude oil, condensate and other liquid hydrocarbon substances.

          “Current Assets” means on any date of determination, the consolidated current assets that would, in accordance with GAAP, be classified as of that date as current assets, plus any committed but undrawn availability under the Borrowing Base, less any non-cash amount required to be included in current assets as the result of the application of GAAP; for the avoidance of any doubt, Current Assets shall exclude non-cash commodity and interest rate hedges assets and liabilities.

          “Current Liabilities” means, on any date of determination, the consolidated obligations that would, in accordance with GAAP, be classified as of that date as current liabilities, excluding (a) non-cash obligations under GAAP; for the avoidance of any doubt Current Liabilities shall exclude non-cash commodity and interest rate hedges assets and liabilities, and (b) shall exclude the current portion of long-term Debt, including the Debt hereunder.

          “Current Ratio” means, as of any date, the ratio of (i) the Borrower’s Current Assets to (ii) Borrower’s Current Liabilities on that date.

          “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than Natural Gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

          “Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, fraudulent transfer or conveyance or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          “Default” means the occurrence of any event which, with the lapse of time or the giving of notice or both will become an Event of Default hereunder. A Default is “continuing” if it has not been remedied or waived.

          “Default Rate” has the meaning assigned to that term in Section 2.8(i).

          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loan it is required to fund under this Agreement within one (1) Business Day of the date such funding is required, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement or any other Loan Document within one (1) Business Day of the date when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding under any Debtor Relief Law.

          “Defensible Title” means with respect to each Property, title that (a) entitles the Person to receive (free and clear of all royalties appearing or not appearing of record, all overriding royalties and all net profits interests or other burdens on or measured by production of Hydrocarbons) not less than the Net Revenue Interest set forth on Exhibit A (or in such other certificate or writing provided to Lender representing the interests in the Properties, including, without limitation, any Mortgage) in all Hydrocarbons produced, saved and marketed from the Property for the productive life of the Property, free and clear of any Lien other than the

Permitted Encumbrances and any Liens, which are in favor of Lender and its Affiliates or are permitted hereunder; and (b) obligates such Person to bear costs and expenses relating to the maintenance, development and operation of such Property in an amount not greater than the Working Interest set forth on Exhibit A for the productive life of such Property.

          “Deposit Account Control Agreement” means a Deposit Account Control Agreement among Borrower, the Administrative Agent and the depository bank(s) substantially in the form of Exhibit I and covering the deposit accounts set forth in Schedule 4.42.

          “Development Plan” means the comprehensive plan or plans in effect from time to time with respect to development projects for the Properties and any other expenditure items which have been approved by Administrative Agent, in its sole discretion. A Development Plan shall provide for, but not be limited to the location, timing and estimated costs of Wells to be drilled or recompleted as well as names of key personnel required to undertake those operations and their associated responsibilities. The Development Plan may be amended, modified or replaced from time to time with the written approval of the Administrative Agent.

          “Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible into or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one (1) year after the earlier of (a) the Maturity Date and (b) the date on which there are no Advances or other Obligations hereunder outstanding and all commitments (conditional or otherwise) of each of the Lenders to make additional Advances are terminated.

          “EBITDA’ means for Borrower for any period (a) net income, in accordance with GAAP for such period plus (b) to the extent deducted in determining net income for such period, interest expense, income taxes and non-cash depreciation and amortization expense and other non-cash items reducing net income (excluding non-cash obligations under FAS (133)) for such period, minus (c) all non-cash income (excluding non-cash obligations under FAS (133)) added to net income for such period.

          “Employee Plan” means an employee pension benefit plan covered by Title IV of ERISA.

          “Engineers” means an independent petroleum engineering firm selected by Borrower and approved by the Administrative Agent in writing from time to time, such approval not to be unreasonably withheld or delayed.

          “Environmental and Safety Regulations” means all applicable federal, state or local laws, ordinances, codes, rules, orders and regulations with respect to any environmental, pollution, toxic or hazardous waste or health and safety law, including, without limitation, those promulgated by the United States Environmental Protection Agency, the Federal Energy Regulatory Commission, the Department of Energy, the Occupational Safety and Health

Administration, the Department of the Interior, or any other Governmental Authority, or any of their predecessor or successor agencies.

          “Environmental Laws” shall mean any and all Governmental Requirements and Environmental and Safety Regulations pertaining to health or the environment in effect in any and all jurisdictions in which Borrower is conducting or at any time has conducted business, or where any Property of Borrower is located, including without limitation, the OPA, CERCLA, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of Borrower is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply to those issues covered by the applicable state laws.

          “Equipment” has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrower or taken to the Properties for temporary uses) now owned or hereafter acquired by Borrower which are now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons and whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and, to the extent permitted, all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

          “Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such person or securities exercisable for or convertible or exchangeable into Equity Interests of such person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

          “Event of Default” has the meaning assigned to that term in Section 10.1.

          “Facility Termination Date” means the earliest of (i) the Maturity Date, (ii) the date on which Borrower has paid and discharged in full all Obligations (as hereinafter defined) to the Administrative Agent and each of the Lenders (other than indemnity obligations and similar obligations that survive the termination of this Agreement) and the Lenders have no further obligations to make Advances hereunder, or (iii) the date on which the Administrative Agent has notified Borrower of the acceleration of payment of all Obligations hereunder because of the occurrence and continuance of an Event of Default.

          “Financial Accounting Standards Board” means the board by this name recognized by the Securities and Exchange Commission of the United States of America.

          “First Reserve Report Effective Date” means December 31, 2008.

          “G&A Cap” means (a) for the period ending March 31, 2009, One Hundred Twenty-Five Thousand Dollars ($125,000) per calendar month and (b) thereafter, ten percent (10%) of Net Operating Cash Flow per calendar month.

          “G&A Expenses” means the general and administrative expenses of Borrower, including capitalized general and administrative expenses, calculated in accordance with GAAP, (excluding all non-cash charges and performance-based compensation pursuant to a plan approved by Administrative Agent in writing).

          “GAAP” means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or generally recognized successor) consistently applied and maintained throughout the period indicated and consistent with applicable laws, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or generally recognized successor) in order for such principle or practice to continue as a generally accepted principle or practice, all financial reports or statements required hereunder or in connection herewith may be prepared in connection with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only if Borrower and the Administrative Agent agree to do so. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, jurisdiction or functions of or pertaining to government over the Borrower or any other Obligor, the Properties, the Administrative Agent or any Lender or any of their respective Affiliates.

          “Governmental Requirements” means, with respect to any Person, any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority applicable to such Person.

          “Hanson Properties” means the Properties set forth on Exhibit A which are being acquired from J. Warren Hanson d/b/a Hanson Energy pursuant to the Purchase and Sale Agreement.

          “Hazardous Materials” means and include (i) all elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by the United States Congress or the Environmental Protection Agency or under any Hazardous Substance Laws (as hereinafter defined), and (ii) any “hazardous waste,” “hazardous substance,” “toxic substance,” “regulated substance,” “pollutant” or “contaminant” as defined under any Hazardous Substance Laws.

          “Hazardous Substance Laws” means CERCLA, RCRA, the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C. 2001 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Federal Clean Air Act, 42 U.S.C. 7401 et seq., any so called federal, state or local “superfund” or “super lien” statute, and any other applicable federal, state or local law, rule, regulation or ordinance related to the remediation, clean up or reporting of environmental pollution or contamination or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials.

          “Hedging Agreement” means:

          (a)      Any Swap Agreement and any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index options, swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined in paragraph (b) below); and

          (b)      any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivates Association, Inc. or any International Foreign Exchange Master Agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

          “Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Promissory Note or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

          “Hydrocarbons” means all Crude Oil and Natural Gas.

          “Indemnified Party or Parties” has the meaning assigned to that term in Section 8.4(a).

          “Indemnitee” has the meaning assigned to such term in Section 8.4(b).

          “Interest Coverage Ratio” means, as of any date, the ratio of (i) Borrower’s EBITDA for the four (4) most recent fiscal quarters commencing after the date hereof to (ii) Borrower’s aggregate interest expense for all Debt (including Debt under this Agreement) for the same period, provided, however, for the first fiscal quarter commencing after the date hereof, such calculation shall be based upon the Borrower's EBITDA for such first fiscal quarter multiplied by four (4); for the second fiscal quarter commencing after the date hereof, such calculation shall be based upon the Borrower's EBITDA for the aggregate of the first two such fiscal quarters multiplied by two (2); and for the third fiscal quarter commencing after the date hereof, such calculation shall be based upon the Borrower’s EBITDA for the aggregate of the first three such fiscal quarters multiplied by one and one-third (1.33) .

          “Interest Payment Date” means the last day of each calendar month.

          “Interest Period” means as to each Advance of the Loan, the period commencing on the date of the Advance and ending on the date that is thirty (30), sixty (60) or ninety (90) days thereafter, as selected by Borrower in an Advance Request or Selection Notice (it being agreed that such interest periods are equivalent to the one (1), two (2) or three (3) month periods shown on the Reuters “LIBO” page); provided that:

          (a)      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b)      any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c)      no Interest Period shall extend beyond the Maturity Date.

          “Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit (other than deposits in the Project Account, including the Borrower Sub-Account) with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          “Lease” or “Leases” means, whether one or more, (i) those certain oil and gas leases, mineral estates, and all other mineral rights or interests set forth in the descriptions of the Properties attached as Exhibit A hereto, and any other interests in the Leases or any other lease of real property, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such Lease or Leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties, whether now owned or later acquired, which may now or hereafter be made subject to a Lien in favor of the Administrative Agent or any Lender under any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases.

          “Lenders” means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to Section 13.2 (assignment), other than any such Person that ceases to be a party hereto pursuant to Section 13.2 (assignment).

          “Lender Participation Documents” means, collectively, (i) any participation and intercreditor agreement evidencing any transaction (each a “Lender Participation Transaction”) under which either of the initial Lenders identified in this Agreement assigns to any other Person an interest in the Promissory Note and the rights of such Lender under this Agreement and the other Loan Documents, (ii) any Promissory Note issued by Borrower to any other Person pursuant to any Lender Participation Transaction and (iii) all other documents, agreements, instruments and writings at any time delivered in connection with a Lender Participation Transaction.

          “Liabilities and Costs” has the meaning assigned to such term in Section 12.7.

          “LIBOR Breakage Costs” means all costs, expenses or losses incurred by any Lender as the result of any prepayment of an Advance on a day prior to the day on which the applicable Interest Period ends (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay customary administrative fees charged by any Lender in connection with the foregoing.

          “LIBOR Loan” has the meaning assigned to that term in Section 2.8(iii).

          “LIBOR Market” means the London interbank offered interest rate market created by major London clearing banks for deposits in USD.

          “LIBOR Rate” means, in respect of an Interest Period and the Advance related thereto:

          (a)      if not less than two rates are displayed on Reuters page “LIBO” at or around 11:00 a.m. (London time) on the second Business Day before the first day of the period for USD loans over the period which is closest to that period, the arithmetic mean (expressed as a rate per cent per annum and rounded up to five decimal places) of not less than two of those rates selected by the Administrative Agent; or

          (b)      if less than two (2) rates for USD loans over that period are displayed on Reuters page “LIBO” at or around that time, the arithmetic mean (expressed as a rate per cent per annum and rounded up to five decimal places) of the offer rates quoted to the Administrative Agent by not less than two banks which ordinarily display rates on Reuters page “LIBO” on application by Administrative Agent for USD loans equal to that amount over the period equal to that period; or

          (c)      if the Administrative Agent is unable to determine a rate under paragraph (a) or (b) because an insufficient number of rates are displayed (in the case of paragraph (a)) or the Administrative Agent is unable to obtain the necessary number of quotes (in the case of paragraph (b)), the rate (expressed as a rate per cent per annum and rounded up to five decimal places) specified in good faith by the Administrative Agent at or around that time having regard, to the extent possible, to the offer rates otherwise quoted to the Administrative Agent for USD loans equal to that amount over the period equal to that period at or around that time.

          “Lien” means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term “Lien” shall include easements, servitudes, restrictions, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, Borrower shall be deemed to be the owner (to the extent of its interest therein) of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          “Loan” shall mean the Revolving Loan (Tranche A) or the Term Loan (Tranche B), as applicable.

          “Loan Documents” means this Agreement, the Promissory Note, the Security Documents, the Lender Participation Documents, any Swap Agreements, the Net Profits Overriding Royalty Interest Conveyance and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

          “Material Adverse Effect” means any effect, event or matter:

          (a)      which is materially adverse to:

                    (i)      the business, assets, liabilities, ownership, management or condition (financial or otherwise) of Borrower; or

                    (ii)      the ability of Borrower to perform any payment obligations under any Loan Documents; or

          (b)      which could reasonably be expected to result in any Security Document not providing to the Administrative Agent the Liens and/or security interests in the assets expressed to be secured under that Security Document.

          “Material Changes” has the meaning assigned to such term in Section 12.19.

          “Maturity Date” means July 30, 2011; provided, however, that should Borrower fail to submit to Administrative Agent a Development Plan acceptable to Administrative Agent, in Administrative Agent’s sole discretion, within one hundred twenty (120) days following Closing, then “Maturity Date” shall mean July 30, 2009.

          “Maximum Commitment” means (a) with respect to the Revolving Loan, the lesser of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) the Borrowing Base, and (b) with respect to the Term Loan, Twenty-Five Million Dollars ($25,000,000).

          “MBL” has the meaning assigned to that term in the first paragraph of this Agreement.

          “MBOE” means thousands of Barrels of Oil Equivalent.

          “MMCF” and “MCF” means one million cubic feet and one thousand cubic feet, respectively.

          “Mortgage” means a mortgage, deed of trust, assignment of production, security agreement and financing statement and act of mortgage and security agreement securing future advances executed by Borrower and granting a first and prior Lien to or for the benefit of Lender in the Properties described therein subject only to the Permitted Encumbrances, and otherwise in form and substance satisfactory to Administrative Agent, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

          “Natural Gas” means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

          “Net Debt” means, as of any date, an amount equal to the sum of, without duplication, (i) the Total Committed Obligations plus (ii) the total amount of Borrower’s other Debt classified as long-term Debt under GAAP, plus (iii) any Cash Equivalent deficit or minus any Cash Equivalent surplus.

          “Net Profits Interest” means the overriding royalty interest calculated on the net profit of the Properties conveyed by Borrower to Lender or its respective designees pursuant to the Net Profits Overriding Royalty Interest Conveyance.

          “Net Profits Overriding Royalty Interest Conveyance” means the Net Profits Overriding Royalty Interest Conveyance executed by Borrower in favor of Lender or its respective designees from time to time, in form and substance satisfactory to Lender.

          “Net Operating Cash Flow” means, on a cash accounting basis, Borrower’s gross cash receipts from sales of Production Volumes and all other cash receipts from operations from whatever source (including, without limitation, if applicable, cash payments received under any Hedging Agreement), less the following expenses to be paid from this cash: (a) lease operating expenses; (b) production taxes; (c) other state and federal taxes paid in cash (including taxes based on the income of Borrower and approved by Lenders, and so long as the payment of such taxes will not result in an Event of Default), (d) payments made with respect to Hedging Agreements (if applicable); and (e) amounts paid by Borrower to acquire and/or maintain any bonds or letters of credit securing plugging and abandonment and other performance obligations with respect to the Properties as set forth in Schedule 6.19; provided, however, the Net Operating Cash Flow does not include cash receipts or disbursements attributable to third-party Working Interest or third-party Royalty Interest ownership, and net profits interests owned by third parties that are not Affiliates of Borrower.

          “Net Revenue Interest” means, with respect to any Property, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to such Property, after deduction of Royalty Interests and other burdens on or paid out of such production.

          “Obligations” means and include all loans and advances (including the Loan), debts, liabilities, obligations, covenants, duties and amounts owing or to be owing by Borrower or any other Obligor to the Administrative Agent, any Lender or any Affiliate of a Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty, letter of credit or other instrument, arising directly or indirectly, under the Loan Documents (including but not limited to the Swap Agreement), and all renewals, extensions and/or rearrangements of any of the foregoing. The term includes, but is not limited to, all interest, reasonable charges, expenses, consultants’ and attorneys’ fees and any other sum payable by Borrower under the Loan

Documents and all Related Costs. Provided, however, for purposes of the definition of “Obligations” only, Loan Documents do not include the Net Profits Overriding Royalty Interest Conveyance.

          “Obligor” means Borrower and Guarantor.

          “OPA” means the Oil Pollution Act of 1990, as amended.

          “Operating Agreement” means (a) any joint operating agreements covering or relating to any one or more of the Properties and (b) any subsequently executed joint operating agreement covering or relating to any one or more of the Properties that is approved in writing by Administrative Agent.

          “Operator” means with respect to the Properties, Borrower and any other operators, including contract operators, of the Properties approved by the Administrative Agent in writing pursuant to Sections 6.15 and 8.5. The Operators for each of the Properties as of the date of execution of this Agreement are identified on Schedule 4.29.

          “Other Taxes” has the meaning assigned to such term in Section 2.15(b).

          “Payment Date” means, prior to the repayment in full and final satisfaction of all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement), the twentieth (20th) day of each month, commencing on October 20, 2008.

          “Percentage Share” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment as such percentage is set forth on Annex I, as modified from time to time to reflect assignments permitted by Section 13.2.

          “Permitted Encumbrances” means (a) Liens for property taxes and assessments or governmental charges or levies related to Borrower’s property, provided that payment thereof is not past due unless being contested in good faith by appropriate action promptly initiated and diligently concluded and for which appropriate reserves as may be required under GAAP, have been made; (b) (i) Liens on cash and Cash Equivalents securing the performance of bids, tenders, trade or government contracts, leases (other than Capitalized Leases) or licenses or to secure statutory obligations, surety, performance or appeal bonds, letters of credit or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other property and (ii) Liens, other than any Liens imposed by ERISA, arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, carrier’s, mechanic’s, builder’s, suppliers’, materialmen’s, repairmen’s, vendors’, warehousemen’s, architects’, attorneys’ Liens, and Liens of royalty owners, first purchasers and of operators and non-operators arising under Operating Agreements) for sums not past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as may be required by GAAP, have been made; (c) survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (d) Liens permitted by the Administrative Agent in writing; (e) Liens on Properties in respect of judgments or awards, the Debt with respect to which is permitted hereunder; (f) Liens against specific Equipment securing Debt permitted hereunder; and (g) the specific exceptions and encumbrances affecting one or more of the Properties as described in the Mortgages and/or the title reports, summaries and opinions delivered to the Administrative Agent prior to the Closing Date, BUT ONLY INSOFAR as those exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to those exceptions and encumbrances.

          “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          “Personal Property” means all personal property of every kind, whether now owned or later acquired, including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrower as it relates to the Properties in any way whatsoever.

          “Prime Rate” means, with respect to any period, the greater of (i) the prime rate of interest specified by the Wall Street Journal and (ii) the Federal Funds Rate plus 0.50% per annum, in each case changing from time to time as and when that rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

          “Pro Rata Share” means, when determined for each Lender, a fraction (stated as a percentage), the numerator of which is the outstanding principal amount of such Lender’s Promissory Note, and the denominator of which is the outstanding principal amount of all Promissory Notes.

          “Production Volumes” means, with respect to the Properties or any portion thereof, the product of Borrower’s Net Revenue Interest multiplied by gross Hydrocarbons produced from the Properties or any portion thereof, as applicable.

          “Project Account” means the account identified in Section 2.10(a) or as otherwise specified in writing to Borrower by Administrative Agent.

          “Promissory Note” means, collectively, one or more promissory notes substantially in the form of Exhibit B executed by Borrower and delivered to each of the Lenders (including any successors to and assignees of the initial Lenders identified in this Agreement) pursuant to Section 2.7, together with all renewals, extensions, increases and rearrangements.

          “Property” or “Properties” means, collectively, the property of Borrower, including without limitation, the Properties described on Exhibit A, attached hereto as the same may be amended from time-to-time, and includes, without limitation, all Leases and all other real and personal property of Borrower, whether now owned or later acquired and without regard to whether such property is related to any of the Leases, including but not limited to all Personal Property and all Basic Documents associated therewith. For the purposes of this Agreement, Borrower will be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Properties” shall include all real property acquired by Borrower, directly or indirectly, from and after the Closing Date, whether or not described on Exhibit A hereto.

          “Property Operating Statement” means a monthly statement substantially in the form Exhibit D, to be prepared and delivered by Borrower to the Administrative Agent in accordance with Section 5.1.

          “Proved Developed Non-Producing Present Value” or “PDNP Present Value” means the present value discounted at ten percent (10%) of future net revenues attributable to all PDNP Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.6.

          “Proved Developed Producing Present Value” or “PDP Present Value” means the present value discounted at ten percent (10%) of future net revenues attributable to all PDP Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.6.

          “Proved Reserves” has the meaning given that term in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question; “Proved Developed Producing Reserves” or “PDP Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in such definitions; “Proved Developed Non-Producing Reserves” or “PDNP Reserves” means Proved Reserves which are categorized as both “Developed” and “Non-Producing” in such definitions; and “Proved Undeveloped Reserves” or “PUD Reserves” means Proved Reserves which are categorized as “Undeveloped” in such definitions.

          “Proved Undeveloped Present Value” or “PUD Present Value” means the present value discounted at ten percent (10%) of future net revenues attributable to all PUD Reserves from the Properties calculated based on a Reserve Report prepared in accordance with Section 5.6.

          “PSA” means that certain Purchase and Sale Agreement dated April 25, 2008, between Borrower and J. Warren Hanson d/b/a Hanson Energy, as the same has been amended pursuant to [list amendments and we need to see them].

          “Purchasers” means all Persons, including those parties listed on Exhibit E or otherwise approved in writing by Administrative Agent (such approval or disapproval not to be unreasonably delayed), who purchase Hydrocarbons attributable or allocable to Borrower’s Net Revenue Interest in the Properties.

          “RCRA” means the Resource Conservation and Recovery Act of 1976, as amended.

          “Recipient Parties” has the meaning assigned to such term in Section 2.11(b).

          “Related Costs” means the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent and consultants for the Administrative Agent and such other reasonable and documented out-of-pocket, third-party expenses incurred by the Administrative Agent in connection with the due diligence, negotiation and preparation of documents relating to the Loan and execution, delivery and filing and/or recording of the Loan Documents together with any amendments, supplements or modifications thereto or administration or enforcement thereof.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

          “Release” means Hazardous Materials that are pumped, spilled, leaked, disposed of, emptied, discharged or otherwise released into the environment in violation of applicable laws.

          “Remedial Work” has the meaning assigned to such term in Section 6.4(a).

          “Required Lenders” means, when determined, Lenders holding at least a majority of the of the Total Committed Obligations; provided that, the holdings of any Defaulting Lender shall be excluded in the determination of Required Lenders for purposes of this definition.

          “Reserve Report” has the meaning assigned to that term in Section 5.6(a).

          “Revolving Loan” has the meaning assigned to such term in Section 2.1(a).

          “Royalty Interest” means an expense-free interest retained by a mineral lessor in a Lease, an overriding royalty reserved by or conveyed to a Person or any other expense-free right to receive production or revenues from a Property or Lease.

          “Security Agreements” means any security agreement executed by Borrower or other Person, as debtor, in favor of the Administrative Agent, as secured party for the benefit of each of the Lenders, substantially in the form and substance as attached as Exhibit F and otherwise satisfactory to the Administrative Agent in its sole and absolute discretion.

          “Security Documents” means this Agreement, the Mortgages, the Security Agreements, the Subordination Agreements, financing statements, the Deposit Account Control Agreement and any other agreement or writing evidencing any assignment, Lien, encumbrance or security interest executed in favor of the Administrative Agent, any Lender or any of their respective Affiliates in or on the Collateral and any other documents relevant thereto; provided, however, that “Security Documents” shall not include the Net Profits Overriding Royalty Interest Conveyance.

          “Selection Notice” has the meaning set forth in Section 2.8(iii).

          “Solvent” means that, as of the date on which a Person’s solvency is to be measured: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including income tax liabilities) as they become absolute and matured; and (b) it is able to meet its debts as they mature.

          “Special Damages” has the meaning assigned to such term in Section 13.7.

          “Subordination Agreement” means, with respect to all Affiliates of Borrower and any other Person designated by the Administrative Agent, a subordination agreement substantially in the form of Exhibit G.

          “Subsidiary” means any Person of which fifty percent (50%) or greater of the issued and outstanding securities having ordinary voting power for the election of directors, members or general partners is owned, directly or indirectly, by such Person and/or one or more of its subsidiaries.

          “Swap Agreement” means any ISDA Master Agreement and the Schedule thereto executed between Borrower and MBL, or any other Lender or any Affiliate of a Lender, together with any confirmation of trade thereunder and (unless any such requirements are waived in writing by MBL in its sole and absolute discretion) in accordance with MBL’s “Terms and Conditions of Investment Business” attached as Exhibit J and “Client Registration Form (Corporate Account)”.

          “Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.

          “Taxes” has the meaning assigned to that term in Section 2.15.

          “Taxing Authorities” means any Governmental Authority that has the power to impose taxes upon Borrower or any of the Collateral.

     “Term Loan” has the meaning assigned to that term in Section 2.1(a).

          “Total Adjusted Present Value” means an amount, based on the most recent Reserve Report, equal to the sum of (i) the PDP Present Value plus (ii) the PDNP Present Value plus (iii) the PUD Present Value; provided, however, if the sum of PDNP Present Value plus the PUD Present Value exceeds fifty percent (50%) of the amount that would otherwise be the Total Adjusted Present Value, the Total Adjusted Present Value will be an amount equal to twice the PDP Present Value; and provided further that, in calculating the Total Adjusted Present Value, the Administrative Agent will, in consultation with Borrower, make appropriate adjustments for material purchases, sale and discoveries of Hydrocarbon reserves by Borrower since the effective date of the last Reserve Report.

          “Total Committed Obligations” means, as of any date, the total monetary Obligations owing to Lenders under this Agreement and the Swap Agreement (including any Advances that Lenders have unconditionally committed to make but has not yet funded).

          “Tranche” means, as applicable, any of the Advances under Tranche A or Tranche B.

          “Tranche A” means Advances made on the Revolving Loan.

          “Tranche B” has the meaning assigned to that term in Section 2.3 and includes Tranche B-1 and Tranch B-2.

          “Tranche B-1” has the meaning assigned to that term in Section 2.3(a).

          “Tranche B-2” has the meaning assigned to that term in Section 2.3(b).

          “UCC” means the Uniform Commercial Code presently in effect in the State of Texas or other applicable jurisdiction.

          “USA PATRIOT Act” means the Uniting and Strengthening America by Producing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. L. 707-56, as amended, and regulations promulgated thereunder as in effect from time to time.

          “USD” or “$” or “Dollars” shall mean currency of the United States of America.

          “Well” means any existing oil or gas well, salt water disposal well, injection well, non-potable water supply well located on or related to the Properties or any well which may hereafter be drilled and/or completed on any of the Properties, or any facility or equipment in addition to or replacement of any such well.

          “Working Interest” means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

          Section 1.2      Other Capitalized Terms. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings given them elsewhere in this Agreement.

          Section 1.3      Exhibits and Schedules. All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

          Section 1.4      Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.4 will be construed to authorize any renewal, extension, modification, amendment or restatement.

          Section 1.5      References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only, do not constitute any part of those subdivisions and will be disregarded in construing the language contained in those subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including.” No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

          Section 1.6      Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lenders hereunder shall be prepared, based on the combined and consolidating financial statements of the Borrower in accordance with GAAP, applied on a consistent basis.

ARTICLE II
THE LOAN FACILITY

          Section 2.1      Maximum Commitment; Development Plan.

                              (a)      Maximum Commitment. Each Lender severally agrees, subject to the terms and conditions of this Agreement, prior to the applicable Availability Termination Date to make available to Borrower (i) a senior secured revolving loan (the “Revolving Loan”) and (ii) a senior subordinated term loan (the “Term Loan”) in accordance with such Lender’s Percentage Share for the purposes set forth in and in accordance with such Lender’s Percentage Share not to exceed in the Maximum Commitment. Borrower acknowledges that Lenders do not intend to advance Borrower any amount which would at any point in time exceed the Maximum Commitment; provided, however, if the obligations of Borrower under the Loan exceed the Maximum Commitment, all obligations will nevertheless constitute Obligations under this Agreement and be entitled to the benefit of all of the Administrative Agent’s Liens on the Collateral. All monetary Obligations (other than Obligations that may continue past the Maturity

Date under the terms of a Swap Agreement) will be fully due and payable on the Maturity Date. Amounts repaid in respect of the Term Loan may not be reborrowed.

                              (b)      Development Plan. Borrower shall submit to Administrative Agent an initial Development Plan acceptable to Administrative Agent, in Administrative Agent’s sole discretion, within one hundred twenty (120) days following Closing.

          Section 2.2      Availability and Purpose of Revolving Loan Advances. Beginning on the Closing Date and continuing through the Availability Termination Date:

                              (a)      Revolving Loan .

          (i)      The initial Borrowing Base available under the Revolving Loan is Two Million Five Hundred Thousand Dollars ($2,500,000) and may be used exclusively to pay for a portion of the acquisition price of the Hanson Properties, the payment of fees incurred pursuant to this Agreement and Related Costs.

          (ii)      Notwithstanding any Borrowing Base availability, Borrower shall not, without the prior written consent of the Administrative Agent, in its sole and absolute discretion, be permitted to utilize any portion of the Revolving Loan for any other purpose other than (A) with respect to the initial Advance under the Revolving Loan as permitted by Section 2.2(a)(i), the reimbursement of the Borrower for the acquisition price of the Hanson Properties or (B) with respect to all subsequent Advances under the Revolving Loan, paying down outstanding balances in Tranche B or funding costs and expenses associated with activities set forth in the then current Development Plan and included in an AFE, in each instance under the preceding clause (B) only to the extent such costs and expenses are approved in writing by the Administrative Agent in its sole and absolute discretion.

                         (b)      Borrowing Base.

          (i)      The initial Borrowing Base in effect as of the Closing Date is as set forth in Section 2.2(a)(i) above.

          (ii)      Subject to Section 2.2(e) below, the Borrowing Base shall be re-determined not less than every six (6) months (based upon the most recent Reserve Report) pursuant to the following provisions of this Section 2.2(b). However, if Borrower changes its fiscal year, then the next re-determination date shall be no later than seventy-five (75) days following Borrower’s new fiscal year end date. On or before each February 15 and August 15, until the Maturity Date, the Borrower shall furnish to Administrative Agent a Reserve Report (with “effective dates” of January 31 and July 31 respectively), which shall set forth, effective as of the effective dates, as applicable, the Proved Reserves attributable to the Properties. Each Reserve Report shall be a complete report prepared by Engineers or, if agreed in writing by Administrative Agent, by Borrower’s in-house engineers, relating to the Proved Reserves attributable to the Properties in accordance with Section 5.6. For the avoidance of doubt, within thirty (30) days following receipt of each such Reserve Report, Administrative Agent shall, in its sole discretion, make a determination of the

Borrowing Base which shall become effective upon written notification from Administrative Agent to Borrower until the effective date of the next redetermination as set forth in this Section 2.2(b).

          (iii)      Administrative Agent is not required to consider any Proved Reserves attributable to the Properties for inclusion in the Borrowing Base if, in Administrative Agent’s reasonable opinion, Administrative Agent, on behalf of Lenders, does not have a first priority security interest or mortgage Lien on such Properties. In no event will the Borrowing Base exceed Twenty-Five Million Dollars ($25,000,000).

          (iv)      Subject to Section 2.2(e) below, Administrative Agent shall determine the Borrowing Base in accordance with its customary lending practices based on the maximum Revolving Loan amount that may be supported by the Properties and Borrower acknowledge, for purposes of this Agreement, such determination by Administrative Agent as being the maximum Revolving Loan amount that may be supported by the Properties. In making any redetermination of the Borrowing Base, Administrative Agent shall apply consistently the parameters and other credit factors then generally being utilized by Administrative Agent for Borrowing Base redeterminations for Lender’s similarly situated borrowers. The Borrower and Administrative Agent acknowledge that (A) due to the uncertainties of the Hydrocarbon extraction process, the Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (B) for this reason and the difficulties and expenses involved in liquidating and collecting against the Properties, Administrative Agent’s determination of the maximum Revolving Loan amount that may be supported by the Properties contains an equity cushion, which equity cushion is acknowledged by Borrower as essential for the adequate protection of Administrative Agent and Lenders.

                         (c)      Unscheduled Redeterminations. In addition to the redetermination of the Borrowing Base described in Section 2.2(b)(ii), Borrower may initiate a redetermination of the Borrowing Base at any other time as it so elects by specifying in writing to Administrative Agent the date by which Borrower will furnish to Administrative Agent a Reserve Report in accordance with Section 5.6 and the date by which such redetermination is requested to occur and Lender may also initiate such a redetermination in its sole discretion; provided, however, that Borrower and Lender may each initiate only two such unscheduled redeterminations each between scheduled redetermination dates.

                         (d)      Termination and Reduction of Commitment. Upon at least five (5) Business Days prior written notice to Administrative Agent, Borrower may at any time permanently terminate, or from time to time permanently reduce, the Maximum Commitment; provided, however, that:

          (i)      each such reduction or termination must be in an amount equal to an integral multiple of One Hundred Thousand Dollars ($100,000);

          (ii)      such reduction or termination may not cause the Maximum Commitment to be less than the Obligations outstanding at such time;

          (iii)      on the date of any termination or reduction of the Maximum Commitment, Borrower shall prepay so much of the Obligations (up to the amount by which the Maximum Commitment pertaining thereto is so terminated or reduced) as shall be necessary in order that the sum of the principal amount of the Obligations outstanding will not exceed the Maximum Commitment applicable thereto following such termination or reduction, and

          (iv)      such reduction or termination may not thereafter be increased or restored.

                         (e)      Notwithstanding anything in this Section 2.2 or elsewhere in this Agreement to the contrary, the Borrowing Base will be increased to an amount in excess of the initial Borrowing Base set forth in Section 2.2(a)(i) above only in the sole and absolute discretion of the Administrative Agent and each of the Lenders.

          Section 2.3      Availability and Purposes of Term Loan Advances. Beginning on the Closing Date and continuing through the applicable Availability Termination Date, up to Twenty-Five Million Dollars ($25,000,000) of the Term Loan (“Tranche B”) may be used as follows:

                         (a)      up to Two Million Eight Hundred Thousand Dollars ($2,800,000) of Tranche B (“Tranche B-1”) shall be utilized to pay a portion of the purchase price for the Hanson Properties, for the payment of fees incurred pursuant to this Agreement and for general corporate purposes; and

                         (b)      up to Twenty-Two Million Two Hundred Thousand Dollars ($22,200,000) of Tranche B (“Tranche B-2”) may be used, in Lender’s sole discretion, to (i) satisfy a Borrowing Base Deficiency, (ii) for the development of the Properties pursuant to the Development Plan or (iii) for the payment of fees incurred pursuant to this Agreement..

          Section 2.4      Fees.

                         (a)      Arranger Fee. Borrower shall pay to MBL a non-refundable fee equal to Fifty-Three Thousand Dollars ($53,000) (which represents 1% of the initial Advance of $5,300,000), on the Closing Date, which is fully earned on the date paid.

                         (b)      Advance Fee. In connection with each Advance after the initial Advance, Borrower will pay to the Administrative Agent for the benefit of the Lenders a non-refundable fee equal to one percent (1%) of any such Advance. Notwithstanding the above, Borrower will not be required to pay any Advance Fee on Advances (or portions of Advances) made to pay the Advance Fee itself.

          Section 2.5      LIBOR Breakage Costs. Borrower shall pay to any Lender all LIBOR Breakage Costs immediately upon demand by such Lender. LIBOR Breakage costs shall be a part of the Obligations for all purposes.

          Section 2.6      Advance Procedure.

                         (a)      Advance Requests. In connection with each Advance under the Loan other than the initial Advance which shall be funded at Closing, Borrower will submit to the Administrative Agent a single written Advance Request substantially in the form of Exhibit C not later than 12:00 p.m. Houston, Texas time, at least three (3) Business Days prior to the date on which the Advance, if approved, is to be made; provided, however, that Lenders shall have no obligation to make any Advance unless and until all of the conditions set forth in this Article II and the applicable conditions in Article IX have been satisfied or waived in writing by the Administrative Agent. Each Advance Request must be accompanied by copies of all approved AFEs defined in the Development Plan, and invoices or other supporting documentation reasonably satisfactory to the Administrative Agent evidencing the amounts to be paid out of the Advance. Each AFE delivered to the Administrative Agent will detail, on a line item basis, all amounts Advanced to date by each Lender under that AFE and the amount requested under the Advance Request. Unless the Administrative Agent provides Borrower with written notice during such three (3) Business Day period describing in detail objections to the Advance Request, then the Administrative Agent will be deemed to have acknowledged such Advance Request and process the Advance contained therein. Unless otherwise agreed to in writing by Administrative Agent, all Advances to Borrower will be made to an account or accounts specified in Schedule 4.42.

                         (b)      Approval of AFEs. Notwithstanding Section 2.6(a) above, as supporting documentation to the initial Development Plan or any revised Development Plan, Borrower shall submit to the Administrative Agent an AFE (including all supporting documentation) for written approval at least fifteen (15) days in advance of the date it will be seeking to make the first Advance with respect to that AFE. No Advance will be made for the development of the Properties or the completion of any Well unless that Advance relates to an AFE that has been approved in writing by the Administrative Agent in its sole and absolute discretion; provided that, to the extent any AFE conforms to a Development Plan approved in writing by the Administrative Agent in accordance with this Agreement, the Administrative Agent’s approval of such AFE in connection with a subsequent Advance Request will not be unreasonably withheld or delayed. In no event will any Lender have any obligation to make an Advance (i) in excess of one hundred ten percent (110%) of the AFE that was the subject of the relevant Advance Request approved by the Administrative Agent or (ii) if the making of the Advance (or any part of it) will result in the amount actually Advanced under such AFE to exceed the overall availability cap under the applicable tranche. Notwithstanding this Section 2.6(b), no Lender will have any obligation to make any Advance unless and until all of the conditions set forth in this Article II and the applicable conditions set forth in Article IX have been satisfied.

                         (c)      Minimum Advance. The minimum amount of any Advance will be One Hundred Thousand Dollars ($100,000) except to the extent a lesser amount remains available under the Loan or under a particular tranche of the Loan.

                         (d)      Authorized Signatories. Schedule 2.6(d) lists the Persons authorized to make an Advance Request on behalf of Borrower and an original signature of each Person. Unless specified on Schedule 2.6(d), only one signature from a Person listed on Schedule 2.6(d) is required for an Advance Request.

          Section 2.7      Promissory Notes. Borrower’s obligation to repay the Loan will be evidenced by Promissory Notes in favor of each Lender. The Advances made by each Lender shall be evidenced by a single Promissory Note, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an assignment, as of the effective date of the assignment, payable to the order of such Lender in a principal amount equal to its commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s commitment increases or decreases for any reason, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease (and upon the surrender of any then existing Promissory Note evidencing the same obligation), a new Promissory Note payable to the order of such Lender in a principal amount equal to its commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, interest rate of each Advance made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Promissory Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Promissory Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or Borrower’s rights or obligations in respect of such Advances or affect the validity of such transfer by any Lender of its Promissory Note.

          Section 2.8      Interest.

          (i)      The Advances comprising the Revolving Loan and Term Loan shall bear interest at the applicable Contract Rate on the outstanding borrowed and unpaid principal amount of the Loan for the period commencing on the date of each Advance until all monetary Obligations are paid in full in accordance with this Agreement. Upon the occurrence and during the continuation of an Event of Default, the rate of interest applicable to the Promissory Note will be equal to the lesser of (i) the Highest Lawful Rate and (ii) four percent (4.00%) over the applicable Contract Rate (the “Default Rate”). In addition, if any principal of or interest on any Advance, fee, Related Costs or other amount payable by Borrower or any other obligor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

          (ii)      All interest will be computed on the actual number of days elapsed over a year comprised of three hundred sixty (360) days. Interest will be due and payable in immediately available funds monthly in arrears on the Interest Payment Date and in full on the Facility Termination Date.

          (iii)      Borrower may select the Contract Rate by indicating such on an applicable Advance Request or by delivering a selection notice substantially in accordance with this section (the “Selection Notice”) to the Administrative Agent at least three (3) Business Days prior to the end of the current Interest Period. If Borrower elects the LIBOR Rate, then such Advance shall be considered a “LIBOR Loan;” if Borrower selects the Prime Rate then such Advance shall be considered a “Base Rate Loan.”

          (iv)      An Interest Period shall not extend beyond the Maturity Date.

          (v)      Each Interest Period shall start on the date of the Advance or (if already made) on the last day of its preceding Interest Period.

          (vi)      Continuation Options. Subject to the provisions made in this Section 2.8(vi) Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.8(iii) to Administrative Agent of such election, specifying the amount of such LIBOR Loan to be continued. In the absence of such a timely and proper election, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.8(vii). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such LIBOR Loan shall be (as to each LIBOR Loan as continued for an applicable Interest Period) in amounts of at least One Hundred Thousand Dollars ($100,000) or any whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

          (vii)      Conversion Options. Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent of such election. Subject to the provisions made in this Section 2.8(vii), Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.8(iii) to Administrative Agent of such election. All or any part of any outstanding LIBOR Loan or Base Rate Loan, as applicable, may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such loan into which there is a conversion for an applicable Interest Period) in amounts of at least One Hundred Thousand Dollars ($100,000) or any whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

          (viii)      There may be no more than six (6) LIBOR Loans outstanding at any one time.

          (ix)      The applicable interest rate shall be determined by Administrative Agent, and its determination shall be conclusive absent manifest error and binding upon the parties hereto.

          Section 2.9      Repayment of Principal on Tranche B of the Loan and Interest on the Loan.

                         (a)      On each Payment Date, commencing on September 20, 2008, Borrower will, subject to Section 2.11(a), pay to Administrative Agent for the ratable benefit of each Lender, one hundred percent (100%) of the positive Net Operating Cash Flow (if there is no Event of Default, less the G&A Cap) to be applied as set forth in Section 2.9(d). All interest on the outstanding principal balance of Tranche A and Tranche B from the Closing Date through August 31, 2008 will be due and payable on September 20, 2008. On each subsequent Payment Date, interest will be due and payable on the outstanding principal balance of the Loan for the immediately preceding calendar month, and Borrower will pay to Lender one hundred percent (100%) of the Net Operating Cash Flow (if there is no Event of Default, less the G&A Cap) to be applied against the entire outstanding balance of the Loan (including accrued interest on the Loan) in the order set forth in Section 2.9(d). In no event shall payments made to Lender on any Payment Date be less than the interest accrued and payable on the outstanding balance of the Loan through the applicable Payment Date and the principal amounts due and payable on the Term Loan.

                         (b)      Net Operating Cash Flow will be calculated by Lender based on the Property Operating Statement. Borrower shall prepare and deliver the Property Operating Statement to Lender no later than forty (40) days after each month. The Property Operating Statement will be substantially in the form of Exhibit D and will detail, without limitation, Borrower’s Production Volumes revenue, lease operating expenses, production taxes and other state and federal taxes paid, G&A Expenses (as limited by Section 7.20), cash payments made with respect to any Hedging Agreements and any other cash receipts with respect to each Property comprising the Properties relating to production and operations for the month prior to the immediately preceding month. The first Property Operating Statement is due on October 10, 2008 and will detail income and expenses for the August production month commencing August 1, 2008 through August 31, 2008.

                         (c)      All principal and accrued interest outstanding on the Loan shall be due and payable on the Maturity Date.

                         (d)      Payments will be applied first to unpaid fees, LIBOR Breakage Costs and Related Costs, which Borrower is obligated for under the Loan Documents, second to accrued interest on the Loan, third to principal on the Term Loan, and if there is a mandatory prepayment under Section 2.13, or the receipt of insurance proceeds under Section 2.13(b)(v), fourth to principal on the Revolving Loan. The amounts of any prepayments will be applied first to principal on the Loan and second to accrued interest on the Loan.

          Section 2.10      Time and Place of Payments.

                         (a)      Project Account. To the extent not satisfied by debits from the Borrower Sub-Account pursuant to Section 2.11(a), all payments (whether of principal, interest, fees, Related Costs, indemnities or otherwise) to be made by Borrower to the Administrative Agent, for the ratable benefit of the Lenders, will be made by wire transfer in immediately available funds not later than 11:00 a.m., Houston, Texas, time on each Payment Date to Administrative Agent at:

Account:
Bank of New York
New York, NY 10004
ABA # 021000018

Favour:
Macquarie Bank Limited – OBU Sydney
Sydney
A/C No.:           8900055375
Chips UID:       236386
Reference:         Doral Energy Corp.

(the “Project Account”) or to any other account the Administrative Agent may designate in writing to Borrower from time to time.

                         (b)      Business Days. If any payment to be made under this Agreement falls due on a day that is not a Business Day, the payment will be payable on the next succeeding Business Day.

          Section 2.11      Borrower Sub-Account.

                         (a)      Collection of All Funds. Borrower shall direct and cause all Purchasers of Hydrocarbons, Operators, all other obligors and, if applicable, all payors of Royalty Interests, net profit interests and production payment interests and any other customers of Borrower to deposit all payments of any nature due and owing to Borrower directly into the Project Account, and, if Borrower shall nonetheless receive any such funds, it shall promptly (but, in any event, by the following Business Day) deposit them in the Project Account; provided, however, that Purchasers of Hydrocarbons listed on Exhibit E or Operators may make distributions directly to Royalty Interest owners and other third party payees. The Administrative Agent will establish a sub-account (the “Borrower Sub-Account”) on its internal books and records and credit to the Borrower Sub-Account all collected funds which constitute payments referred to in the preceding sentence at the time the amount to be credited has been identified to the Administrative Agent’s reasonable satisfaction. Borrower hereby irrevocably authorizes the Administrative Agent to debit the Borrower Sub-Account for the payment of all Obligations when due in accordance with Section 2.9.

                         (b)      Amounts Owed to Other Interest Owners; Taxes. Notwithstanding anything to the contrary in this Section 2.11(b), any amounts deposited into the Project Account owing to (i) third party Working Interest and Royalty Interest holders; (ii) Governmental Authorities for taxes or payments measured by production, and (iii) amounts specified as items (a) through (e) in the definition of “Net Operating Cash Flow” will be released by the Administrative Agent to Borrower upon receipt of a certificate from Borrower detailing the amounts and the party to be paid so that Borrower may return those amounts to the third party Working Interest and Royalty Interest holders and Governmental Authorities (throughout this paragraph, all such interest holders and Governmental Authorities are, collectively, the “Recipient Parties”) and pay the amounts specified as items (a) through (e) in the definition of “Net Operating Cash Flow”; provided, however, the Administrative Agent will, at its option and upon notice to Borrower, have the right, but not the obligation, to make payments directly to the Recipient Parties upon the occurrence and during the continuation of an Event of Default; and provided, further, if the Administrative Agent elects not to make these payments directly, the Administrative Agent shall, upon the request of Borrower, release sufficient funds to allow Borrower to make the payments described in Section 2.11(b) to the Recipient Parties. Except as

provided in the preceding sentence, the Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, apply all of Borrower’s funds in the Borrower Sub-Account against all due and unpaid Obligations. The Administrative Agent will have the right to undertake audit procedures during normal business hours and upon prior notice to periodically confirm that the payments described in this Section 2.11(b) have been made by Borrower.

          Section 2.12      Optional Prepayment of the Loan. Borrower will have the right to prepay the Loan, in whole or in part at any time without penalty or premium, except for LIBOR Breakage Costs resulting from such prepayment. Any such option and prepayment will not reduce or terminate the Maximum Commitment unless Borrower gives notice of its election to do so pursuant to Section 2.2(d).

          Section 2.13      Mandatory Prepayment of the Loan.

                         (a)      Proceeds from Sale of Collateral. Unless the Required Lenders otherwise consent in writing, Borrower shall promptly pay to the Administrative Agent one hundred percent (100%) of all net proceeds from the sale of any Collateral (excluding sales of Hydrocarbons in the ordinary course of business and the sale of Equipment pursuant to the Security Agreement) provided, however, so long as there is no Event of Default, Borrower may retain up to Fifty Thousand Dollars ($50,000) per sale up to an aggregate of One Hundred Thousand Dollars ($100,000) calculated on an annual calendar year basis. The preceding sentence will not be deemed to be a consent by the Administrative Agent or any Lender to any sale. All amounts paid by Borrower to the Administrative Agent under this Section 2.13 will be immediately applied as a prepayment of the Loans in accordance with Section 2.9(d).

                         (b)      Mandatory Payment due to Loan Excess. If at any time a Borrowing Base Deficiency exists (whether as a result of a redetermination of the amount of the Borrowing Base in accordance with Section 2.2(b) or otherwise), then Borrower shall be obligated within ten (10) Business Days of receipt of written notice thereof by the Lender to the Borrower, to deliver to the Administrative Agent a written response indicating which of the following actions the Borrower intends to take to remedy the Borrowing Base Deficiency (and the failure of Borrower to deliver such election notice within such ten (10) Business Day-period or of the Borrower to perform the actions chosen to remedy such Borrowing Base Deficiency within the time period therefore shall constitute an Event of Default):

          (i)      within thirty (30) days of receipt by the Borrower of written notice of the Borrowing Base Deficiency, prepay Advances in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency in cash or, in the sole and absolute discretion of Administrative Agent, utilizing an Advance under Tranche B;

          (ii)      prepay Advances in three (3) monthly installments each equal to one-third of such Borrowing Base Deficiency (after taking into account any properties pledged to the Administrative Agent, for the ratable benefit of Lenders pursuant to subclause (iii) below), with the first such installment due thirty (30) days after the date such Borrowing Base Deficiency notice is received by the Borrower and each of the other two installments due thirty (30) days and sixty (60) days, respectively, after payment of the first installment;

          (iii)      grant to the Administrative Agent for the ratable benefit of Lenders a first priority Lien in additional collateral which, in the Administrative Agent’s sole determination, have sufficient loan value to eliminate such Borrowing Base Deficiency, or

          (iv)      eliminate the Borrowing Base Deficiency through a combination of the actions described in subclauses (i), (ii) and (iii) above.

          (v)      Insurance Proceeds. Borrower will promptly pay to the Administrative Agent, for the ratable benefit of each of the Lenders, any cash amounts received as insurance proceeds under any property or casualty insurance in relation to any portion of the Collateral to the extent not used, with prior written consent of the Administrative Agent (not be unreasonably withheld or delayed), to repair or replace such assets. All amounts paid by Borrower to the Administrative Agent under this Section 2.13(b)(v) will be immediately applied as a prepayment of the Loans in accordance with Section 2.9(d).

                         (c)      Proceeds from Sale Pursuant to Exercise of Preferential Purchase Right. If the holder of any preferential purchase right related to the Properties timely exercises such preferential purchase right, Borrower shall promptly pay to Administrative Agent one hundred percent (100%) of all proceeds received by Borrower from the sale of the Properties covered by such preferential purchase right. All amounts paid by Borrower to the Administrative Agent under this Section 2.13(c) will be immediately applied as a prepayment of the Loans in accordance with Section 2.9(d).

          Section 2.14      Revenues Remaining in the Borrower Sub-Account. Upon the discharge by Borrower of all Obligations owed by Borrower to the Administrative Agent and each of the Lenders (other than indemnity and similar obligations that survive the termination of this Agreement), the Administrative Agent will pay promptly to Borrower all funds remaining, if any, in the Borrower Sub-Account.

          Section 2.15      Taxes.

                         (a)      Taxes Not Deducted from Payments to Lender. All payments made by Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all similar liabilities (collectively, “Taxes”); provided that, as used in this Section 2.15, the defined term “Taxes” shall exclude, in the case of any Lender, taxes, levies, imposts, deductions, charges or withholdings and all similar liabilities imposed on its income, and franchise or similar taxes imposed on it, by any jurisdiction (or political subdivision thereof) where such Lender or the Administrative Agent is organized, conducts business or maintains its lending office and taxes, levies, imposts, deductions, charges or withholdings and all similar liabilities that would not have been imposed but for a connection (other than a connection arising solely as a result of the transactions contemplated by this Agreement) between such Lender and the jurisdiction imposing such tax, levy, impost, deduction, charge, withholding or similar liability. If Borrower is required by law to deduct any Taxes from any sum payable to any Lender, (i) the sum payable will be increased by an amount so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(a)) such Lender will receive an amount equal to the sum it would have received had no deductions been made, (ii) Borrower will deduct from the sum payable to such Lender an amount sufficient to pay the Taxes and pay the balance to such Lender, and (iii) Borrower will promptly pay the full amount deducted to the relevant Taxing Authority or other Governmental Authority in accordance with applicable law.

                         (b)      Other Taxes. In addition, and to the fullest extent permitted by applicable law, Borrower agrees to pay any present or future stamp, documentary, mortgage registration or similar taxes or any other excise or property taxes, charges or similar levies that arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any other Loan Documents, (collectively, the “Other Taxes”).

                         (c)      INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS PROVIDED IN CLAUSE (e) BELOW AND PROVIDED THAT THERE IS NO DEFAULT OF SUCH ADMINISTRATIVE AGENT’S OR LENDER’S REPRESENTATIONS CONTAINED IN THIS AGREEMENT, BORROWER WILL INDEMNIFY ADMINISTRATIVE AGENT AND LENDERS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 2.15(C) AND PAID BY ADMINISTRATIVE AGENT OR ANY LENDERS) PAID BY ADMINISTRATIVE AGENT OR ANY LENDERS (ON BEHALF OF BORROWER), AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND REASONABLE EXPENSES) ARISING FROM OR WITH RESPECT TO THOSE AMOUNTS, WHETHER OR NOT THE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. ANY PAYMENT PURSUANT TO THE INDEMNIFICATION DESCRIBED IN THIS SECTION 2.15(C) WILL BE MADE BY BORROWER WITHIN THIRTY (30) DAYS AFTER THE DATE ADMINISTRATIVE AGENT OR LENDERS MAKE WRITTEN DEMAND FOR THOSE PAYMENTS. SUCH DEMAND BY THE ADMINISTRATIVE AGENT OR LENDERS WILL STATE WITH SPECIFICITY THE BASIS FOR THE TAX, IDENTIFY THE TAXING AUTHORITY ASSERTING THE TAX AND CERTIFY THAT ADMINISTRATIVE AGENT OR LENDERS HAVE PAID THE TAX.

                         (d)      Certification of Tax Status By Lender. Each Lender agrees that it will, not more than ten (10) Business Days after the date of this Agreement, or, in the case of a Person that becomes a Lender pursuant to Section 13.2, prior to the date such Person becomes a Lender (i) execute and deliver to Borrower a duly completed copy of United States Internal Revenue Service Form W 8BEN, W-81MY or W-8ECI (as applicable), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to Borrower a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Lender further agrees to deliver to Borrower (x) renewals or additional copies of such forms (or any successor forms) on or before the date that such forms expires or become obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower, in writing, that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                         (e)      Certain Events Not Entitled to Indemnification. For any period during which a Lender has failed to provide Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 2.15 with respect to Taxes imposed by the United States; provided that, if such Lender becomes subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes.

                         (f)      Documentation of Exemptions. To the extent a Lender is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Promissory Note pursuant to the law of any relevant jurisdiction or any treaty, such Lender shall deliver to Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.

                         (g)      INDEMNIFICATION BY LENDER FOR CERTAIN TAX CLAIMS. IF THE U.S. INTERNAL REVENUE SERVICE OR ANY OTHER GOVERNMENTAL AUTHORITY ASSERTS A CLAIM THAT BORROWER DID NOT PROPERLY WITHHOLD TAX FROM AMOUNTS PAID TO OR FOR THE ACCOUNT OF ANY LENDER (BECAUSE THE APPROPRIATE FORM WAS NOT DELIVERED OR PROPERLY COMPLETED, BECAUSE SUCH LENDER FAILED TO NOTIFY BORROWER OF A CHANGE IN CIRCUMSTANCES WHICH RENDERED ITS EXEMPTION FROM WITHHOLDING INEFFECTIVE, OR FOR ANY OTHER REASON), SUCH LENDER (BUT NEITHER THE ADMINISTRATIVE AGENT NOR ANY OTHER LENDER) SHALL INDEMNIFY BORROWER FULLY FOR ALL AMOUNTS PAID, DIRECTLY OR INDIRECTLY, BY BORROWER AS TAX, WITHHOLDING THEREFOR, OR OTHERWISE, INCLUDING PENALTIES AND INTEREST, AND INCLUDING TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE TO BORROWER UNDER THIS SUBSECTION, TOGETHER WITH ALL COSTS AND EXPENSES RELATED THERETO (INCLUDING ATTORNEYS’ FEES). THE OBLIGATIONS OF ANY INDEMNIFYING LENDER UNDER THIS SECTION 2.15(G) SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND TERMINATION OF THIS AGREEMENT.

                         (h)      Designation of Substitute Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this section, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another applicable lending office, provided that such designation is made on such terms that such Lender and its applicable lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this section. Nothing in this Section 2.15(h) shall affect or postpone any of the obligations of Borrower or the rights of any Lender provided in this section.

                         (i)      Effect of Tax Refund. Each Lender shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes or Other Taxes paid or reimbursed by the Borrower pursuant to this Section 2.15. If a Lender receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by such Lender) of any Taxes or Other Taxes with respect to which Borrower has made a payment under this Section 2.15, such Lender will notify Borrower and agrees to reimburse Borrower to the extent of the benefit of such refund, deduction or credit, including any interest paid by the relevant Governmental Authority, promptly after such Lender reasonably determines that such refund, deduction or credit has become final; provided that nothing contained in this Section 2.15(i) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit (including any interest paid by the relevant Governmental Authority and received by such Lender), which attempt would be inconsistent with any reporting position otherwise taken by any Lender on its applicable tax returns.

ARTICLE III
SECURITY

          Section 3.1      Grant of Security Interests.

                         (a)      Mortgage and Security Interest. As collateral security for all of the Obligations to the Administrative Agent and each of the Lenders under this Agreement and the other Loan Documents, Borrower shall and hereby grants, assigns, transfers and conveys to the Administrative Agent, for the ratable benefit of each of the Lenders, a first priority mortgage Lien on and first priority and perfected security interest in the Collateral subject only to the Permitted Encumbrances.

                         (b)      Notice of Assignment of Proceeds. All of Borrower’s account debtors (including any Operators and Purchasers) relating to Borrower’s Working Interest or Net Revenue Interest in the Properties will receive notification from the Administrative Agent (as assignee) and Borrower, substantially in the form of Exhibit H, that all proceeds from sales of all production or transmission of Hydrocarbons from or allocable to Borrower’s Net Revenue Interest in the Properties have been assigned to the Administrative Agent and are to be paid into the Project Account. Borrower shall use commercially reasonable efforts to cause all Purchasers to execute the assignment notifications to confirm their agreement to remit all proceeds from sales of all production from or allocable to Borrower’s Net Revenue Interest in the Properties into the Project Account. Subject to applicable contractual obligations and restrictions, the

Administrative Agent will have the right to prohibit Borrower from selling any Hydrocarbons from or allocable to the Properties to any Purchaser who refuses to timely acknowledge and abide by the payment instructions set forth in any notice under this Section 3.1(b).

                         (c)      Further Assurances. Borrower will, upon request, execute and deliver to Administrative Agent for the benefit of Lenders, any and all documents necessary, in the reasonable opinion of the Administrative Agent, to create, perfect, maintain and preserve the priority of the Administrative Agent’s Liens on the Collateral subject only to the Permitted Encumbrances. Administrative Agent, at Borrower’s expense, will cause searches of the Uniform Commercial Code filing records or similar public records to be conducted from time to time in order to evidence, perfect, maintain or continue perfection, or confirm the lien priority of the Administrative Agent in and to the Collateral granted by Borrower, perfect those security interests in after acquired property, continue the perfection of all security interests granted by Borrower and file financing statements against Borrower relating to the security interests securing any Obligations. Borrower irrevocably authorize the Administrative Agent to prepare and file, at any time and from time-to-time, in any filing office, initial financings statements, and amendments to them, necessary or convenient to the perfection or continuation of the security interests granted by Borrower.

                         (d)      Release of Financing Statements. Upon the indefeasible payment in cash and performance in full of all Obligations (including, without limitation, any Obligation relating to the Swap Agreement) under this Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), the Administrative Agent will deliver to Borrower, at Borrower’s expense, releases of all financing statements and all other Security Documents with an acknowledgment that the same have been terminated, and Borrower shall deliver to the Administrative Agent a general release of all of liabilities and obligations of the Administrative Agent and each of the Lenders under this Agreement and the other Loan Documents. The obligations of Borrower under the Net Profits Overriding Royalty Interest Conveyance will survive the termination of this Agreement and the release of the security interests.

          Section 3.2      Equipment.

                         (a)      Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrower will be kept at the applicable Property or other places of business of Borrower except as permitted by this Agreement or the applicable Mortgage or except with the prior written consent of Administrative Agent; provided, however, Borrower or the Operators may dispose of Equipment in accordance with the terms of any applicable Operating Agreement and may dispose of obsolete, broken or worn Equipment without the Administrative Agent’s consent but, for any Equipment with a salvage value in excess of Twenty-five Thousand Dollars ($25,000.00), upon prompt notification to Administrative Agent. Borrower shall use reasonable commercial efforts to cause each Operator at all times to (i) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment relating to the subject Operating Agreement and (ii) make those records available during the Operator’s usual business hours upon prior written notice to any of the officers, employees or agents of Borrower and Lender.

                         (b)      Sale or Disposal of Equipment. Where Borrower is permitted to dispose of any Equipment, it shall do so, or shall cause the Operators to do so, at arm’s length, in good faith and by obtaining the maximum amount of recovery practicable and without impairing the operating integrity of the remaining Equipment.

          Section 3.3      Subordination Agreements. Borrower shall cause the Affiliates of Borrower, and Borrower shall use commercially reasonable efforts to cause any other Person designated by the Administrative Agent to, execute a Subordination Agreement in favor of the Administrative Agent, for the benefit of each of the Lenders, subordinating to the Obligations any existing or future Debt owed by Borrower to such Person and subordinating any Lien in favor of such Person to the Liens in favor of the Administrative Agent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

          In order to induce each Lender to make the Loan, Borrower makes the following representations and warranties to each Lender as of the Closing Date, each and all of which will survive the execution and delivery of this Agreement and continue until all Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement) have been satisfied and no Lender has any further commitment to make any Advance under this Agreement.

          Section 4.1      Formation and Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower is qualified to do business in every other jurisdiction where the nature of its business or the ownership of its property requires it to be so qualified and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          Section 4.2      Name; Executive Offices. The name of Borrower is as listed in its Charter Documents on file in the public records of its jurisdiction of organization and is “Doral Energy Corp.”. Borrower’s principal place of business and chief executive offices are located at the address specified in Section 13.3 (or as set forth in a notice delivered pursuant to Section 13.3).

          Section 4.3      Capitalization; Ownership; Subsidiaries. The outstanding Equity Interests of Borrower are as set forth on Schedule 4.3 as of July 29, 2008. Except for the Equity Interests described in the preceding sentence, there are no other classes, types or designations of Equity Interests in Borrower. No other Person owns any interest in Borrower or is the holder of any right that could result in the transfer or issuance of any interest in Borrower. Borrower does not have any Subsidiaries other than those disclosed on Schedule 4.3.

          Section 4.4      Authorization; Non-Contravention. The execution, delivery and performance of Borrower’s obligations under the Loan Documents and the creation of all Liens provided for in those agreements:

                         (a)      are within the corporate power and authority of Borrower;

                         (b)      have been duly authorized by all necessary corporate action of Borrower;

                         (c)      are not in contravention of (i) any agreement or indenture to which Borrower is a party or by which it or its property is bound in any respect that would reasonably be expected to have a Material Adverse Effect, (ii) the Charter Documents of Borrower, or (iii) to Borrower’s knowledge any provision of law applicable to such Borrower in any respect that would reasonably be expected to have a Material Adverse Effect;

                         (d)      do not require the consent or approval of any Governmental Authority, or any other Person which has not been obtained (or is not routinely granted and expected to be obtained in the ordinary course) and is described on Schedule 4.4(d)) and a correct and complete copy of each of those approvals has been furnished to Administrative Agent; and

                         (e)      are legal, valid and binding obligations of Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles.

          Section 4.5      Solvency. Borrower is Solvent and will continue to be Solvent after giving effect to the transactions contemplated by this Agreement.

          Section 4.6      Omissions and Misstatements. Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The other reports, financial statements, certificates or other information furnished in writing by or on behalf of Borrower to the Administrative Agent or any Lender or any of its Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To Borrower’s knowledge, after due inquiry, there is no fact peculiar to Borrower which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and written statements furnished to the Administrative Agent or the Lenders by or on behalf of Borrower prior to, or on, the date hereof in connection with the transactions contemplated hereby. To Borrower’s knowledge, after due inquiry, there are no statements or conclusions in any Reserve Report covering the Properties and delivered by Borrower to Administrative Agent which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein.

          Section 4.7      Joint Venture. Borrower is not engaged in any joint venture or partnership with any other Person.

          Section 4.8      Commissions; Expenses. Except for the commissions for which Borrower is solely responsible (as set forth on Schedule 4.8), no broker’s or finder’s fees or commissions have been paid or will be payable by Borrower or any of its Affiliates to any Person in connection with the transactions contemplated by this Agreement. BORROWER WILL INDEMNIFY ADMINISTRATIVE AGENT, LENDERS, AND THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST, AND HOLD EACH OF THOSE PARTIES HARMLESS ON DEMAND FROM, ALL LIABILITIES, COSTS, DAMAGES AND EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS RELATING TO ANY THIRD PARTIES CONCERNING FINDER’S, BROKERAGE, FINANCING OR SIMILAR FEES ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT.

          Section 4.9      Tax Returns. Borrower has filed all material tax returns (foreign, federal, state and local) required to be filed (after giving effect to any applicable extensions) and have either paid all taxes due (including interest and penalties) or are contesting such taxes in good faith in appropriate proceedings and has adequate reserves for such contested taxes. No assessments have been made against Borrower by any Taxing Authority and not paid by same (except for assessments that such entity timely protested in good faith and through appropriate proceedings and against which Borrower has made and maintain adequate reserves) nor has any penalty or deficiency been assessed by any Taxing Authority. To Borrower’s knowledge and except in connection with such examinations that have been previously disclosed to the Administrative Agent by Borrower in writing and with respect to which Borrower has timely protested in good faith through appropriate proceedings and against which Borrower has made and maintain adequate reserves, no material federal or other income tax returns of Borrower is presently being examined by the Internal Revenue Service or any other Taxing Authority nor are the results of any prior examination by the Internal Revenue Service or any Taxing Authority being contested by Borrower. Other than in respect of taxes being contested as permitted under Section 6.29 below, no material tax Liens have been filed against Borrower.

          Section 4.10      Litigation; Governmental Proceedings. Except as set forth on Schedule 4.10, no claim, action, suit or other proceeding is pending or, to Borrower’s knowledge, has been threatened against Borrower or Borrower’s predecessor in interest to the Properties with respect to the Properties or the transactions contemplated by this Agreement, at law, in equity or otherwise, before or involving any Governmental Authority, or before any arbitrator or panel of arbitrators, and Borrower has not accepted liability for any action or proceeding, in each case the effect of which could reasonably be expected to have a Material Adverse Effect. There is no proceeding pending before any Governmental Authority and, to Borrower’s knowledge, no investigation has been commenced before any Governmental Authority the effect of which could reasonably be expected to have a Material Adverse Effect.

          Section 4.11      Ownership of Collateral; Interests.

                         (a)      All Collateral is owned of record by Borrower free and clear of any Lien other than the Permitted Encumbrances. Except for the Permitted Encumbrances, Borrower has Defensible Title to the Properties, including each Lease related to the Properties. Except for Permitted Encumbrances or as otherwise consented to in writing by Administrative Agent, Borrower’s interest in the Properties is not subject to any mineral reservations or top leases of record. Except for Permitted Encumbrances and the Liens arising under the Security

Documents, to Borrower’s knowledge, there are no unrecorded documents or agreements which may result in the impairment or loss of Borrower’s ability to mortgage the Properties or of the Administrative Agent’s ability to enforce the Mortgage and convey the Properties. Subject to the Permitted Encumbrances, Borrower has all beneficial right, title and interest in and to the Net Revenue Interest in all production from or allocable to Borrower’s interest in the Properties (including each Lease) and have the exclusive right to sell or mortgage the Properties subject to any right in the owners of Royalty Interests to take their royalty interest in kind.

                         (b)      To Borrower’s knowledge, all Leases and material agreements upon which the title examiner relied to determine Borrower’s interest in the Properties s referenced in the title opinions and/or reports or other title materials delivered in connection with the Closing are valid and subsisting, in full force and effect and there exists no material default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or leases, which would adversely affect in any material respect the conduct of the business of Borrower. All of the assets of Borrower which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

                         (c)      Except for the Properties on Exhibit A, Borrower owns no other interest of any kind, including but not limited to direct or indirect ownership, Equity Interests, or Equity Equivalents, in Hydrocarbons. Borrower has no right to acquire any such interest or ownership. Borrower has no call upon, option to purchase or similar rights under any agreement with respect to an interest in Hydrocarbons. Except for the agreements listed on Schedule 4.11(c), there is no agreement in force and effect (including, without limitation, letters of intent), whether written or oral, between Borrower or any of its Affiliates and any other Person regarding the acquisition or financing of any interest in Hydrocarbons.

          Section 4.12      Debt. Except as set forth on Schedule 4.12 hereof, upon consummation of the transactions contemplated by this Agreement, Borrower will have no Debt outstanding other than the Obligations.

          Section 4.13      Intellectual Property. Borrower possesses or will possess all trademarks, trade names, trade styles, copyrights and patents necessary to conduct its business as it is presently conducted or as Borrower intends to conduct it in the future without any infringement or conflict with the rights of any other Person with respect to trademarks, trade names, trade styles, copyrights or patents, which failure could reasonably be expected to have a Material Adverse Effect.

          Section 4.14      Other Leases. Borrower is not the lessor or lessee under any material leases (including real property leases, equipment leases, capital leases, etc.), other than Leases included in the Properties.

          Section 4.15      Investments. Borrower:

                         (a)      has not committed to make any Investment;

                         (b)      is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other restriction or any injunction, order, restriction or decree, which could reasonably, materially and adversely affect its business, operations, Properties or assets;

                         (c)      is not a party to any “take or pay” contract or settlement or any other contract or agreement which (i) allows its Natural Gas purchaser to take Natural Gas previously paid for out of future Natural Gas production or (ii) provides for a cash rebate to the Natural Gas purchaser if reimbursement of take or pay monies is not made through Natural Gas production;

                         (d)      to its knowledge, after due inquiry, has not produced Hydrocarbons from the Properties in excess of the percentage to which its ownership interest in the applicable Property would entitle it, pursuant to balancing rights of third parties or pursuant to balancing duties under Governmental Requirements; or

                         (e)      has no contingent or long term liability or commitment that has had a Material Adverse Effect.

          Section 4.16 Environmental Matters. Except as disclosed on Schedule 4.16, to Borrower’s knowledge:

                         (a)      Neither any Property of Borrower nor any of such Borrower’s Affiliates or the operations conducted thereon violate any order or requirement of any Governmental Authority or any Environmental Laws;

                         (b)      Without limitation of clause (a) above, no Property of Borrower or any of its Affiliates nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

                         (c)      All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Borrower and each of its Affiliates, including without limitation past or present treatment, storage, disposal or release Hazardous Materials or solid waste into the environment, have been duly obtained or filed, and Borrower and each such Affiliate are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                         (d)      All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any of its Affiliates has in the past been transported or treated or disposed of in accordance with Environmental Laws, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                         (e)      No Hazardous Materials, solid waste, or Crude Oil and Natural Gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any Property of Borrower or any of its Affiliates except in compliance with Environmental Laws;

                         (f)      To the extent applicable, all Property of Borrower and each of its Affiliates currently satisfies, in all material respects, all design, operation, and equipment requirements imposed by the OPA (as defined in the definition of Environmental Laws), and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                         (g)      Neither Borrower nor any of Borrower’s Affiliates have any known contingent liability in connection with any release or threatened release of any Crude Oil, Hazardous Material or solid waste into the environment.

          Section 4.17      Operating Permits and Licenses. Borrower has fulfilled all requirements for obtaining and has obtained and maintained all licenses, permits, operating authorities and other authorizations necessary for the conduct of the business of Borrower or for Borrower or Operators to operate or maintain each of the Properties which the failure to obtain and maintain could reasonably be expected to have a Material Adverse Effect, and Borrower or Operators is and will be fully qualified to own and hold such Properties and to exercise in all material respects the rights under all leases, contracts or other documents governing the operation or maintenance of the Properties. There are no material pending fees, assessments or penalties relating to such permits, licenses and operating authorities other than those payable in the ordinary course of business and not yet delinquent and listed on Schedule 4.17 (including such updates to Schedule 4.17 that are prepared by Borrower and approved by the Administrative Agent in writing (such approval not to be unreasonably withheld or delayed) from time to time). The continuation, validity and effectiveness of each such license, permit and other authorization are not and will in no way be adversely affected by the transactions contemplated by this Agreement or the Security Documents. Borrower is not in breach of, or in default under the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such licenses, permits or authorizations which could reasonably be expected to have a Material Adverse Effect and no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or, to the best of Borrower’s knowledge, threatened against Borrower or Operators. Borrower is not in violation of any Governmental Requirement relating to any of the Properties or otherwise applicable to Borrower which could reasonably be expected to have a Material Adverse Effect. No suspension of production on the Properties is in effect.

          Section 4.18      Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, to the best of Borrower’s knowledge, the Properties (together with any other properties unitized with any of the Properties) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Properties and other contracts and agreements forming a part of the Properties. Except to the extent it could not reasonably be expected to have a Material Adverse Effect, to the extent applicable, and to Borrower’s knowledge, (a) no Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time); (b) none of the wellbores of the Wells comprising a part of the Properties (or properties unitized with any of the Properties) deviates more than the maximum permitted by Governmental Requirements, and such Wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Properties (or in the case of Wells located on properties unitized with any of the Properties, such unitized properties); and (c) Borrower, and to Borrower’s knowledge, any other Operator are not in violation of, or in default under, any material agreement affecting any Lease or any other contract or agreement to which either Borrower and/or any other Operator is a party or is bound or its property is bound, except to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.

          Section 4.19      USA PATRIOT Act Representation. Neither Borrower nor any of its Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

          Section 4.20      Contingent Liabilities. Except for obligations arising under surety bonds required by Governmental Authorities and which are detailed in Schedule 4.20, indemnity, cleanup and other obligations of a customary nature assumed or incurred (excluding Debt for borrowed money) in favor of any seller of the Leases or related property, and Debt permitted by Section 7.1, Borrower has not assumed, guaranteed, endorsed or otherwise become directly, indirectly or contingently liable in connection with any liability of any other Person, except for the endorsement of checks and other negotiable instruments for collection in the ordinary course of business, or as may be required under the Operating Agreements or the Security Documents or other documents executed in connection with the Security Documents.

          Section 4.21      Restrictions on Equipment. Except for the Permitted Encumbrances, there is no restriction or other limitation on the Administrative Agent’s right to obtain or exercise its security interests in the Equipment, including the right to foreclose on and sell the Equipment or to exercise all other rights and remedies of a secured party under the laws of each jurisdiction applicable to the Collateral but subject to Debtor Relief Laws, laws related to the rights of co-owners of property and laws related to the enforcement of security interests on personal property.

          Section 4.22      Unpaid Bills. Except as set forth on Schedule 4.22, Borrower has no past due bills for improvements to the Collateral that could give rise to mechanics’, materialmen’s or other similar Liens arising by operation of applicable law that could rank in priority ahead of any of the Liens arising under the Security Documents, except for such bills (a) that have (to the extent such bill arose after Closing) been disclosed to the Administrative Agent in writing, (b) that are being diligently contested in good faith and (c) for which Borrower has made and maintain adequate reserves. Schedule 4.22 also lists any vendors that have provided goods or services to the Borrower for the Properties for the six (6) months prior to the date of this Agreement.

          Section 4.23      Taxpayer Identification. Borrower’s federal taxpayer identification number is 98-0555508.

          Section 4.24      Investment Company. Borrower is not an “investment company” within the meaning of the Investment Company Act of 2005, as amended.

          Section 4.25      Borrower a Public Company. Borrower’s Equity Interests are registered under federal securities laws. Borrower is in material compliance with all Governmental Requirements in connection with the registration of its Equity Interests.

          Section 4.26      Other Agreements. Except as set forth on Schedule 4.26, there is no agreement in force and effect (including, without limitation, letters of intent), whether written or oral, between Borrower or any of its Affiliates and any other Person regarding the acquisition or financing of any of the Properties or the purchase and sale of production from or allocable to the Properties other than pursuant to Hydrocarbon purchase and sale agreements disclosed to and approved in writing by the Administrative Agent. Except for rights set forth in the Permitted Encumbrances, no Person has any call upon, option to purchase or similar rights under any agreement with respect to Borrower’s Working Interest or Net Revenue Interest in the Properties or to Borrower’s production from the Properties other than pursuant to Hydrocarbon purchase and sale agreements satisfactory to the Administrative Agent and Persons who have waived such rights in writing with respect to the Properties.

          Section 4.27      Basic Documents. With respect to the Basic Documents:

                         (a)      all are in full force and effect in accordance with their terms and in all material respects constitute valid and binding obligations, except as limited by applicable Debtor Relief Laws and by general equitable principles;

                         (b)      no other party to any Basic Document (or any successor in interest to that party) is in breach or default with respect to any of its obligations under the Basic Documents which could reasonably be expected to have a Material Adverse Effect;

                         (c)      no party to any Basic Document has given or has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any of their provisions the termination, cancellation, rescission or reformation of which could reasonably be expected to have a Material Adverse Effect; and

                         (d)      the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach of, a default under, or other violation of the provisions of any Basic Document.

          Section 4.28      Farmout Agreements and Subject Contracts, Etc. With respect to the Properties and the unit agreements, pooling agreements, communization agreements and other Basic Documents creating the interests constituting the Properties, and except as expressly set forth on Exhibit A and as set forth in any title opinions and/or reports or other title materials provided by Borrower to the Administrative Agent upon which the Administrative Agent and each of the Lenders are expressly entitled to rely, to Borrower’s knowledge after due inquiry:

                         (a)      there are no outstanding farmout agreements, obligations to drill additional Wells or agreements to engage in other development operations, except for obligations arising under offset Well provisions, obligations arising under provisions of any Operating Agreement which allow the parties to elect whether or not they will participate in development activities other than as specified in those leases, contracts and other agreements;

                         (b)      there are no limitations as to the depths covered or substances to which such interests purport to apply other than as specified in those leases, contracts and other agreements; and

                         (c)      there are no royalty provisions (other than those allowing a lessor or other royalty owners the right to take in kind) requiring the payment of royalties on any basis other than as specified in those Leases, contracts and other agreements.

          Section 4.29      Operating Agreements. With respect to the Operating Agreements relating to Borrower’s Working Interest and Net Revenue Interest in the Properties:

                         (a)      Schedule 4.29 lists all Operating Agreements to which the Properties are subject and the Operator for each of the Properties which Operators are hereby approved by the Administrative Agent;

                         (b)      there are no outstanding calls for payments against Borrower under any AFE or payments which are past due or which Borrower or, to Borrower’s knowledge, any predecessor of Borrower has committed to make which have not been or are not being paid within the terms required; and

                         (c)      there are no operations under any of the Operating Agreements with respect to which Borrower has become a non consenting party nor are there any non consenting penalties binding or that will become binding upon Borrower that are not reflected in the Net Revenue Interest or Working Interest as set forth on Exhibit A.

          Section 4.30      No Unusual Agreements. All agreements applicable to Borrower’s Working Interest and Net Revenue Interest in the Properties are of the type generally found in the oil and gas industry and the gathering and transmission industry, as applicable, and do not (individually or in the aggregate) contain any unusual provisions which could reasonably be expected to have a Material Adverse Effect.

          Section 4.31      Suspense of Proceeds. All proceeds from the sale of Hydrocarbons from Borrower’s Working Interest or Net Revenue Interest in the Properties are being received by Borrower in a timely manner and are not being held in suspense for any reason except to the extent that such suspense has been disclosed to the Administrative Agent in writing and all such amounts in suspense, taken together, could not reasonably be expected to have a Material Adverse Effect.

          Section 4.32      Employee Plans. Except as provided in Schedule 4.32, Borrower has no Employee Plans.

          Section 4.33      Use of Proceeds. Borrower has used and will use all Advances under the Loan solely for the purposes described in this Agreement and in a manner consistent with the AFEs and other supporting documentation provided to the Administrative Agent in connection with each Advance Request. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Board”)). No part of the proceeds of any Advance will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

          Section 4.34      Borrower’s Interests in the Properties. Borrower’s Working Interest is not more than, and the Net Revenue Interest is not less than, the percentages set forth on Exhibit A for each of the Properties.

          Section 4.35      Insurance. Prior to the making of the initial Advance, Borrower will obtain and will maintain for as long as any Obligations remain owing to any Lender insurance coverage of the types and in the amounts specified in Section 6.9. Prior to the making of the initial Advance, one or more policies providing that coverage will be in full force and effect, and Borrower has not received from any insurer a notice of termination or non-renewal. Borrower has provided and will continue to timely provide true, correct and complete copies of all of the insurance policies, certificates and other documentation to be provided to Administrative Agent under Section 6.9. Such insurance policies are sufficient for the compliance by Borrower with all Governmental Requirements and all material agreements and such insurance coverage is in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Borrower. Administrative Agent, for the ratable benefit of Lenders, has been named as an additional insured in respect of such liability insurance policies and has been named as loss payee with respect to property loss insurance.

          Section 4.36      No Material Adverse Effect. No material adverse change in the business, operations or condition (financial or otherwise) of Borrower has occurred.

          Section 4.37      No Other Interest in the Properties. Neither Borrower, nor to Borrower’s knowledge after due inquiry, any of its Affiliates (including any Person owning any Equity Interest or any other security that could be exchanged for or converted into an Equity Interest in Borrower) owns or is the beneficiary of any direct or indirect interest in any of the Collateral other than through one of the Borrower.

          Section 4.38      Conduct of Business Since Formation. Since its formation, Borrower has conducted no business or operations of any kind in any jurisdiction other than British Columbia, Nevada, California and New Mexico.

          Section 4.39      Restriction on Liens. Borrower is not party to any agreement or arrangement, or subject to any known order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to Administrative Agent on or in respect of its Properties to secure the Obligations.

          Section 4.40      Hedging Agreements. Schedule 4.40 sets forth, as of the date of this Agreement (and after the date of this Agreement, each report required to be delivered by Borrower pursuant to Section 5.2 will set forth) a true and complete list of all Hedging Agreements of Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

          Section 4.41      Marketing of Production. Except for contracts listed on Schedule 4.41 and in effect on the date of this Agreement, and thereafter either disclosed in writing to the Administrative Agent (with respect to all of which contracts Borrower represents that it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from Borrower’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

          Section 4.42      Deposit Accounts. Except as set forth on Schedule 4.42, Borrower does not maintain any deposit accounts (as defined in the UCC).

          Section 4.43      Labor Matters. Neither Borrower nor any of its Affiliates are in violation of any Governmental Requirement dealing with labor matters and all payments due from Borrower or any Affiliate for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such violation or non-payments that could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          Section 4.44      Vendor Liens. There are no other Liens or inchoate Liens which, with notice, the passage of time or both could be validly asserted and attached to the Properties related to the provision of goods or services to Borrower for which payment is outstanding more than sixty (60) days.

          Section 4.45      Eligible Contract Participant. Borrower is an “eligible participant” as that term is defined in the Commodities Futures Modernization Act of 2000 17 C.F.R. § 35.1(b)(2)(2006), as amended or supplemented from time-to-time, and the rules and regulations promulgated thereunder.

          Section 4.46      Choice of Law. The choice of governing law of the Loan Documents to which Borrower is a party is a valid choice of law and should be recognized and enforced by the courts located in the jurisdiction of incorporation of Borrower. Any judgment obtained in relation to a Loan Document to which Borrower is a party in the jurisdiction of the governing law of that Loan Document will be recognized and enforced in the jurisdiction of incorporation of Borrower.

          Section 4.47      No Default. No Event of Default, and on the date of this Agreement and the Closing Date, no Default, is continuing or is reasonably likely to result from the making of any Advance or the entry into, the performance of, or any transaction contemplated by, any Loan Document. No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on Borrower or any of its Affiliates or to which its (or any of its Affiliates’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

          Section 4.48      Financial Statements. The most recent financial statements delivered pursuant to Section 9.2(y): (a) have been prepared in accordance with GAAP, and (b) give a true and fair view (if audited) or fairly present (if unaudited) of its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

          Section 4.49      Priority. Subject to Permitted Encumbrances, the Security Documents have or will have first ranking priority and none is subject to any prior ranking or pari passu ranking Lien.

          Section 4.50      Terms and Conditions. Borrower has received and read the Terms and Conditions of Investment Business of MBL attached hereto as Exhibit J.

          Section 4.51      PSA. The PSA is in full force and effect. Borrower has not breached, and, to the knowledge of Borrower, the Seller under the PSA is not in breach of the terms of the PSA. To Borrower’s knowledge, all representations and warranties by Borrower and Hanson Energy contained in the PSA are true and correct in all material respects.

ARTICLE V
FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER

          So long as there are any Obligations owed to the Administrative Agent or any Lender under this Agreement or to MBL or its Affiliates under the Swap Agreement other than indemnity obligations that survive the termination of this Agreement, and unless the Administrative Agent has previously consented in writing to Borrower’s non-compliance, Borrower shall deliver to the Administrative Agent the following items:

          Section 5.1      Property Operating Statement. No later than forty (40) days after the end of each calendar month a Property Operating Statement:

                         (a)      concurrent with the delivery of each Property Operating Statement, statements for such calendar month detailing, as an attachment to such Property Operating Statement, (i) Borrower’s consolidated Cash Position, on a cash basis, as of the last day of the immediately preceding month, and (ii) Borrower’s aged accounts payable, in each instance presented in a format substantially similar to Exhibit D and each prepared by Borrower and accompanied by a certification of an authorized representative of Borrower acceptable to the Administrative Agent (an “Authorized Officer”), dated the date of the delivery of the statement to Administrative Agent, and further certifying that to the knowledge of the Authorized Officer no Default exists under any provision of this Agreement or any of the other Loan Documents; and

                         (b)      concurrent with the delivery of each Property Operating Statement, a list of all payments made by Borrower to any Person (other than Administrative Agent) during the calendar month preceding the Payment Date and indicating whether the payment was (i) for expenses of a type described in clauses (a)–(e) of the definition of “Net Operating Cash Flow,” or (ii) authorized under an AFE approved by the Administrative Agent.

          Section 5.2      Reports. Beginning with the fiscal year ending July 31, 2008, and every year thereafter, within one hundred twenty (120) days after the close of each fiscal year, a copy of the annual consolidated and consolidating financial statements (including all notes) of Borrower, consisting of a balance sheet, income statement and statement showing changes in financial position, all audited by independent certified public accountants retained by Borrower and reasonably acceptable to the Administrative Agent (it being understood that Malone & Baliey, LLP is acceptable to the Administrative Agent) and accompanied by the accountants’ certification that, in the normal course of their audit, they have not become aware of any circumstances constituting an Event of Default. The first audited financial statement will be delivered on or before November 28, 2009. The fees and expenses actually paid by Borrower to the certified public accountants retained by Borrower to prepare the audited financial statements required by this Section 5.2 will be accounted for as a lease operating expense for purposes of calculating Net Operating Cash Flow.

          Section 5.3      Quarterly Financial Reports. Within forty-five (45) days after the end of each fiscal quarter, a balance sheet, income statement and statement of cash flows of Borrower (including all notes thereto) for the period from the beginning of the then current calendar year to the end of such calendar quarter, prepared by Borrower.

          Section 5.4      Certificate of Financial Officer; Compliance. Concurrently with any delivery of financial statements under Section 5.2 or Section 5.3 above, a certificate of an Authorized Officer of Borrower in form and substance satisfactory to the Administrative Agent (a) certifying as to whether such Authorized Officer has knowledge of whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 6.26 and (c) stating whether any material change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.2 and, if any such material change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (d) stating that such financial statements present fairly in all material respects the consolidated financial position and results of operations of Borrower on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absences of footnotes (other than those required to explain financial data).

          Section 5.5      Default Notices. Promptly (but, in any event, within the time periods indicated below) after becoming aware of the existence of any Default under this Agreement or any of the Loan Documents or a material default by Borrower under any Operating Agreement or any farmout agreement or after becoming aware of any developments or other information peculiar to Borrower which might reasonably be believed to have a Material Adverse Effect, including, without limitation, the following:

                         (a)      within ten (10) days of obtaining knowledge thereof, any material dispute (including tax liability disputes) that may arise between Borrower and any Governmental Authority;

                         (b)      within ten (10) days of obtaining knowledge thereof, the commencement of any litigation or proceeding involving amounts in dispute in excess of Fifty Thousand Dollars ($50,000) affecting Borrower or any of the Properties;

                         (c)      within ten (10) days of obtaining knowledge thereof, any labor dispute or controversy resulting in or threatening to result in a general strike or work stoppage against Borrower;

                         (d)      within ten (10) days of obtaining knowledge thereof, any proposal by any Governmental Authority to acquire any of the assets or business of Borrower by condemnation or eminent domain;

                         (e)      within ten (10) days of the occurrence thereof, any change in (i) Borrower’s company name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties; (ii) the location of Borrower’s chief executive office or principal place of business; (iii) Borrower’s identity or company structure or in the jurisdiction in which such Person is formed; (iv) Borrower’s jurisdiction of organization or its organizational identification number in such jurisdiction of organization; or (v) Borrower’s federal taxpayer identification number;

                         (f)      within ten (10) days of obtaining knowledge thereof, the loss of, suspension, termination or material adverse change to any of the permits, licenses, operating authorities and other authorizations referred to in Section 4.17 and Section 4.18;

                         (g)      within three (3) days of obtaining knowledge thereof, any material loss or damage to any of the Collateral, or Borrower’s business or operations;

                         (h)      Borrower’s failure to make any payment when due with respect to any Debt or Borrower’s failure to comply with any material terms of any other agreement (including, without limitation, any Hedging Agreement or Swap Agreement) to which Borrower is party;

                         (i)      any proposed sale, transfer, assignment or other disposition of any Properties permitted prior written notice of such disposition, the price thereof and the anticipated date of closing;

                         (j)      the occurrence of any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of Borrower having a fair market value in excess of Fifty Thousand Dollars ($50,000); and

                         (k)      any other development peculiar to Borrower that results in, or could reasonably be expected to result in a Material Adverse Effect;

in each case Borrower shall provide the Administrative Agent with telephonic facsimile or email notice specifying and describing the nature of the Default, development or information, and the anticipated effect. Any notice delivered by telephone or e-mail will be confirmed in writing (or, with respect to e mail notices, physically delivered to the Administrative Agent) within five (5) days.

          Section 5.6      Reserve Reports.

                         (a)      Timing of Reports. Beginning on the First Reserve Report Effective Date and continuing semi-annually (July 31 and January 31) throughout the term of this Agreement and as set forth in Section 2.2(b)(ii), Borrower shall, at its sole expense (to be accounted for as a lease operating expense in the calculation of Net Operating Cash Flow), cause to be prepared either by the Engineers or, if agreed in writing by Administrative Agent, by Borrower’s in-house engineers, and delivered to the Administrative Agent, an engineering reserve report (the “Reserve Report”) relating to the Properties. The Reserve Reports will set forth, without limitation, the projected recoverable reserves attributable to the Working Interests and Net Revenue Interests of Borrower. Borrower shall deliver each Reserve Report to the Administrative Agent within forty-five (45) days of its effective date.

                         (b)      Preparation of Reports. Borrower shall cause each Reserve Report to be prepared in a manner acceptable to the Administrative Agent in all respects. For the avoidance of all doubt, each such acceptable Reserve Report will be prepared in accordance with at least the following assumptions:

          (i)      reserves shall be adjusted for cumulative production since the effective date of the most recent Reserve Report;

          (ii)      (A) for all Natural Gas to be sold by Borrower other than Natural Gas described in Section 5.6(b)(ii)(B) below, the purchase price for each calendar year will be the average of the monthly prices provided to Borrower by Administrative Agent for that year for Natural Gas as reflected in the New York Mercantile Exchange, as determined by Administrative Agent in its sole discretion, Borrower as of the settlement of the last trading day for the contract month coincident with the effective date of the Reserve Report (as adjusted for appropriate quality, transportation and location differentials approved by Administrative Agent), using price escalators or de escalators existing in the market as reasonably determined by the Administrative Agent and notified to Borrower at the time the Reserve Report is being prepared, for the remaining life of the Properties;

          (B)      for all Natural Gas to be sold by Borrower on a fixed price basis pursuant to any bona fide contract or with respect to which the price has been hedged pursuant to any New York Mercantile Exchange contract or bona fide price swap agreement or arrangement, the purchase price will be the fixed price (as adjusted for appropriate quality, transportation and location differentials reasonably approved by the Administrative Agent) for the volumes indicated in the contract, agreement or arrangement;

          (C)      for Crude Oil to be sold by Borrower other than Crude Oil described in Section 5.6(b)(ii)(D) below, the purchase price for each calendar year shall be the average of the monthly prices provided to Borrower by Administrative Agent for that year for Crude Oil as reflected in the New York Mercantile Exchange as of the settlement on the last trading day for the contract month coincident with the effective date of the Reserve Report (as adjusted for appropriate quality, transportation and location differentials reasonably approved by the Administrative Agent), using price escalators or de escalators existing in the market as reasonably determined by the Administrative Agent and notified to Borrower at the time the Reserve Report is being prepared, for the remaining life of the Properties;

          (D)      for Crude Oil to be sold by Borrower on a fixed price basis pursuant to any bona fide contract or for which the price has been hedged pursuant to any New York Mercantile Exchange contract or bona fide price swap agreement or arrangement, the purchase price will be the fixed price (as adjusted for appropriate quality, transportation and location differentials reasonably approved by the Administrative Agent) for the volumes indicated in the contract, agreement or arrangement.

          (iii)      reserves will be adjusted to reflect revisions to volume estimates of reserves since the effective date of the last Reserve Report;

          (iv)      projected operating expenses and capital expenditures will be adjusted to reflect (A) actual expense levels incurred since the effective date of the last Reserve Report and (B) projected increases or decreases in anticipated operating expenses and capital expenditure levels;

          (v)      each Reserve Report will separately report on PDP Reserves, PDNP Reserves and PUD Reserves and will utilize any other assumptions that the Administrative Agent may reasonably request from time to time; and

          (vi)      each Reserve Report shall be accompanied with any updates to the then existing Development Plan.

                         (c)      Preparation of Additional Reserve Reports. Borrower or the Administrative Agent, at the sole option of either of them so long as there are any Obligations owing to the Administrative Agent or any Lender under this Agreement, may cause additional Reserve Reports meeting the requirements of the preceding paragraph to be prepared by any of the Engineers to be delivered to the other party. Except for the two (2) Reserve Reports each year required in this Section 5.6(c) which will be paid for by Borrower (and accounted for as lease operating expenses in the calculation of Net Operating Cash Flow), the costs and expenses of any additional reports will be borne by the party requesting the report. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then the Administrative Agent may request an additional Reserve Report to be prepared at the sole expense of Borrower.

          Section 5.7      Other Information. Borrower shall provide the Administrative Agent and the Lenders copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Agreement. Borrower shall provide any other information concerning the financial condition of Borrower and any property of Borrower as the Administrative Agent may reasonably request from time to time.

          Section 5.8      Weekly Field Reports and Daily Drilling Reports. Borrower shall, on a weekly basis, send reports on active field operations to the Administrative Agent reported on a daily basis, in form and substance satisfactory to Administrative Agent. Administrative Agent reserves the right to increase the frequency of such reports at its sole discretion. Such reports will be sent by e-mail to designated representatives of the Administrative Agent on each Friday of every week. Active field operations include, but are not limited to: location work, drilling, completions, Well workovers, installation, modification or repair of surface facilities and flowlines, and pipeline hookups.

          Section 5.9      Weekly Production Reports. Borrower will maintain a table of all daily production data (current and historical) for all existing and future Well completions by Borrower in a form acceptable to Administrative Agent. Such table will be supplied in a digital format to the Administrative Agent at least once per week by email. Natural Gas, Crude Oil, and water production volumes will be reported, as well as choke sizes, wellhead pressures, hours produced and notes relating to downtime or other factors affecting production. The daily production volumes will be based on field estimates on as accurate a basis as practical given the production equipment and metering devices in place. For situations where production from multiple completions are combined upstream of measurement equipment, production volumes for the individual completions should be estimated based on appropriate allocations acceptable to Administrative Agent. The raw metered data, explanatory notes and formulas related to the allocation methodology, and the resulting allocated volumes should be included in the table supplied.

          Section 5.10      Monthly Field Activity Reports. Borrower shall maintain a table of all monthly Natural Gas and Crude Oil production volumes (historical and current) for all existing and future Well completions by Borrower. Such table will be supplied by electronic mail to Administrative Agent, in a digital format acceptable to Administrative Agent, within twenty-one (21) days following the end of each production month. In the case of Natural Gas, the monthly production volumes should be based on the integration of the charts recorded by the lease “check” meter located downstream of the processing equipment and immediately upstream of the sales delivery point. Any allocation of production amongst completions should be documented as described above for the daily production table. Borrower shall also supply a report reconciling Hydrocarbon Production Volumes (as measured by the lease equipment) to sales volumes (reported by the Purchasers) for each of Borrower’s existing and future Well or Lease. Such table will be supplied by e-mail Administrative Agent, in a format acceptable to Administrative Agent, within twenty-one (21) days following the end of each production month.

          Section 5.11      AFEs. Borrower shall provide the Administrative Agent for the Administrative Agent’s written approval a true and complete copy of each AFE supported by appropriate invoices, bids, estimates, contracts or other documentation prior to commencing the activity contemplated by the AFE. Borrower shall promptly notify the Administrative Agent in writing if the anticipated expenditures contemplated by any approved AFE exceed one hundred ten percent (110%) of the amount Advanced by the Lenders in connection with that AFE.

          Section 5.12      Test Results; Core Analyses; Surveys and Logs. Upon the request of any Lender, Borrower shall promptly provide the Administrative Agent with true and complete copies of all test results, fluid analyses, pressure surveys and core analyses related to the Properties. As soon as such data are available, Borrower shall promptly provide the Administrative Agent with true and correct copies of all electrical surveys, radioactivity logs, temperature surveys, deviation or directional surveys, caliper logs and all other logs and surveys obtained during the drilling of any Well. In addition, promptly upon the completion of any Well, Borrower will provide the Administrative Agent with a composite of all electrical-type logs to the extent reasonable and customary.

          Section 5.13      Advance Notice of Operations. To the extent practical, Borrower will use commercially reasonable efforts to give the Administrative Agent twenty-four (24) hours advance notice of and access to all logging, coring, and testing operations.

          Section 5.14      Reports Made to a Governmental Authority. Concurrently with the delivery of any such report or application to the applicable Governmental Authority, Borrower shall provide the Administrative Agent a copy of each material report made and application submitted to a Governmental Authority having jurisdiction over any of the Properties.

          Section 5.15      Charter Documents. Borrower shall provide the Administrative Agent copies of all amendments or modifications to any of its Charter Documents.

          Section 5.16      Certificate of Authorized Officer; Hedging Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of an Authorized Officer of Borrower, in form and substance satisfactory to the Administrative Agent, setting forth as of the effective date of the Reserve Report, a true and complete list of all Hedging Agreements of Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, credit support agreements not previously disclosed to the Administrative Agent and each of the Lenders in writing, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

          Section 5.17      Certificate of Insurer; Insurance Coverage. Concurrently with any delivery of financial statements under Section 5.2 (to the extent not previously provided to the Administrative Agent), a certificate of insurance coverage from each insurer (or from Borrower’s insurance broker) with respect to the insurance required by Section 6.9 in a customary form of the type contemplated by Section 6.9 and otherwise reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies required by Section 6.9.

          Section 5.18      Updated Development Plan. Contemporaneous with the delivery of each Reserve Report, Borrower will prepare and deliver to the Administrative Agent a revised,

proposed Development Plan covering at least the next twelve (12) months and setting forth all capital expenditure development projects proposed for that period, the anticipated timing of those projects, the net cost of each of those projects to Borrower and such other information as the Administrative Agent may require. Each proposed Development Plan will be subject to the written approval of the Administrative Agent in its sole and absolute discretion, and Borrower agrees and acknowledges that the Administrative Agent has no obligation to approve any revised Development Plan. If and when approved by Lender, each revised Development Plan will supersede the previously approved Development Plan. Until the Administrative Agent has approved a revised Development Plan, the then current, approved Development Plan shall remain in effect (together with all AFEs approved in connection therewith).

ARTICLE VI
AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, so long as there are any Obligations owing to the Administrative Agent or any Lender under this Agreement or under the Swap Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), or any Lender has any commitment to make further Advances under this Agreement, and unless the Administrative Agent has previously consented in writing to Borrower’s non-compliance, Borrower will comply with the following covenants:

          Section 6.1 Preservation of Existence. Borrower shall preserve and maintain its existence and current form of organization under the laws of the State of Nevada and all related rights, privileges and franchises.

          Section 6.2      Affiliate Transactions. Borrower shall not enter into any transaction with any Affiliates without the prior written consent of Administrative Agent unless such Affiliate has executed a Subordination Agreement with Administrative Agent, in which case, Borrower must give no less than ten (10) days written notice to Administrative Agent in advance of such transaction, and, if approved by Administrative Agent, Borrower shall conduct those transactions on an arm’s length basis.

          Section 6.3      Compliance with Law. Borrower shall:

                         (a)      comply, and use commercially reasonable efforts to cause the Operators to comply, in all material respects with all Governmental Authorities and Governmental Requirements regarding the collection, payment and deposit of employees’ income, unemployment and Social Security taxes and use commercially reasonable efforts to cause the Operators to properly and timely make all royalty or overriding royalty payments and payments to all other interest owners in the Properties which it operates;

                         (b)      duly observe and conform with all laws, rules and regulations made by any Governmental Authority, and all valid requirements of any Governmental Authority which may acquire jurisdiction, which apply or relate to ownership and operation of any or all of the Properties, including, without limitation, compliance with all obligations under the Environmental and Safety Regulations, except to the extent that any such non-compliance could not reasonably be expected to have a Material Adverse Effect;

                         (c)      operate or cause any Property to be operated (whether or not such Property constitutes a “facility” as defined by CERCLA) so that no cleanup or other obligation is required under CERCLA or other applicable Governmental Requirement (including, without limitation, Hazardous Substance Laws), designed to protect the environment or relating to the disposition, generation or transportation of hazardous waste, which would constitute a Lien or charge on any property of Borrower prior in right to that of the Administrative Agent or the Lenders. If any claim of prior Lien or charge is made or any similar obligation arises, Borrower will, at its own expense, (a) immediately cure or cause a third party to immediately cure the same except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and (b) INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, EACH OF THE LENDERS AND THEIR RESPECTIVE RELATED PARTIES FROM ANY RELATED LIABILITY, RESPONSIBILITY OR OBLIGATION IN CONNECTION WITH ANY CLEANUP OR OTHER LIABILITY AS SUCCESSOR, SECURED PARTY OR OTHERWISE (REGARDLESS OF WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY BE DEEMED TO BE AN “OWNER OR OPERATOR” UNDER CERCLA) FOR ANY REASON INCLUDING, WITHOUT LIMITATION, THE ENFORCEMENT OF THE ADMINISTRATIVE AGENT’S RIGHTS AS A SECURED PARTY UNDER THE LOAN DOCUMENTS OR BY OPERATION OF LAW;

                         (d)      comply and use all commercially reasonable efforts to cause any Operators, agents and invitees to comply, in all material respects, with all Environmental and Safety Regulations with respect to Hazardous Materials, and keep all of the Properties free and clear of any Liens imposed by those regulations except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. If Borrower receives any notice from any Person with regard to the Release of Hazardous Materials on or from any of the Properties, Borrower shall promptly (and, in any event, prior to the expiration of any period in which to respond to such notice under any applicable Environmental and Safety Regulation) send a copy of the notice to the Administrative Agent;

                         (e)      use all commercially reasonable efforts to cause any Operator to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (excepting ordinary wear and tear) all of its Properties including, without limitation, all Equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing in paying quantities; and

                         (f)      promptly (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses, severance taxes and other taxes and indebtedness accruing under the Leases or other agreements affecting or pertaining to its Properties, (ii) perform or make reasonable and customary efforts to cause to be performed in all material respects, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, Leases, sub-leases, contracts and agreements affecting its interests in its Properties and (iii) use commercially reasonable efforts to cause the Operators to do all other things necessary to keep unimpaired, except for Liens described in

Section 7.5 below, all rights with respect to the Properties and prevent any forfeiture thereof or a material default thereunder, except to the extent a portion of such Properties are no longer capable of producing in paying quantities.

          Section 6.4      Environmental Matters.

                         (a)      Borrower shall, at its expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, any Crude Oil, Crude Oil and Natural Gas waste, Hazardous Material, or solid waste on, under, about or from any of Borrower’s Properties or any other property to the extent caused by Borrower’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Borrower’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any Crude Oil, Crude Oil and Natural Gas waste, hazardous substance or solid waste on, under, about or from any of Borrower’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that Borrower’s obligations under this clause (a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

                         (b)      Borrower will promptly, but in no event later ten (10) days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against Borrower or the Properties of which Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Borrower reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of Fifty Thousand Dollars ($50,000), not fully covered by insurance, subject to normal deductibles.

                         (c)      Borrower will provide environmental audits and tests in accordance with applicable American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of any other Properties.

          Section 6.5      Records. Borrower shall keep adequate records and books of account with respect to its business activities and the Properties in which proper entries are made in accordance with GAAP, reflecting all financial transactions of Borrower. Borrower shall keep separate books and records than its Affiliates and shall conduct its business separately from the business of its Affiliates.

          Section 6.6      Litigation. Borrower shall give the Administrative Agent prompt written notice of any suit at law or in equity or any investigation or proceeding before or by any Governmental Authority arising after the date hereof and known to Borrower that could:

                         (a)      limit, prohibit or restrict in any material respect the manner in which Borrower presently conduct business; or

                         (b)      declare any substance contained in any product used, sold or distributed by Borrower to be a Hazardous Material in violation of Hazardous Substance Laws.

          Section 6.7      Damage to Collateral. Upon obtaining knowledge thereof, Borrower shall give the Administrative Agent prompt written notice of:

                         (a)      damage to any of the Collateral causing a loss in excess of Fifty Thousand Dollars ($50,000); and

                         (b)      the occurrence of any condition or event which has caused or may reasonably be expected to cause loss or depreciation in excess of Fifty Thousand Dollars ($50,000) with respect to any of the Collateral excluding changes in market conditions such as market fluctuation for the price paid for Hydrocarbons.

          Section 6.8      Solvency. Borrower shall conduct all operations in a manner as is necessary to remain Solvent.

          Section 6.9      Insurance. Borrower shall:

                         (a)      continuously keep all Personal Property together with all improvements on real property insured for replacement value of like kind and quality with insurance companies licensed or approved to do business in the jurisdictions in which the Properties are located with a Best’s Rating of A or better, or as otherwise reasonably satisfactory to the Administrative Agent, against loss or damage by fire or other risk usually insured against by other prudent owners in similar businesses similarly situated under extended coverage endorsement and against theft, burglary, and pilferage together with other insurance covering any other hazards as the Administrative Agent may from time to time reasonably request;

                         (b)      deliver certificates of insurance and copies of insurance policies as required under Section 5.17 above. All such insurance shall contain endorsements in form satisfactory to the Administrative Agent showing the Administrative Agent as a loss payee and additional insured as its interest may appear. Subject to Section 2.13(b)(v) above, all casualty and property damage insurance proceeds received by the Administrative Agent will be retained (or, if Borrower receives any such insurance proceeds, it shall promptly deposit such insurance proceeds into the Project Account to be retained) by the Administrative Agent at its option, for application to the payment of such portion of the Obligations as the Administrative Agent may determine in its reasonable discretion or shall be applied to repair, restore or replace any such insurable loss or damage, provided that the proceeds of the insurance shall be deposited in the

Borrower Sub-Account and, so long as no Event of Default shall have occurred and be continuing, at the request of Borrower, such proceeds shall be disbursed to Borrower upon such terms and conditions as the Administrative Agent may deem appropriate for its protection to pay the cost of repairing, replacing or restoring Collateral or purchasing replacement Collateral;

                         (c)      promptly, upon becoming aware thereof, notify the Administrative Agent of the occurrence or existence of an event justifying a material claim under any insurance and the estimated amount thereof. In furtherance, but not in limitation of the requirements of the preceding sentence, Borrower shall continuously keep and maintain in full force and effect during the term of this Agreement, at Borrower’s sole cost and expense, original insurance policies for which the payment of premiums are current containing waivers of subrogation by the respective insurers and non contributory standard mortgagee clauses or their equivalent or a satisfactory mortgagee loss payable endorsement in favor of the Administrative Agent providing the types of insurance covering each of the Properties and the interest and liabilities incident to the ownership, possession and operation thereof as specified on Schedule 6.9(c), in each case to the extent such insurance is available on commercially reasonable terms;

                         (d)      deliver to the Administrative Agent all certificates of insurance (and if requested by Administrative Agent, copies of all insurance policies and endorsements) which are required to be obtained and maintained by Borrower. Such certificates shall show that (i) such insurance is in full force and effect in accordance with the provisions of this Agreement, (ii) such insurance is non cancelable without at least fifteen (15) days prior written notice to the Administrative Agent sent by United States registered or certified mail, return receipt requested, and (iii) written notice shall be sent to the Administrative Agent in the same manner at least fifteen (15) days prior to any non renewal of such policies;

                         (e)      to the extent available on commercially reasonable terms, obtain at least fifteen (15) days prior to the expiration date of each policy maintained pursuant to this Section 6.9(e) hereof, a renewal or replacement thereof and deliver to the Administrative Agent a certificate of such renewal or replacement policy; and

                         (f)      notwithstanding the foregoing, Borrower shall at all times employ industry standard practices for insurance coverages to include, but not limited to, drilling, workovers, flowline repairs, rig work and facilities work. Borrower will exercise commercially reasonable efforts to ensure that third-party operators also carry such insurance coverages. To the extent Borrower’s existing coverage is not in compliance or falls below those standard for the industry as determined by Administrative Agent, Borrower shall promptly act to increase, if necessary, insurance coverages and coverage amounts to come into compliance with industry standards, in each case to the extent such insurance is available on commercially reasonable terms.

          Section 6.10      Delivery of Instruments. Borrower shall deliver to the Administrative Agent upon its request copies of all contracts, statements, invoices, notices, receipts and vouchers under which Borrower has incurred or are to incur costs in excess of Twenty-Five Thousand Dollars ($25,000), and deliver to the Administrative Agent all other data or documents in connection with Borrower’s operations as the Administrative Agent may from time to time reasonably request.

          Section 6.11      Consultants. Borrower shall accord to the Administrative Agent, to be exercised in the reasonable discretion of the Administrative Agent, with prior written notice to Borrower (except upon the occurrence and during the continuation of an Event of Default, in which case no prior written notice is required), from time to time to select and retain consultants, including engineers and public accountants, to advise the Administrative Agent and the Lenders as to technical and financial matters pertaining to Borrower’s operations relating to the Properties and Borrower’s financial records. Upon Borrower’s receipt of verifying invoices therefor, the reasonable fees and costs charged by the Administrative Agent’s consultants will be paid by Borrower, which may be paid out of Net Operating Cash Flow as lease operating expense. Borrower shall allow such consultants access (at such consultant’s risk) during normal business hours and, if no Event of Default exists, upon three (3) Business Days notice, to the Properties and all other facilities owned, operated or used by Borrower in connection with the Properties or the conduct of Borrower’s business and to Borrower’s records (financial or otherwise) relating to the operation of the Properties, subject to such consultants following Borrower’s reasonable safety policies and prudent operator standards and agreeing to maintain the confidentiality of all such records and the information acquired as a result of such access. The access granted to the Administrative Agent, the Lenders and their consultants under this Section 6.11 will not unreasonably disrupt the business of Borrower or the operation of the Properties.

          Section 6.12      Creditors. Borrower shall promptly, upon the Administrative Agent’s request, provide the Administrative Agent with a statement showing the identity of Borrower’s creditors, the amount due to each, and the date each payment is due. Borrower shall notify the Administrative Agent immediately if Borrower fails to make any payment (other than a contested payment) in accordance with required terms to lessors, suppliers, vendors, owners of Royalty Interests, third party Working Interest owners, Taxing Authorities or others relating to the Properties, including, without limitation, owners or holders of net profits interests, production payments, or any other Liens or burdens on or relating to the Properties, where non payment would create any Lien rights against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower under this Agreement. Upon the Administrative Agent’s receipt of a notice of non-payment from Borrower, Lenders may, but need not, make any payments or agree to pay any persons as are required, in the reasonable opinion of the Administrative Agent, to enable such Borrower to complete performance under this Agreement or to protect the interests of Lenders in production from or allocable to Borrower’s Net Revenue Interest in the Properties or other Collateral, and those payments will be immediately reimbursed to the Administrative Agent, for the ratable benefit of the Lenders, by Borrower on demand. Borrower’s obligation to reimburse any such payments will be secured by the security interests and the Liens granted under the Security Documents.

          Section 6.13      Inspection. Borrower shall, so long as any Obligation remains owing to the Administrative Agent or any Lender or any Collateral remains located at any of the Properties or other facilities owned or leased by Borrower, accord the Administrative Agent and each of the Lenders or their respective agents full and unrestricted access (at the Administrative Agent’s or such Lender’s risk, as applicable) upon the giving of reasonable notice under the circumstances (subject to reasonable safety restrictions and in accordance with prudent operator standards and subject to the Administrative Agent’s and Lenders’ obligations under Section 13.5 below to maintain the confidentiality of information obtained thereby) during normal business hours to the Properties and such other facilities to permit the Administrative Agent and each of the Lenders or their respective agents to, among other things, witness drilling, workovers and other field activities and inspect production. Borrower shall give the Administrative Agent and each of the Lenders or their respective agents due notice of drilling, workovers and other field activities to permit the Administrative Agent and each of the Lenders or their respective agents to exercise its rights under this Section 6.13. The access granted to the Administrative Agent and each of the Lenders and their respective agents under this Section 6.13 will not unreasonably disrupt the business of Borrower or the operation of the Properties.

          Section 6.14      Compliance Opinions and Reports. Borrower shall, upon the Administrative Agent’s reasonable request (and not more than once each calendar year unless an Event of Default exists, in which case the Administrative Agent may request such opinions and/or reports as it may reasonably determine), obtain opinions and/or reports, as designated by the Administrative Agent, from counsel or other consultants reasonably satisfactory to the Administrative Agent that Borrower has all permits, licenses and other approvals required by all applicable Governmental Authorities, and the current and planned operation of the Properties is in compliance with all Governmental Requirements. The cost and expense of preparation of such opinions and reports shall be accounted for as a lease operating expense in the calculation of Net Operating Cash Flow.

          Section 6.15      Operators. To the extent Borrower has the legal right to do so (or to cause or require any other Person to do so) Borrower shall, in the event of a material breach by any Operator under the respective Operating Agreement that is not timely cured in accordance with the terms of that Operating Agreement or upon the occurrence of an Event of Default under this Agreement:

                         (a)      immediately, upon the request of the Administrative Agent, vote to remove the Operator or to commence any proceedings necessary under the applicable Operating Agreement to remove the Operator or assign to the Administrative Agent its right to vote to remove the Operator with respect to the Properties,

                         (b)      seek indemnification or damages from the Operator and its successors or assigns for any loss or liability incurred by Borrower,

                         (c)      pay the owners of Royalty Interests directly,

                         (d)      deliver or use all commercially reasonable efforts to cause the Operator to deliver to any successor Operator all books, agreements, contracts, papers, records (including but not limited to royalty payment records, computerized tapes and other royalty payment information), division orders, farm in and farmout agreements, and all other records, contracts, agreements, papers or documents, written, printed or computerized, which may be pertinent in any way to the operations to be conducted by the successor Operator or which may have been conducted by the former Operator,

                         (e)      cooperate, and use all commercially reasonable efforts to cause the Operator to fully cooperate with the successor Operator to ensure that the Leases are not terminated or the value of the Properties diminished by virtue of the resignation or removal, and

                         (f)      take all other actions and use all commercially reasonable efforts to cause the Operator to take all other actions necessary to ensure an orderly transition of all operations to the successor Operator. Borrower shall promptly reimburse the Administrative Agent, for the ratable benefit of the Lenders, for any payments made by the Administrative Agent or Lenders pursuant to this Section 6.15. The rights and remedies of the Administrative Agent and the Lenders under this Section 6.15 are in addition to any other rights or remedies available under Article XI or elsewhere in this Agreement.

          Section 6.16      Purchasers of Hydrocarbons. Borrower shall:

                         (a)      in the event that any Purchaser of Hydrocarbons is, in the Administrative Agent’s reasonable judgment, not creditworthy, upon the request of the Administrative Agent, (i) cause the Purchaser to provide one or more letters of credit, in form and substance and from a bank satisfactory to the Administrative Agent in connection with its purchase of Hydrocarbons from the Properties, (ii) sell Hydrocarbons only to Purchasers who are creditworthy in the Administrative Agent’s reasonable judgment or who prepay, or (iii) exercise its right to take the Hydrocarbons in kind and sell to Purchasers of Hydrocarbons who are creditworthy in the Administrative Agent’s reasonable judgment; to the extent Borrower is legally entitled to take such action;

                         (b)      after the date of this Agreement, give the Administrative Agent thirty (30) days prior written notice if a Person listed on Exhibit E will become a Purchaser of Hydrocarbons. The notice will contain the Person’s name and address (including contact person) and specify the Property or Properties to which the purchases relate.

          Section 6.17      Access to Officers, Employees and Agents. Borrower shall allow the Administrative Agent and each of the Lenders reasonable access to appropriate officers, employees and agents of Borrower to discuss the affairs, finances and accounts of Borrower at all reasonable times and as often as the Administrative Agent or any of the Lenders may reasonably request.

          Section 6.18      Use of Proceeds; Development of Properties. Borrower shall use all amounts Advanced under the Loan solely for the purposes described in this Agreement and as included on any AFEs and other supporting documentation provided to the Administrative Agent in connection with each Advance Request. Borrower shall diligently develop the Properties in accordance with the applicable AFE.

          Section 6.19      Bonds. Borrower shall maintain in full force and effect all qualifications, bonds, permits and approvals required by any Governmental Authority necessary to own and operate the Properties, and deliver to the Administrative Agent certificates evidencing any bonds and copies of any bonds in place (including renewals) as well as all bonds required by any applicable Governmental Authority. Schedule 6.19 identifies (a) each of the bonds, permits and qualifications maintained by Borrower or Operator in connection with the ownership and operation of the Properties and compliance with Governmental Requirements and (b) all payment obligations of Borrower to applicable bonding agent(s).

          Section 6.20      Hedging Hydrocarbon Production. Borrower shall, at the request of the Administrative Agent, enter into a Swap Agreement or Hedging Agreement in form and substance approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) such that a percentage (not to exceed eighty-five percent (85%)) of the volume of PDP Reserves volumes projected to be produced prior to the Maturity Date are dedicated to a price risk management program approved by the Administrative Agent. Any gain or loss for volume adjustments will be for Borrower’s account. The Administrative Agent may review the adequacy of Borrower’s price hedge position at any time to determine if it is in compliance with this Section 6.20. Notwithstanding the foregoing, within thirty (30) days of Closing, Borrower shall have entered into a Swap Agreement or Hedging Agreement, in form and substance approved by Administrative Agent, for fifty percent (50%) of Borrower’s PDP Reserves at an average price of US $120/bbl for a period of thirty-six (36) months.

          To the extent Borrower enters into any hedging agreements pursuant to the Swap Agreement which extend beyond the Maturity Date, the Obligations under the Swap Agreement shall continue to be secured by the Security Documents notwithstanding payment of the Loan.

          Section 6.21      Minimum Payments. Borrower shall pay to the Administrative Agent, for the ratable benefit of each of the Lenders, interest at the rate specified in this Agreement on all Obligations (including Obligations which are for fees or to reimburse Related Costs or indemnify the Administrative Agent or the Lenders) on each Payment Date.

          Section 6.22      Post-Closing Title Opinions.

                         (a)      Within thirty (30) days after Closing, Borrower will deliver to the Administrative Agent updated title opinions and title information covering the Properties in accordance with Section 6.22(b) below. Notwithstanding the previous sentence, however, no Advance will be made by the Lenders with respect to any Well or proposed Well that is not the subject of an updated title opinion reasonably satisfactory to the Administrative Agent.

                         (b)      The opinions to be delivered under this Section 6.22 will show Defensible Title in the Properties vested in Borrower subject only to (i) the Permitted Encumbrances and (ii) the Mortgages in favor of the Administrative Agent as first and prior mortgage Liens subject only to the Permitted Encumbrances and will otherwise be satisfactory to the Administrative Agent and its counsel.

          Section 6.23      Continuing Enterprise. Borrower shall continue to conduct operations on such a scale and in such a manner as is necessary to (a) perform the obligations under this Agreement, the other Loan Documents and the Basic Documents, and (b) preserve all rights to the Properties and all rights under the Basic Documents unless a prudent operator would not do so.

          Section 6.24      Venue for Debtor Relief Proceedings. In the event Borrower voluntarily commences any proceeding under any Debtor Relief Law, such Borrower shall initiate and maintain the proceeding in a court within the Southern District of Texas.

          Section 6.25      Access to Seismic and Geophysical Data. To the maximum extent allowed under applicable seismic licenses and without substantial additional expense to

Borrower, Borrower shall provide the Administrative Agent, the Lenders and their respective engineering consultants with access to all engineering, seismic, geological and geophysical data, studies and evaluations which Borrower or any of its Affiliates possess or to which any of them has access. The Administrative Agent and Lenders will, upon reasonable notice to Borrower, have access to these records during Borrower’s regular business hours; provided, however, to the extent the information to be made available to the Administrative Agent and Lenders under this Section 6.25 is subject to a confidentiality agreement, Borrower may require the Administrative Agent and Lenders to execute and deliver to it a mutually acceptable confidentiality agreement prior to being allowed access to the confidential information.

          Section 6.26      Financial Ratios.

                         (a)      Interest Coverage Ratio. Beginning January 31, 2009, Borrower shall maintain an Interest Coverage Ratio of at least 2.50 to 1.00, and commencing with the fiscal quarter ending July 31, 2009 and every fiscal quarter thereafter Borrower shall maintain an Interest Coverage Ratio of at least 3.00 to 1.00.

                         (b)      Current Ratio. Beginning with the fiscal quarter ending October 31, 2008, Borrower shall at all times maintain a Current Ratio of at least 1.00 to 1.00.

                         (c)      Adjusted PV Ratio. Beginning on the First Reserve Report Effective Date Borrower shall maintain an Adjusted PV Ratio of not less than 1.5 to 1.0 and commencing on July 31, 2009 and thereafter Borrower shall maintain an Adjusted PV Ratio of not less then 2.0 to 1.

          Section 6.27      Liens on Collateral. Borrower will at all times cause all Collateral (whether real, personal or mixed, tangible or intangible) of Borrower to be subject to a first-priority perfected Lien, subject only to Permitted Encumbrances, in favor of or for the benefit of the Administrative Agent on behalf of Lenders pursuant to the Security Documents. In the event Borrower acquires Property after the Closing Date, Borrower shall promptly notify Lenders of such acquisition and execute appropriate Security Documents to grant Lenders a lien and security interest in such Property.

          Section 6.28      Use of Additional Equity. In the event that Borrower receives any additional capital contributions or other infusions of equity, Borrower will only use the proceeds of such capital contributions or equity infusions (a) to repay the Obligations, (b) to pay the amounts described in clauses (a)-(e) of the definition of Net Operating Cash Flow, (c) to fund capital expenditures of the Borrower to the extent not funded by an Advance under the Loan, (d) to repay Subordinated Debt so long as no default or Event of Default then exists or would be caused thereby and otherwise to the extent permitted under the Subordination Agreement or (e) for such other uses approved by the Administrative Agent in writing.

          Section 6.29      Payment of Taxes, Etc. Borrower shall pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to any of the Collateral except for taxes, assessments, charges or encumbrances being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP.

          Section 6.30      Equipment.

                         (a)      Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrower will be kept at the applicable Property or other places of business of Borrower in the State of New Mexico except as permitted by this Agreement or the applicable Mortgage or except with the prior written consent of Administrative agent, provided, however, Borrower or the Operator may dispose of Equipment in accordance with the terms of any applicable Operating Agreement and may dispose of obsolete, broken or worn Equipment without Administrative Agent’s consent but upon prompt notification to Administrative Agent. Borrower shall use reasonable commercial efforts to cause the Operator at all times to (i) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment relating to the subject Operating Agreement and (ii) make those records available during the Operator’s usual business hours upon prior written notice to any of the officers, employees or agents of Borrower and Administrative Agent.

                         (b)      Sale or Disposal of Equipment. Where Borrower is permitted to dispose of any Equipment, it shall do so or shall cause the Operator to do so, at arm’s-length, in good faith and by obtaining the maximum amount of recovery practicable and without impairing the operating integrity of the remaining Equipment.

          Section 6.31      Deposit Account. Within thirty (30) days of Closing, Borrower shall have established a deposit account at Citibank (Midland, Texas) and a Deposit Account Control Agreement, in form and substance satisfactory to Administrative Agent, shall have been executed and delivered to Administrative Agent.

ARTICLE VII
NEGATIVE COVENANTS

          So long as there are any Obligations owing to the Administrative Agent or any Lender under this Agreement or the Swap Agreement (other than indemnity obligations and similar obligations that survive the termination of this Agreement), and unless the Administrative Agent has previously consented in writing to Borrower’s non-compliance, Borrower shall not:

          Section 7.1      Debt. Create, incur, assume or suffer to exist any Debt, except:

                         (a)      the Obligations to the Administrative Agent and the Lenders;

                         (b)      Capital Leases which do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate, each of which is identified on Schedule 7.1(b) (including such updates to Schedule 7.1(b) that are prepared by Borrower from time to time);

                         (c)      obligations secured by Permitted Encumbrances;

                         (d)      Debt in connection with a Hedging Agreement permitted or required in accordance with this Agreement;

                         (e)      accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are (a) not delinquent or otherwise greater than sixty (60) days past due and do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate or (b) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

                         (f)      letters of credit, surety or other bonds incurred in the ordinary course of business approved in writing by Administrative Agent;

                         (g)      endorsements of negotiable instruments for collection in the ordinary course of business; or

                         (h)      the Subordinated Debt and other Debt incurred with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, and fully subordinated to the Obligations pursuant to a Subordination Agreement.

          Section 7.2      Accounts. Sell, discount or factor its accounts, instruments, intangibles, Leases or chattel paper, except for accounts that are settled for less than the amount thereof, discounted or extended in each case in the ordinary course of business so long as no Default or Event of Default has occurred and is continuing.

          Section 7.3      Guaranties. Other than Debt permitted by Section 7.1 and indemnity, cleanup and other obligations of a customary nature assumed or incurred (excluding Debt for Borrowed money) in favor of any seller of the Leases or related property, assume, guaranty or endorse or otherwise become directly or contingently liable for any liability of any other Person except for the indemnification obligations contained in this Agreement and the Security Documents. The preceding sentence will not prohibit the endorsement of negotiable instruments for deposit or collection or the incurrence of obligations under the Operating Agreements and similar transactions in the ordinary course of business. For purposes of this Section 7.3, the term “guaranty” includes any agreement, whether contingent or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any case primarily for the purpose of enabling another Person to make payment of any debt or liability, or to make any payment (whether as a capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with a debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with that Person’s debts or liabilities.

          Section 7.4      Ownership and Business Operations.

                         (a)      without the prior written consent of Administrative Agent, suffer any Change of Control or merge into or consolidate with any other Person;

                         (b)      acquire or agree to acquire all or any material portion of the Equity Interests or assets of any other Person;

                         (c)      sell, transfer, assign, or grant any Person an option to acquire, any of its assets (as that term is defined in accordance with GAAP) having a fair market value, individually or in the aggregate, greater than Two Hundred Thousand Dollars ($200,000), in any six (6) month period, or take any similar action except for the sale of production or inventory or of worn-out or obsolete equipment or assets in the ordinary course of Borrower’s business;

                         (d)      cancel any claim or Debt during the term of the Loan, except for consideration and in the ordinary course of its business;

                         (e)      except as expressly permitted by this Agreement, prepay any Debt other than the Obligations owing to the Administrative Agent and the Lenders hereunder;

                         (f)      cause or suffer to exist a default by Borrower under any of the Basic Documents if such default could reasonably be expected to have a Material Adverse Effect;

                         (g)      make any loan or advance or extend any credit during the term of the Loan (except in the ordinary course of business) to any Person, whether or not an Affiliate of Borrower;

                         (h)      transfer executive offices, change its company name or reorganize as an entity other than its current form of organization in a jurisdiction other than the jurisdiction under which Borrower is organized on the date of this Agreement except upon at least thirty (30) days prior written notice to the Administrative Agent;

                         (i)      change its fiscal year;

                         (j)      to the extent within Borrower’s capabilities to do so using commercially reasonable efforts, allow (i) the abandonment of any Well capable of commercial production, or the release or abandonment of all or any part of Borrower’s Working Interest or Net Revenue Interest in any of the Properties capable of commercial production, or release or abandon all or any portion of the Properties except in accordance with prudent operator standards; (ii) Borrower’s Net Revenue Interest in the Properties to be developed, maintained or operated in a manner less favorable than prudent operator standards taken as a whole; and (iii) without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, make any material alterations in the Basic Documents except as made by an Operator on behalf of Borrower pursuant to the terms of an Operating Agreement or to the extent that such alteration could not be expected to cause a Material Adverse Effect;

                         (k)      except in the ordinary course of business or as otherwise permitted under this Agreement, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), enter into any new agreement or contract with any Person relating to or affecting any of the Properties that could reasonably be expected to be material in the context of any particular Lease;

                         (l)      enter into any farmout agreements with any Person relating to the Properties without the written consent of Administrative Agent, which consent shall not be unreasonably withheld;

                    (m)      to the extent within its capabilities to do so using commercially reasonable efforts, allow the commencement of any operation other than pursuant to an AFE approved in writing by the Administrative Agent excluding emergency operations, operations required under presently existing contractual obligations, operations necessary to ensure compliance with any governmental safety and environmental regulations and under any applicable Governmental Requirement; or

                         (n)      to the extent of its rights to do so and subject to Section 6.15, permit, or fail or refuse to prohibit, a change in Operator with respect to any of the Properties.

          Section 7.5      Liens and Encumbrances. Except as set forth on Schedule 7.5:

                         (a)      suffer to exist any Lien or consent to the filing of any financing statement on any of its property (including Borrower’s Working Interest or Net Revenue Interest in the Properties) other than

          (i)      the Liens created by and granted to or for the benefit of the Lenders under this Agreement and the Security Documents;

          (ii)      the Permitted Encumbrances;

          (iii)      Liens being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; or

          (iv)      Liens securing Capital Leases permitted by Section 7.1(b) and identified on Schedule 7.1(b).

                         (b)      dedicate, sell, encumber or dispose of, or suffer to exist any agreement for the sale, disposition or encumbrance of, Borrower’s Working Interest and/or Net Revenue Interest in the Properties or of any Hydrocarbon production attributable to Borrower’s Working Interest or Net Revenue Interest in the Properties except in the ordinary course of business; or

                         (c)      reserve any recorded or unrecorded executory rights in Borrower’s Working Interest or Net Revenue Interest in the Properties except as consented to in writing by the Administrative Agent.

          Section 7.6      Investments. Make or suffer to exist, any Investment except Investments in certificates of deposit or other obligations issued by an Acceptable Bank or obligations of the United States government or any agency thereof.

          Section 7.7      Subsidiaries and Divestitures. Create any direct or indirect Subsidiary or divest any material assets by (a) transferring them to any future Subsidiary or (b) by entering into a partnership, joint venture, or similar arrangement. Borrower shall not make any material change in capital structure or enter into any management contract permitting a third party to exercise management rights with respect to Borrower’s business, other than pursuant to the Operating Agreements, without the written consent of Administrative Agent, which consent shall not be unreasonably withheld.

          Section 7.8      Compliance with Laws. Borrower shall not (a) violate any Environmental and Safety Regulation in any manner which could reasonably be expected to have Material Adverse Effect; or (b) use or permit the use of any of the Properties to generate, treat, store, handle, transport or dispose of Hazardous Materials except in compliance in all material respects with all applicable Environmental and Safety Regulations, and which the failure to so comply could reasonably be expected to have a Material Adverse Effect. Upon the occurrence of any Release of Hazardous Materials, Borrower shall promptly commence and perform, or cause to be promptly commenced and performed, without cost to Administrative Agent, all investigations, studies, sampling and testing, and all remedial, removal and other actions reasonably necessary to clean up and remove all Hazardous Materials to comply with the requirements of all applicable Environmental and Safety Regulations.

          Section 7.9      Dividends and Distributions.

                         (a)      declare or pay any cash dividends or distributions;

                         (b)      declare or make any non-cash distribution;

                         (c)      purchase or redeem any of its Equity Interests or other securities;

                         (d)      take any other action that has substantially the same effect as any of the actions prohibited under items (a)-(c) above.

          Section 7.10      Modifications. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents, any Operating Agreement, any Hedging Agreement or any material Basic Document without the prior written consent of Administrative Agent.

          Section 7.11      Development Expenditures. In connection with the development of the Properties, Borrower shall not expend any proceeds of the Loan for activities not expressly provided for herein or included on an AFE approved in writing by Administrative Agent as provided herein.

          Section 7.12      Quarterly Minimum Cumulative Net Operating Cash Flow. Allow the Net Operating Cash Flow during any applicable period to fall below the amounts set forth on Schedule 7.12 for the periods of time set forth therein.

          Section 7.13      Quarterly Minimum Cumulative Production Volumes. Allow its Production Volumes sold and attributable to the Properties to fall below the amounts set forth on Schedule 7.13, as measured on a MBOE basis, for the periods of time set forth therein.

          Section 7.14      Other.

                         (a)      fail to observe all of the provisions of Article V and VI of this Agreement after the Closing, to the extent not already subsumed in this Article VII;

                         (b)      declare an “Early Termination Date” (as that term may be defined in the Swap Agreement) or any similar action pursuant to any Hedging Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed; provided that Borrower may declare an Early Termination Date or any similar action under and in accordance with the terms of any Hedging Agreement (i) in respect of any “Event of Default” (as defined in such Hedging Agreement) by the counterparty to such Hedging Agreement or (ii) in order to close out any transactions then outstanding under such Hedging Agreement and pay all amounts due in connection with the close out of such transactions coincident with the full and final repayment or prepayment of all of the Obligations;

                         (c)      enter into any Hedging Agreement not approved in writing by the Administrative Agent such approval not to be unreasonably withheld or delayed;

                         (d)      enter into a unit operating agreement relating to the Properties outside the ordinary course of business without the written consent of the Administrative Agent such consent not to be unreasonably withheld or delayed;

                         (e)      except as authorized in this Agreement or pursuant to any Operating Agreement now existing or hereafter approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed) for which Borrower has no election or as permitted by Section 6.28 above, make expenditures on capital projects in excess of One Hundred Thousand ($100,000) that have not been approved in writing by the Administrative Agent; or

                         (f)      adopt any Employee Plan without written approval of Administrative Agent.

          Section 7.15      Proceeds of Notes. Permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 2.2. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

          Section 7.16      Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed Seventy-five Thousand Dollars ($75,000) in any period of twelve consecutive calendar months during the life of such leases.

          Section 7.17      Nature of Business. Allow any material change to be made in the character of Borrower’s business as an independent Hydrocarbon exploration and production company. Borrower will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any oil and gas properties not located within the geographical boundaries of the United States.

          Section 7.18      Deposit Accounts. Except for those identified on Schedule 4.42, maintain any additional deposit accounts (as defined in the UCC) without the prior written approval of Administrative Agent.

          Section 7.19      No Severance Agreements. Without the prior written approval of Administrative Agent, enter into or become bound by or cause or allow any of the Collateral to become subject to any agreement under which Borrower could become obligated to pay any amounts or make the accommodations to any Person, in connection with that Person’s resignation, termination or any similar occurrence.

          Section 7.20      G&A Expenses. Allow G&A Expenses to exceed the G&A Cap.

          Section 7.21      Commodity Deliveries. Enter into obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business.

ARTICLE VIII
FURTHER RIGHTS OF LENDERS

          Section 8.1      Delivery of Additional Documents. Until the Obligations are repaid in full, (other than indemnity obligations and similar obligations that survive the termination of this Agreement), Borrower, at its expense, shall do all things and shall deliver all instruments requested by the Administrative Agent to create, perfect, protect or continue any security interest, mortgage or Lien granted or created under this Agreement or any of the Security Documents. The Administrative Agent or any of the Lenders may examine, inspect and copy or make extracts from all books and records of Borrower at any time during regular business hours upon prior written notice to Borrower. Borrower authorizes the Administrative Agent to execute alone any other instruments that the Administrative Agent may require to establish, perfect, protect or establish any Lien or security interest under this Agreement or any of the Security Documents and further authorize the Administrative Agent to sign Borrower’s name on any of those instruments. In accordance with Section 13.12, Borrower authorizes, during the continuance of an Event of Default, the Administrative Agent to appoint any Person or Persons as the Administrative Agent may designate as its agent and attorney in fact to endorse, for deposit into the Project Account, the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Administrative Agent, any Lender or any of their respective Affiliates, to sign Borrower’s name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted in this Section 8.1 are coupled with an interest and are, therefore, irrevocable. Neither the Administrative Agent, any Lender, any of their respective Affiliates nor any agent or attorney in fact of any of them will be liable to any Person for any act or omission, error in judgment or mistake of law that is not intentional, willful or grossly negligent. Upon payment and performance of all Obligations of Borrower (other than indemnity obligations and similar obligations that survive the termination of this Agreement), to the Administrative Agent and the Lenders, this power of attorney will become null and void.

          Section 8.2      Payments by Lenders. If Borrower fails to purchase or maintain insurance in accordance with this Agreement, or to pay any tax, assessment, government charge or levy in accordance with this Agreement, or in the event that any prohibited Lien, encumbrance or security interest is not discharged in accordance with this Agreement, or in the event that Borrower materially fails to perform or comply with any other covenant, promise or Obligation under any Loan Document and such failure gives rise to a Default that is continuing, Administrative Agent or Lenders may, but will not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all amounts paid by Administrative Agent or Lenders, including reasonable attorneys’ fees and disbursements, will be deemed to be additional Obligations owing by Borrower to the Administrative Agent and the Lenders under this Agreement; provided, however, that Administrative Agent and Lenders will not make any payments on behalf of Borrower without providing Borrower prior written notice of at least three (3) Business Days.

          Section 8.3      Possession. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (a) enter Borrower’s premises at any time, and (b) until it completes the enforcement of their rights in the Equipment or other Collateral subject to its Liens under the Security Documents and the sale or other disposition of any property subject to those documents, take possession of those premises without charge, rent or payment, or place custodians in control of any of the premises, remain on and use the premises and any of Borrower’s Equipment and other Collateral for the purpose of completing any work in progress, preparing any Collateral for disposition or collecting any Collateral.

          Section 8.4      Indemnification.

                              (a)      BORROWER WILL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY THE ADMINISTRATIVE AGENT, EACH OF THE LENDERS AND THEIR RESPECTIVE RELATED PARTIES (collectively, the “Indemnified Parties”) AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDERS’ RIGHTS OR SECURITY INTERESTS UNDER THE PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

          (i)      THE ACQUISITION OR OPERATION OF THE COLLATERAL;

          (ii)      THE REALIZATION, REPOSSESSION, SAFEGUARDING, INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

     (iii)      THE COLLECTING, PERFECTING OR PROTECTING OF LENDER’S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

     (iv)      ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWER. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESSES OR PROSPECTS. BORROWER HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 8.4(a)(iv) AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER;

PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. FOR THE AVOIDANCE OF ALL DOUBT, TO THE EXTENT THE PHRASE “RELATED EXPENSES,” WHEN USED IN THIS SECTION 8.4, REFERS TO EXPENSES THAT CONSTITUTE RELATED COSTS, SUCH EXPENSES WILL BE DEEMED TO BE LIMITED TO SUCH EXPENSES OF THE ADMINISTRATIVE AGENT (BUT NOT THE LENDERS) IN ACCORDANCE WITH THE DEFINITION OF “RELATED COSTS” IN SECTION 1.1 ABOVE.

                         (b)      BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF BORROWER OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR ADVANCE OR THE USE OF THE

PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS AFFILIATES BY BORROWER AND ITS AFFILIATES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS (AFTER GIVING EFFECT TO THE PERMITTED ENCUMBRANCES), (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY BORROWER OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE, (ix) THE PAST OWNERSHIP BY BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWER OR ANY OF ITS AFFILIATES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWER OR ANY OF ITS AFFILIATES, (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. AS USED IN THIS SECTION THE TERM “LENDERS” SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSONS.

                         (c)      All amounts due under this Section 8.4 shall be payable not later than ten (10) days after written demand therefor.

          Section 8.5      Removal and Appointment of Operator. The Administrative Agent will, in its reasonable discretion, have the right to approve or disapprove any action taken by Borrower to appoint, remove or replace the Operator of any of the Properties.

ARTICLE IX
CLOSING; CONDITIONS PRECEDENT TO CLOSING

          Section 9.1      Closing. Subject to the conditions stated in this Agreement, Closing of the Loan will occur at a mutually agreeable time on or before July 30, 2008. The dates on which the Loan Documents are executed and each of the conditions in Section 9.2 are satisfied will be known as the “Closing Date.” Closing will occur at the offices of Greenberg Traurig, LLP, 1000 Louisiana Street, 17th Floor, Houston, Texas 77002, at 10:00 a.m. on the Closing Date, or at any other place and time as Borrower and Administrative Agents may agree in writing or electronic mail.

          Section 9.2      Conditions to Making the Initial Advance. As conditions to the making of the initial Advance in the amount of Five Million Three Hundred Thousand and No/100 Dollars ($5,300,000.00) under the Loan:

                         (a)      Borrower will execute and deliver to the Administrative Agent and the Lenders, respectively, or their designee each of the Loan Documents to which Borrower is a party, each in form and substance satisfactory to Administrative Agent;

                         (b)      Borrower will cause each Person designated by the Administrative Agent to execute and deliver to the Administrative Agent the Subordination Agreements;

                         (c)      Borrower will have obtained all permits, licenses and bonds required to own and operate the Properties under any applicable Governmental Requirements, and such permits, licenses and bonds are set forth in Schedule 6.19 attached hereto;

                         (d)      the Administrative Agent is satisfied, in its sole and absolute discretion, with all business, financial, legal, title, engineering and environmental due diligence with respect to Borrower and the Properties;

                         (e)      Borrower will confirm, to the satisfaction of the Administrative Agent, the location premium and transport costs for Hydrocarbons produced by the Wells within the Properties;

                         (f)      Borrower will deliver to the Administrative Agent its pro forma financial statement and balance sheet prepared in accordance with GAAP, except for the omission of the notes required by GAAP, and subject to the assumptions stated and normal “year end adjustments” and certified as of the Closing Date by Borrower’s Authorized Officer as accurately showing the financial position of Borrower after giving effect to this Agreement (including the payment of all fees and expenses to be paid or payable in connection with this Agreement and the initial Advance to be requested by Borrower under the Loan, if such an Advance is to be requested at Closing); in addition, Borrower will have no contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or unanticipated losses from any unfavorable commitments that are not disclosed in the financial statements;

                         (g)      An environmental consultant satisfactory to the Administrative Agent will inspect the Properties and deliver to the Administrative Agent an environmental site assessment satisfactory in form and substance to the Administrative Agent;

                         (h)      Borrower will deliver to the Administrative Agent (i) title opinions or other evidence of title relating to an agreed upon percentage of the Properties (current to the interests owned by Borrower and the security interests and Liens being granted under the Mortgage or otherwise satisfactory in form and substance to Lender) showing Defensible Title to the Properties vested in Borrower’s Seller, Hanson Energy, subject only to the Permitted Encumbrances and otherwise satisfactory in form and substance to Lender; (ii) a map indicating the location of each Lease comprising the Properties and identifying each PDP well, each PDNP well and each PUD location on the Properties; and (iii) a list of all Leases comprising the Properties together with the expiration dates of each Lease and a summary of any affirmative drilling obligations or other mandatory capital expenditures required to maintain each Lease in force and effect;

                         (i)      any necessary Governmental Authority will have approved in writing the transfer of the Properties to Borrower, and that written approval will be satisfactory in form and substance to the Administrative Agent in its sole and absolute discretion;

                         (j)      Borrower will deliver to the Administrative Agent the Basic Documents and all other documents and instruments as the Administrative Agent may reasonably request, all of which will be satisfactory, in form and substance, to the Administrative Agent;

                         (k)      Borrower will deliver to the Administrative Agent satisfactory legal opinions, including usury opinions, in form and substance satisfactory to Administrative Agent in its sole and absolute discretion;

                         (l)      Borrower will deliver to the Administrative Agent or cause to be delivered to the Administrative Agent:

          (i)      a copy of resolutions, in form and substance satisfactory to the Administrative Agent, authorizing (1) the execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, (2) the borrowings contemplated by this Agreement, (3) the granting of the Liens contemplated by the Mortgages and the other Security Documents, certified as true and correct by an officer of Borrower as of the Closing Date and certifying that the resolutions have not been amended, modified, revoked or rescinded as of the Closing Date;

          (ii)      a certificate of the Secretary or other Authorized Officer of Borrower dated the Closing Date, certifying the Authorized Officer’s signature on behalf of Borrower executing the Loan Documents to which such Borrower is a party and any certificate or other documents to be delivered in connection with any of the Loan Documents; and

          (iii)      (1) a copy of the Charter Documents of Borrower, certified as of a date not more than thirty (30) Business Days prior to the Closing Date by the Nevada Secretary of State (2) a certificate as of a date not more than thirty (30) Business Days prior to the Closing Date from the Nevada Secretary of State as to the existence and good standing of Borrower as corporation, and (3) a certificate dated the Closing Date from an Authorized Officer of Borrower to the effect that the documents delivered pursuant to items (1)–(2) are true and correct copies and, with regard to item (1) as on file with the Nevada Secretary of State, no action has been taken to amend, modify or repeal that document and it remains in full force and effect in that same form on the Closing Date.

                         (m)      the Administrative Agent will have reviewed and found acceptable Borrower’s accounting and business systems (including “back-office” and administrative functions);

                         (n)      Borrower will have identified to the Administrative Agent independent public accountants Borrower will retain, which independent public accountants shall be satisfactory to Borrower and the Administrative Agent;

                         (o)      Borrower will execute and deliver to MBL or its designated Affiliate the Swap Agreement;

                         (p)      Borrower will deliver to the Administrative Agent copies of all insurance certificates required under this Agreement listing the Administrative Agent as a loss payee or additional insured or as otherwise required by Administrative Agent, each certified as true and correct by an Authorized Officer of Borrower and acceptable to the Administrative Agent in its sole and absolute discretion (provided, however, Borrower shall provide copies of any such insurance policy upon the Administrative Agent’s request);

                         (q)      Borrower has provided any other information required by Section 326 of the USA PATRIOT Act or deemed necessary in the opinion of each Lender to enable such Lender to verify the identities of Borrower as required by Section 326 of the USA PATRIOT Act;

                         (r)      No Material Adverse Effect has occurred;

                         (s)      Except as disclosed in this Agreement, there are no past due bills for improvements or services to the Properties that could give rise to mechanic’s or materialmen’s Liens or any other similar encumbrance arising by operation of applicable law that are not subject to a Subordination Agreement in favor of Lender;

                         (t)      the Administrative Agent is satisfied with the management of Borrower;

                         (u)      The representations in each of the Loan Documents of Borrower and each other Person party thereto are true, complete and correct in all material respects;

                         (v)      the Administrative Agent is satisfied, in its sole and absolute discretion, with the results of its due diligence examination of Borrower and the Properties, including Borrower’s proposed development of the Properties, satisfactory information regarding existing Crude Oil and Natural Gas sales, and all aspects of Borrower’s existing and contemplated Crude Oil and Natural Gas marketing activities;

                         (w)      No suit or other proceeding is pending or threatened before any Governmental Authority seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from Borrower in connection with the transactions contemplated in this Agreement or alleging the breach of any material contract;

                         (x)      Borrower has reimbursed, or will concurrently with the first Advance reimburse, Administrative Agent and Lenders for all Related Costs for which invoices have been presented;

                         (y)      Borrower has paid the fees set forth in Section 2.4;

                         (z)      Borrower will have delivered to the Administrative Agent such financial statements as the Administrative Agent may request and such financial statements will be acceptable to the Administrative Agent in its sole and absolute discretion;

                         (aa)      Borrower will have on hand capital sufficient to conduct the operations contemplated by this Agreement as determined by the Administrative Agent in its sole and absolute discretion;

                         (bb)      All Operating Agreements (inclusive of all COPAS provisions) with respect to the Properties will be in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;

                         (cc)      The transactions contemplated by this Agreement are not prohibited by law or regulations applicable to Borrower, Administrative Agent or any Lender, including, but not limited to, the USA PATRIOT Act;

                         (dd)      Borrower has received, read and executed, as applicable, the Client Registration Form (Corporate Account) and Terms and Conditions of Investment Business of MBL attached hereto as Exhibit J;

                         (ee)      Borrower has delivered to the Administrative Agent releases of all existing Liens (except for Liens that are Permitted Encumbrances) on the Properties, each of which will be satisfactory to the Administrative Agent; and

                         (ff)      No amendments to the PSA have been made other than amendments which have been previously approved in writing by Administrative Agent, and all conditions precedent to closing pursuant to the PSA have been fully satisfied.

          Section 9.3      Additional Conditions Precedent. In addition to the conditions set forth in Article II and Section 9.2 above, the following additional conditions apply to the making of each subsequent Advance under the Loan:

                         (a)      Borrower will deliver to the Administrative Agent an Advance Request substantially in the form of Exhibit C;

                         (b)      if applicable, any necessary Governmental Authority will have consented in writing to the granting of the Liens and other rights contemplated by the Mortgages, and that written consent will be reasonably satisfactory in form and substance to the Administrative Agent;

                         (c)      Upon the Administrative Agent’s reasonable request and to the extent not previously provided, Borrower will obtain and deliver to the Administrative Agent any other documents, including Lien waivers, additional Subordination Agreements, certificates, consents and other approvals required from third parties, all in form and substance acceptable to the Administrative Agent, necessary to the preservation of the Administrative Agent’s first-priority Lien on all of the Borrower’s assets;

                         (d)      For each Well for which Borrower is the Operator, Borrower and Operator will execute and deliver to the Administrative Agent the Operating Agreements for each Well that is the subject of any pending Advance, and each of those agreements (including the COPAS provisions) will be in form and substance reasonably satisfactory to the Administrative Agent;

                         (e)      To the extent not previously delivered to the Administrative Agent, including in connection with any additional Properties acquired by Borrower after the Closing Date, Borrower will deliver to the Administrative Agent such documents as the Administrative Agent may reasonably request, including supplemental or additional title opinions, permits or consents required by any Governmental Authority;

                         (f)      To the extent not previously delivered to the Administrative Agent or its designee and acknowledged in writing by the Administrative Agent, Borrower will have provided evidence satisfactory to the Administrative Agent that all seismic and other geological, geophysical, engineering and well data relating to the Properties and owned by Borrower and has been or will be assigned to Borrower free of any encumbrance except for existing third party agreements;

                         (g)      To the extent not previously delivered to the Administrative Agent, Borrower will deliver to the Administrative Agent an opinion or opinions of counsel to Borrower covering any Loan Document executed and delivered to the Administrative Agent after the Closing Date, and each such opinion will be satisfactory to the Administrative Agent and its counsel and will provide that the Administrative Agent, each of the Lenders and their respective lenders or assignees will be entitled to rely upon it;

                         (h)      To the extent not previously delivered to Administrative Agent, Mortgages on any Properties of Borrower that constitute real property or, to the extent the Properties are comprised of Leases that are not deemed to be real property by the applicable jurisdiction, appropriate documentation granting Lender a security interest in all rights of Borrower to such Leases;

                         (i)      At the time of and immediately after giving effect to such Advance, no Default shall have occurred and be continuing;

                         (j)      At the time of and immediately after giving effect to such Advance, no Material Adverse Effect shall have occurred;

                         (k)      The representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such borrowing, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;

                         (l)      The making of such Advances would not conflict with, or cause Administrative Agent or any Lender to violate or exceed, any applicable Governmental Requirement, and no change in law shall have occurred, and no litigation shall be pending or threatened, which does or, seeks to, enjoin, prohibit or restrain, the making or repayment of any Advance or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document;

                         (m)      Borrower will deliver to the Administrative Agent a certificate from an authorized officer of Borrower representing and warranting that the matters specified in Section 9.3(i)-(l) are true and correct as of the date of the certification;

                         (n)      Borrower has implemented a commodity price risk management program as required by Section 6.20 above; and

                         (o)      To the extent the scope of insurance required by Section 6.9 above has changed since the Closing Date as a result of the approval of a revised Development Plan by the Administrative Agent, the Administrative Agent has approved Borrower’s insurance coverage and determined that it is satisfactory for Borrower’s operations as contemplated by the then applicable Development Plan.

ARTICLE X
EVENTS OF DEFAULT

          Section 10.1      Events of Default. The occurrence and continuance of any of the following at any time during the term of this Agreement will be an “Event of Default” hereunder:

                         (a)      Borrower shall default in the payment when due of any amount payable by it under this Agreement, the Promissory Notes or any Security Document and such default shall continue for more than two (2) Business Days after the date due; or

                         (b)      Borrower or any other Obligor fails to comply with any material term, condition, or covenant of this Agreement (other than a payment Obligation under Section 10.1(a) or Section 6.21), the Promissory Note, any Security Document, the Subordination Agreement or any other Loan Document, whether or not related to any payment Obligation and, with respect to any Obligor only, such failure shall continue unremedied for a period of thirty (30) days after Borrower becomes aware of its occurrence, provided, however, if Borrower promptly initiates and diligently pursues efforts to remedy such default, Borrower shall have a period of ninety (90) days after Borrower becomes aware of such occurrence to cure such default; or

                         (c)      Borrower (i) executes an assignment for the benefit of its creditors, (ii) becomes or is adjudicated bankrupt or insolvent, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of Borrower or of all or any substantial part of its assets, (v) files a voluntary petition seeking reorganization or an arrangement with creditors, or to take advantage of or seek any other relief under any Debtor Relief Laws, (vi) files an answer admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (vii) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of the Administrative Agent, any of the Lenders or any of their respective Affiliates under any of the Loan Documents; or

                         (d)      an order, judgment, or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a conservator, receiver, trustee, or liquidator of Borrower, or of all or any substantial part of its assets, and the order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after its entry, or a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any Debtor Relief Laws, and the petition is not discharged within ninety (90) days after its filing; or

                         (e)      if any statement or representation of the Borrower or any other party (other than the Administrative Agent or any Lender) contained in this Agreement, any Security Document, any other Loan Document, any financial statement or any certificate delivered by Borrower to the Administrative Agent or any of the Lenders shall be discovered to have been materially false when made or deemed made; or

                         (f)      if any federal tax Lien or any other Liens totaling One Hundred Thousand Dollars ($100,000) or more are filed of record against Borrower, Operator or the Properties and not bonded or discharged within thirty (30) days after Borrower receives actual or constructive notice of its filing unless Borrower promptly initiates and diligently pursues efforts (including legal proceedings) in good faith to discharge such Liens; provided that in no event will the period permitted for the bonding or discharge of such federal tax Lien(s) exceed sixty (60) days; or

                         (g)      if a judgment (i) for more than One Hundred Thousand Dollars ($100,000) or (ii) for any amount if the execution and enforcement of such judgment could reasonably be expected to adversely affect Borrower’s or Operator’s ability to operate the Properties is entered against Borrower or Operator and not appealed and bonded or stayed, vacated, paid, or discharged within thirty (30) days of its entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability for the claim or for which Borrower has adequate reserves under GAAP; or

                         (h)      unless Borrower provides written notice to the Administrative Agent (prior to the date on which such Debt becomes due) detailing to the satisfaction of the Administrative Agent the basis upon which Borrower intends to dispute the obligation, Borrower fails to pay any Debt in excess of One Hundred Thousand Dollars ($100,000) (other than Debt under this Agreement) or any related interest or premium, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and the failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the Debt, or any other event occurs and continues after the applicable grace period, if any, specified in the applicable agreement or instrument, if the effect of the default or event is to accelerate or to permit the acceleration of the maturity of the Debt or permit the Debt to be declared to be due and payable prior to the stated maturity; or

                         (i)      this Agreement, the Promissory Notes, any Security Document, or any other Loan Document ceases to be in full force and effect (except in accordance with its terms) or is declared null and void or the validity or enforceability is contested or challenged by Borrower, any Affiliate of Borrower or any of their respective members, partners or shareholders; (ii) Borrower deny that they have any further liability or obligation under this Agreement, the Promissory Note or any of the Security Documents; or (iii) any of the Liens granted to the Administrative Agent of any of the Lenders under the Security Documents cease to be valid or perfected or cease to have the priority required hereby or under the Security Documents; or

                         (j)      Borrower fails to provide satisfactory evidence to Lender, within thirty (30) days of Closing, that any Lien (other than Permitted Encumbrances) against the Properties in favor of a third-party has been released or subordinated to Lender; or

                         (k)      Borrower or Operator fail to comply with any Governmental Requirements pertaining in any way to Borrower, the Properties, the Hydrocarbons or any of the other Collateral and such failure could reasonably be expected to have a Material Adverse Effect; or

                         (l)      any Operator is removed or withdraws and the replacement Operator is not acceptable to the Administrative Agent in the Administrative Agent’s reasonable discretion; or

                         (m)      except in connection with such Borrower’s acquisition of an additional Working Interest in the Properties pursuant to which such Borrower also realizes a proportionately higher Net Revenue Interest in the Properties (and such Net Revenue Interest is not subject to reduction at any time following the closing of such acquisition), any Borrower’s Working Interest is increased or Net Revenue Interest is decreased from those set forth in Exhibit A without the prior written consent of the Administrative Agent; or

                         (n)      Borrower causes or suffers to exist a default of any material obligation of Borrower under any Hedging Agreement that continues beyond the applicable cure period and such default could reasonably be expected to have a Material Adverse Effect; or

                         (o)      Borrower modifies or amends any of its Charter Documents in any material manner without the Administrative Agent’s prior written consent; or

                         (p)      a Change of Control occurs without the Administrative Agent’s prior written consent; or

                         (q)      a Material Adverse Effect occurs; or

                         (r)      provided, however, that the events described in any of Section 10.1(b), (e), (h), (i), (j), (k) and (l) will constitute an Event of Default only if the event described is not remedied by Borrower within thirty (30) days after the earlier of (i) any officer of Borrower (or, in the case of any other Obligor, any officer of that obligor) becoming aware of the occurrence of the event and (ii) Borrower’s receipt of a notice from the Administrative Agent on behalf of the Lenders of the occurrence of the event.

ARTICLE XI
REMEDIES OF LENDERS

          Section 11.1      Remedies. Upon the occurrence of any Event of Default other than under Section 10.1(c) or 10.1(d), the Administrative Agent shall, by written notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the commitments and thereupon the commitments shall terminate immediately and (ii) declare the Promissory Notes and the Loan due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder and under the Promissory Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower. Upon the occurrence of an Event of Default described in Section 10.1(c) or Section 10.1(d), the commitments to make additional Advances shall automatically terminate and the Promissory Notes and the principal of the Loan then outstanding, together with accrued interest thereon and all fees and the other obligations of Borrower accrued hereunder and under the Promissory Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Upon a termination of the Lenders’ commitments following an Event of Default, the Administrative Agent (on behalf of each of the Lenders) will have, in addition to all other rights arising under any of the Loan Documents or by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where the Collateral is kept and peacefully retake possession.

          Section 11.2      Collateral. Neither the Administrative Agent nor any of the Lenders will have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Borrower grants to the Administrative Agent and the Lenders a license or other right to use, at any time that after the occurrence and during the continuance of an Event of Default exists, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature related to the Collateral and necessary or convenient in connection with the Administrative Agent completing production of, advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and any franchise, sales or distribution agreements will inure to the Administrative Agent’s benefit (for the benefit of each of the Lenders).

          Section 11.3      Set-Off Rights. Upon the occurrence and during the continuation of an Event of Default, Lenders or the Administrative Agent on behalf of the Lenders will have the right, at any time and from time to time, to set off and apply against the Obligations, in any manner Lenders may determine, any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time credited by or owing from Lenders or any depositary to Borrower whether or not the Obligations are then due; provided, however, that this sentence will not apply to any amounts owing to third party Working Interest and Royalty Interest previously identified in writing to Lenders. Lenders will provide notice to Borrower not later than ten (10) days following the application of any funds under this Section 11.3. As further security for the Obligations, Borrower grants to Lenders a security interest in and Lien on all money, instruments, and other property of Borrower now or at any time held by Lenders, including property held in safekeeping. In addition to Lenders’ right of set off and as further security for the Obligations, Borrower grants to Lenders a security interest in and Lien on all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or at any time on deposit with or held by Lenders or any depositary together with all other amounts at any time credited by or owing from Lenders or any depositary to Borrower. The rights and remedies of Lenders under this Section 11.3 are in addition to other rights and remedies (including other rights of set off) that Lenders may have.

          Section 11.4      Rights Under Operating Agreements. Upon the occurrence and during the continuation of an Event of Default and after notice to Borrower of its intent to exercise the same, the Administrative Agent will have the right to exercise Borrower’s rights under any Operating Agreement or any other Basic Document.

ARTICLE XII
ADMINISTRATIVE AGENT

          Section 12.1      Appointment and Authorization of Administrative Agent. Subject to Section 12.19 below, each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to act as its agent under this Agreement and Loan Documents and to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set out herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” herein and in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an Administrative relationship between independent contracting parties.

          Section 12.2      Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement, or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct on the part of the Administrative Agent.

          Section 12.3      Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set out herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

     Section 12.4      Reliance by Administrative Agent.

                         (a)      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                         (b)      For purposes of determining compliance with the conditions specified in Article IX, each Lender shall, where applicable, be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date or Advance date, as applicable, specifying its objection thereto.

          Section 12.5      Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to the Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          Section 12.6      Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower under the Agreement. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of Borrower or any of its Affiliates which may come into the possession of any Administrative Agent-Related Person.

          Section 12.7      INDEMNIFICATION OF ADMINISTRATIVE AGENT. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH ADMINISTRATIVE AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF BORROWER AND WITHOUT LIMITING THE OBLIGATION OF BORROWER TO DO SO), PRO RATA, AND HOLD HARMLESS EACH ADMINISTRATIVE AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL LIABILITIES AND COSTS INCURRED BY IT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY ADMINISTRATIVE AGENT-RELATED PERSON OF ANY PORTION OF SUCH LIABILITIES AND COSTS TO THE EXTENT DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH ADMINISTRATIVE AGENT-RELATED PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED FURTHER THAT NO

ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION 12.7. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. THE UNDERTAKING IN THIS SECTION 12.7 SHALL SURVIVE TERMINATION OF THE MAXIMUM COMMITMENTS, THE PAYMENT OF ALL OTHER OBLIGATIONS AND THE RESIGNATION OF THE ADMINISTRATIVE AGENT.

          Section 12.8      Administrative Agent in its Individual Capacity. MBL and its Affiliates may make loans to, acquire Equity Interests in and generally engage in any kind of financial advisory, underwriting or other business with the Borrower and its Affiliates as though MBL were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MBL or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate), and the Lenders further acknowledge that the Administrative Agent shall be under no obligation to provide such information to any of them. With respect to its Advances, MBL, in its individual capacity as a Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include MBL in its individual capacity.

          Section 12.9      Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 12.9, the Administrative Agent may resign as Administrative Agent upon thirty (30) days notice to the Lenders and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders. Such appointment will be made with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) unless an Event of Default exists, in which case Borrower’s consent will not be required. If no successor Administrative Agent is appointed prior to the effective date of the resignation or retirement of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring or removed Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring or removed Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

          Section 12.10      Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                         (a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.13 and Section 13.10 allowed in such judicial proceeding; and

                         (b)      to collect and receive any monies or other property payable or deliverable in respect of any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Section 2.13 and Section 13.10.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          Section 12.11      Collateral Matters.

                         (a)      Collateral Matters.

          (i)      Each Lender authorizes and directs Administrative Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that (A) any action taken by Administrative Agent in respect of any Collateral in accordance with the provisions of this Agreement or the Security Documents and (B) the exercise by Administrative Agent of powers in respect of the Collateral set out in any Security Documents, together with other reasonably incidental powers, shall be authorized by and binding upon all Lenders.

          (ii)      In the event any Lien under any Security Document is, on its face, granted to a Lender rather than to Administrative Agent (for the ratable benefit of all Lenders), the Administrative Agent, Lenders, and Borrower confirm that it is their intent that all such Liens shall be granted (or deemed granted) to Administrative Agent for the ratable benefit of all Lenders. All such Security Documents are hereby amended to the extent necessary to reflect that the Liens granted under those Security Documents are granted to Administrative Agent (for the ratable benefit of all Lenders), and Borrower hereby grant all Liens under all Security Documents to Administrative Agent, for the ratable benefit of Lenders.

          (iii)      Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time while no Default or Event of Default exists, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted by the Security Documents.

          (iv)      Administrative Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the party pledging the Collateral or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent for the benefit of Lenders under the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority.

          (v)      Administrative Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

                         (b)      Release Collateral. Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien or encumbrance on any property granted to or held by the Administrative Agent under any Loan Document or Security Document (i) upon termination of the Maximum Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted under the Agreement or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders.

                         (c)      Subordinate Liens. Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien or encumbrance on any property granted to or held by the Administrative Agent under any Loan Document or Security Document to the holder of any Lien or encumbrance on such property that constitutes a purchase money lien or a capital lease.

                         (d)      Confirm Authority. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

          Section 12.12      Advance Procedure.

                         (a)      Subject to compliance with Section 2.6 and Article IX, Borrower may request the Advance of the Loan by submitting an Advance Request to Administrative Agent, and Administrative Agent shall promptly notify each Lender of the Advance Request and its contents. An Advance Request is irrevocable and binding on Borrower. Each Advance Request must be received by Administrative Agent no later than 12:00 p.m. Houston, Texas, Time on the third (3rd) Business Day preceding the proposed Advance date.

                         (b)      By 11:00 a.m. Houston, Texas, time on the Advance date, each Lender shall remit its Percentage Share of each requested Advance by wire transfer to Administrative Agent pursuant to Administrative Agent’s wire transfer instructions on Annex I (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to Borrower as directed in the Advance Request (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrower).

                         (c)      Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Percentage Share of the requested Advance available to Administrative Agent on the applicable Advance date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Percentage Share of any requested Advance available to Administrative Agent on the applicable Advance date, Administrative Agent may (to the extent such amount was actually advanced to Borrower) recover the applicable amount on demand from that Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender.

          Section 12.13      Payments. Borrower shall make each payment on the Obligations as provided in this Agreement, provided that all such payments shall be paid to Administrative Agent and shall be without offset, counterclaim or deduction. Any payment of the Obligations from Borrower or any of its Affiliates which is received by any Lender (including under Section 11.4), shall be promptly forwarded to Administrative Agent. Payments received after the designated time will be deemed received on the next Business Day. Administrative Agent shall pay each Lender any payment to which that Lender is entitled on the Business Day following the day Administrative Agent receives the funds from Borrower. If and to the extent that Administrative Agent does not make a payment to Lenders when due, the unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the date paid.

          Section 12.14      Application of Payments.

                         (a)      If no Default or Event of Default then exists, all scheduled payments shall be applied ratably in accordance with Section 2.9(d) above.

                         (b)      If no Default or Event of Default then exists, all prepayments shall be applied ratably in accordance with Section 2.9(d) above.

                         (c)      All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Promissory Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Documents; second, to accrued interest on the Promissory Notes; third, to fees; fourth, pro rata to principal outstanding on the Promissory Notes and Obligations in respect of the Swap Agreement; fifth, to any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

          Section 12.15      Liens. The Liens granted by Borrower under the Loan Documents are granted to the Administrative Agent for the ratable benefit of the Lenders. It is the intent of the Lenders that they share an equal priority Lien in all of the Collateral, regardless of any previous recordations or filings, the name of the grantee or secured party in the applicable Security Document, and regardless of the timing of any additional recordations or filings, and that the enforcement of all of their respective rights and remedies under the Loan Documents is subject to the terms and provisions of this Agreement. ALL LIENS OF ANY LENDER (ACTING IN ANY CAPACITY UNDER ANY OF THE LOAN DOCUMENTS) IN ANY OF THE COLLATERAL SHALL BE PARI PASSU WITH ALL LIENS OF THE OTHER LENDERS IN SUCH COLLATERAL AND ALL SUCH LIENS SHALL HAVE EQUAL PRIORITY.

          Section 12.16      Payment Priority. The right of each Lender to receive any payments or prepayments under or in respect of the Agreement, any Loan Document, or any Collateral shall be pari passu with the payment rights of all other Lenders acting in their capacity as a Lender pursuant to this Agreement, provided that payments of principal and interest will be allocated to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

          Section 12.17      Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or fees resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Advances or fees and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Advances or fees of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this Section 12.17 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 12.17 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          Section 12.18      Relationship of Lenders. This Agreement, and the documents delivered in connection herewith, does not create a partnership or joint venture among Administrative Agent and Lenders or among the Lenders.

          Section 12.19      Actions by Administrative Agent. Notwithstanding Section 12.1 above, the Administrative Agent shall not take any of the following actions (collectively, the “Material Changes”):

                         (a)      increase the Commitment of any Lender without the written consent of such Lender;

                         (b)      reduce the principal amount of any Advance or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby;

                         (c)      postpone the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Availability Termination Date without the written consent of each Lender affected thereby;

                         (d)      change this Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

                         (e)      release any of the Collateral (except as expressly provided in Section 12.11(b) above);

                         (f)      change Section 6.26, without the written consent of each Lender; or

                         (g)      change (A) any of the provisions of this Section 12.19, (B) the definition of “Required Lenders” or (C) any other provision hereof specifying the number or percentage of Lenders required to (1) waive, amend or modify any rights hereunder or under any other Loan Documents or (2) make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender.

ARTICLE XIII
MISCELLANEOUS

          Section 13.1      Remedies Cumulative. The rights and remedies of the Administrative Agent and the Lenders under this Agreement are cumulative and non exclusive of any other rights or remedies it may have under any other agreement or instrument, or by operation of law or otherwise.

          Section 13.2      Assignment. This Agreement is entered into for the benefit of Borrower and Lenders and their respective successors and assigns. It will be binding upon and inure to the benefit of those parties and their respective successors and assigns. The rights and obligations of Borrower under this Agreement, the Promissory Notes, the other Security Documents, the Swap Agreement, any Hedging Agreement or any other Loan Document to which Borrower is a party may not be assigned without Lenders’ prior written consent. Each of the Lenders may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement or any of the other Loan Documents upon the prior written consent of Borrower, such consent to not be unreasonably withheld, conditioned or delayed. However, upon the occurrence and during the continuance of an Event of Default, any Lender may assign, transfer or otherwise dispose of any of its rights and obligations under this Agreement or any of the other Loan Documents without the consent of Borrower. To the extent any Lender assigns to any other Person an interest in the Promissory Note pursuant to one or more Lender Participation Transactions, Borrower shall execute and deliver to the Administrative Agent and such Lender any Lender Participation Documents reasonably necessary in connection with such transaction, including the issuance by Borrower of one or more replacement Promissory Notes. Additionally, so long as Borrower’s rights and obligations hereunder are not adversely affected, Lenders will be entitled to grant and assign a security interest in its right, title and interest in and to the Promissory Note, the Security Documents and all other Loan Documents to its lender or lenders as security for indebtedness of the Lenders. Any Person that becomes a Lender pursuant to this Section 13.2 shall deliver to Borrower and the Administrative Agent the applicable forms described in Section 2.15.

          Section 13.3      Notices. Any notice, demand or document which either party is required or may desire to give to the other will be in writing and, except as otherwise provided in this Agreement, given by messenger, nationally recognized courier, overnight delivery, facsimile or other electronic transmission, or United States certified mail, postage prepaid, return receipt requested, addressed to the recipient at the location shown below, or at any other address as either party may furnish to the other by notice given in accordance with this provision.

If to Administrative Agent, to:

Macquarie Bank Limited, Administrative Agent
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention:      Michael Sextro
Telephone:     (713) 275-6207
Facsimile:        (713) 275-6222
E-Mail:            michael.sextro@macquarie.com

with a copy to:

Macquarie Bank Limited, Administrative Agent
Houston Representative Office

500 Dallas Street, Suite 3100
Houston, Texas 77002
Attention:      Linda Cox
Telephone:     (713) 275-6221
Facsimile:        (713) 275-6222
E-Mail:             linda.cox@macquarie.com

and

Macquarie Bank Limited, Administrative Agent
Executive Director – Metals and Energy Capital
Level 15, No. 1 Martin Place
Sydney
New South Wales 2000
Australia
Attention:      Executive Director
Telephone:     +61 2 8232 3333
Facsimile:        +61 2 8232 3590
E-Mail:             katie.choi@macquarie.com

If to Borrower, to:

Doral Energy Corp.
111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, California 90266
Attention:      Mr. Paul Kirkitelos
Telephone:     (310) 990-8708
Facsimile:        (253) 541-7833
E-Mail:             paulk@doralenergy.com

with a copy to:

Doral Energy Corp.
3000 N. Garfield, Suite 210
Midland, Texas 79705
Attention:      Pat Seale
Telephone:     (713) 899-1712
Facsimile:        (432) 505-9746
E-Mail:             pats@doralenergy.com

          If to any other Obligor party, the notice will be sent to the Borrower and to the address set forth in the Security Document or other Loan Document to which the recipient is a party.

          Any notice delivered or made by messenger, telecopy, electronic mail or United States mail will be deemed to be given on the date of actual delivery as shown by messenger receipt, the sender’s facsimile machine confirmation or other verifiable electronic receipt, or the registry or certification receipt. Notwithstanding the previous sentence, if either party receives from the other any message via electronic mail that purports to be a notice under this Agreement but that contains information that is syntactically incorrect, garbled or otherwise unintelligible, the recipient will notify the sender and the message containing the unintelligible information will not be deemed to be given until it is successfully delivered (including redelivery by electronic mail) pursuant to this Section 13.3. If the Administrative Agent or any Lender receives oral notice of any event from an authorized officer of Borrower, it will not be required to delay the exercise of any rights arising from the occurrence of that event until it receives written confirmation of the oral notice. In the event that a discrepancy exists between any notice received orally and such written confirmation, or in the absence of a written confirmation, the oral notice, as understood by the Administrative Agent will be deemed the controlling and proper notice.

          Section 13.4      Waivers; Amendments.

                         (a)      No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.4(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                         (b)      No Material Change can be made except pursuant to an agreement or agreements in writing entered into by the Borrower and each of the Lenders or by the Borrower and the Administrative Agent with the consent of each of the Lenders, nor can the rights or duties of the Administrative Agent be modified without the prior written consent of the Administrative Agent.

          Section 13.5      Confidentiality. Except as may be required by Debtor Relief Laws or by law or in response to or in connection with arbitration proceedings or legal process or in any legal proceeding to enforce or interpret the Security Documents (including a sale by foreclosure) or any other document or instrument executed in connection with the Security Documents, and in any filings necessary or appropriate to create, maintain and perfect Liens and security interests contemplated by this Agreement, neither party will release this Agreement or any other document, agreement or instrument relating to or executed in conjunction with this Agreement, or disclose the substantive terms of any of them except to its attorneys, accountants or engineers on a need to know basis, without the prior written consent of the other party; and the Administrative Agent and each of the Lenders shall maintain the confidentiality of all documents, certificates, reports, and agreements provided by or obtained from Borrower or pursuant to this Loan Agreement or any other Loan Document. Notwithstanding the previous sentence, Lenders may disclose the substantive terms of or furnish its Lenders and potential Lenders and investment bankers and their respective attorneys, accountants or engineers with copies of this Agreement or any Security Document or any other Loan Document or instrument relating to or executed or delivered to any Lender in conjunction with this Agreement without the consent of Borrower. Neither party or any of their respective Affiliates will issue any press release or make any other public announcement relating to this Agreement without the prior written consent of the other party; provided, however, Lenders and Borrower may each publish a “tombstone” announcement regarding this Agreement. Notwithstanding anything herein to the contrary, the information protected by this Section 13.5 will not include, and Lenders may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011 -4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lenders relating to such tax treatment and tax structure; that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate.

          Section 13.6      Final Agreement. This Agreement and the other agreements to which this Agreement refers, together with all exhibits, schedules and annexes attached to any of them, constitute the final, entire agreement among the parties and supersede any prior oral or written and all contemporaneous oral proposals, commitments, promises, agreements and understandings between the parties with respect to the subject matter of this Agreement and the other Loan Documents, all of which are merged into and replaced by the Loan Documents.

          Section 13.7      WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.. EACH OF BORROWER AND LENDERS KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED WITH ANY OF THEM, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW; (c) CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSELORS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT THE CERTIFYING PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY.

          Section 13.8      GOVERNING LAW. THIS AGREEMENT, THE PROMISSORY NOTES, THE SWAP AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THE SECURITY DOCUMENTS TO THE EXTENT THEY MAY BE MANDATORILY GOVERNED BY LAWS OF ANOTHER JURISDICTION) ARE TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE, THIS AGREEMENT, THE PROMISSORY NOTE AND ALL OF THE OTHER LOAN DOCUMENTS (EXCEPT FOR THE SWAP AGREEMENT WHICH WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF NEW YORK) TOGETHER WITH ALL TRANSACTIONS PROVIDED FOR IN THEM WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

          Section 13.9      No Third-Party Beneficiaries. Subject to Article XI, the benefits of this Agreement will not inure to any third party. Notwithstanding anything contained in this Agreement or the other Loan Documents, or any conduct or course of conduct by the parties, before or after signing this Agreement or the Loan Documents, this Agreement will not be construed as creating any rights, claims or causes of action against Administrative Agent, or any of their respective Related Parties by any Person other than Borrower.

          Section 13.10      Fees, Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay all Related Costs. Additionally, except as otherwise provided herein, Borrower will promptly pay (within thirty (30) days after receipt of invoice or other statement or notice) (a) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any Taxing Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (b) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (i) the negotiation, preparation, execution and delivery of any and all consents, waivers and amendments to any of the Loan Documents, (ii) the filing, recording, refiling and re recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (iv) monitoring or confirming (or preparation or negotiation of any documents related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any other Loan Document, and (c) all reasonable costs and expenses incurred by or on behalf of Administrative Agent and Lenders (including attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Administrative Agent’s and Lenders’ exercise of rights thereunder. In addition, except as otherwise provided herein, until all Obligations are paid in full, Borrower shall also pay or reimburse Lenders for all reasonable out-of-pocket costs and expenses of Administrative Agent and Lenders or its agents or employees in connection with the continuing administration of the Loan and the related due diligence of Administrative Agent and Lenders, including travel and miscellaneous expenses and fees and expenses of Administrative Agent’s and Lenders’ outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

          Section 13.11      Compliance with Law. It is the intention of the parties to comply with applicable usury laws (now or later enacted). Accordingly, and notwithstanding any provision to the contrary in this Agreement, the other Security Documents or any other Loan Document, in no event will this Agreement or any other Loan Document require the payment or permit the collection of interest in excess of the maximum amount permitted by those laws. If, under any circumstances, the fulfillment of any provision of this Agreement or of any other Loan Document will involve exceeding the limit prescribed by applicable law for the contracting for or charging or collecting interest, then the obligation to be fulfilled will, ipso facto, be reduced to the allowable limit, and if, under any circumstances, any Lender ever receives pursuant to any of the Loan Documents anything of value as interest or that is deemed to be interest under applicable law that would exceed the highest lawful rate, the amount that would otherwise be excessive interest will be applied to the reduction of the principal amount owing under the Promissory Note or on account of any other indebtedness owed by Borrower to Lender, and not to the payment of interest; or, if any portion of the excessive interest exceeds the unpaid balance of principal of that indebtedness, then the excess amount will be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness owed by Borrower to any Lender exceeds the highest lawful rate, Borrower and such Lender will, to the maximum extent permitted by applicable law, (a) characterize any non principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects of them, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the indebtedness so that the actual rate of interest on account of the indebtedness does not exceed the maximum amount permitted by applicable law, and (d) allocate interest between portions of the indebtedness so that no portion will bear interest at a rate greater than that permitted by applicable law.

          Section 13.12      Power of Attorney; Etc. Borrower grants to Administrative Agent a power of attorney for the purpose of executing on behalf of Borrower, at any time that an Event of Default exists, documents related to the enforcement of Administrative Agent’s the Lenders’ rights under the Security Documents, including but not limited to the execution of any instrument to be filed with or approved by any applicable Governmental Authority in the event of a foreclosure on any of the Property. The power of attorney granted to Administrative Agent by Borrower under this Section 13.12 is a right coupled with an interest and will be irrevocable for as long as any of the Obligations remain outstanding provided, however that Administrative Agent and the Lenders agree not to exercise the power of attorney described in this Section 13.12 prior to the occurrence of an Event of Default.

          Section 13.13      Obligations are Non-Recourse to Members. Neither the Administrative Agent nor any Lender nor their respective successors or assigns, nor any holder or holders of the Promissory Notes will have any claim, remedy, or right to proceed (at law or in equity) against any of members, shareholders or partners, as applicable, of Borrower or its respective officers, directors, employees or agents for the payment or performance of any of the Obligations. Notwithstanding the previous sentence, however, nothing contained in this section will limit, restrict, or impair the rights of the holders of the Promissory Note to (a) accelerate the maturity of the Promissory Note during the continuation of an Event of Default, (b) bring suit and obtain a judgment against Borrower on the Promissory Note, (c) exercise all of the Administrative Agent’s rights and remedies under each of the Security Documents, including the right to foreclose or otherwise realize upon the Collateral and collect sums due or to become due in connection with the Collateral, or (d) exercise any of the other rights of a Lender under this Agreement or any of the other Loan Documents.

          Section 13.14      Severability. Any section, clause, subsection, sentence, paragraph, provision or term this Agreement held invalid, illegal, or ineffective by a court of competent jurisdiction will not impair, invalidate or nullify the remainder of this Agreement.

          Section 13.15      Captions; Headings. The headings, captions and arrangements contained in this Agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this Agreement.

          Section 13.16      Construction. Borrower, Administrative Agent and Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Promissory Note and each of the other Loan Documents with its legal counsel and that this Agreement and the other Security Documents will be construed as if jointly drafted by Borrower and Lenders. In the event of a conflict between the terms of this Agreement and the Security Documents, the terms of this Agreement shall be controlling.

          Section 13.17      Additional Documents. From time to time after the date of this Agreement, each of the parties hereto agrees to execute and deliver or cause to be executed and delivered, all reasonable documents and instruments, and take any other reasonable and lawful action as the other party may deem necessary or desirable to perfect or evidence perfection of its security interest, to enforce its rights under this Agreement or to otherwise effectuate the purposes of this Agreement. Upon the full payment and complete discharge of Borrower’s Obligations under this Agreement and the other Loan Documents, Administrative Agent or Lenders will, at the request and expense of Borrower, prepare and deliver documents evidencing the release and termination of the Liens, security interests, and other interests of Lenders under the Security Documents.

          Section 13.18      Counterpart Execution. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        Section 13.19      EXCULPATION PROVISIONS. EACH OF THE PARTIES AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS CONTAINED IN THEM; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATION OF EACH OF THE LOAN DOCUMENTS AND HAS RECEIVED THE ADVICE OF ITS LEGAL COUNSEL IN ENTERING INTO THE LOAN

DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR THAT LIABILITY. EACH PARTY AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF THE PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

          Section 13.20      Obligations Joint and Several. The obligations and liabilities of the Borrower in this Agreement shall be joint and several.

          Section 13.21      NO OTHER AGREEMENTS; NO PAROL EVIDENCE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED IN THEM AND CANNOT AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of July 29, 2008.

BORROWER:

DORAL ENERGY CORP.,
a Nevada corporation

By:	/s/ Paul Kirkitelos
Paul Kirkitelos
President and Chief Executive Officer

SIGNATURE PAGE TO THE CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of July 29, 2008.

ADMINISTRATIVE AGENT and a LENDER:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia,
the Administrative Agent and a Lender

By:          /s/ Andrew Sinclair
Name:    Andrew Sinclair
Title:      Division Director

By:          /s/ Thomas Cullinan
Name:    Thomas Cullinan
Title:      Attorney

SIGNATURE PAGE TO THE CREDIT AGREEMENT

EXHIBIT A

Description of Properties; Interests

See attached.

LEASES

	DESCRIPTION	GWI	NRI
1	Atkins Federal Lease: United States Oil and Gas Lease Serial No. LC 062996-B, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 17: N/2NE/4, SE/4NE/4, N/2 NW/4 LIMITED IN DEPTH from the surface to 100 feet below the base of the Queen formation Section 17: SW/4 NE/4 LIMITED IN DEPTH from 1,950 feet to 100 feet below the base of the Queen formation containing 240 acres, more or less	1.0	0.8
2	Atkins State B Lease: State of New Mexico Oil and Gas Lease B-2885, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 16: SW/4 LIMITED IN DEPTH from the surface to 100 feet below the base of the Queen formation containing a total of 160 acres, more or less	1.0	0.743333
3	Atsel Federal Lease: United States Oil and Gas Lease Serial No. LC 062407 insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East N.M.P.M. Section 30: SW/4 SE/4 LIMITED IN DEPTH from the surface to 2,628 feet. containing a total 40 acres, more or less	1.0	0.7375

1

DESCRIPTION	GWI	NRI
4	Berry A Lease: United States Oil and Gas Lease Serial No. NM 025527-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 23: SE/4 NW/4 Section 24: NE/4, SW/4, SW/4 NW/4, SW/4 SE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 440 acres, more or less	1.0	0.7375 (oil) 0.685 (gas)
5	Berry B Lease: United States Oil and Gas Lease Serial No. NM 025527-B, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 25: W/2 NE/4	1.0	
	LIMITED IN DEPTH from the surface to 700 feet		0.7375 (oil) 0.685 (gas)
	LIMITED IN DEPTH from 700 feet below the surface down to the top of the San Andres formation containing a total 80 acres, more or less		0.7375 (oil) 0.7475 (gas)
6	Berry Fed Lease: United States Oil and Gas Lease Serial No. NM 025527, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N. M.P.M. Section 23: SW/4 NE/4	1.0	
	LIMITED IN DEPTH from the surface to the top of the San Andres formation		0.7375 (oil) 0.685 (gas)
	Section 23: SW/4 SE/4 LIMITED IN DEPTH from the surface to 700 feet		0.7375 (oil) 0.685 (gas)
	LIMITED IN DEPTH from 700 feet below the surface down to the top of the San Andres formation containing a total 80 acres, more or less		0.7375 (oil) 0.7475 (gas)

2

DESCRIPTION	GWI	NRI
7	<u>Brigham B Lease:</u> United States Oil and Gas Lease Serial No. LC028992-J, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 30 East, N.M.P.M.</u> Section 22: S/2 SW/4 LIMITED IN DEPTH from the surface to 5,000 feet SAVE AND EXCEPT the Premier Sand formation containing a total 80 acres, more or less	1.0	0.740625 (oil) 0.725 (gas)
8	<u>Cedar Lake Lease:</u> State of New Mexico Oil and Gas Lease No. B-3627, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 31 East, N.M.P.M.</u> Section 30: Lots 1 & 2 (W/2 NW/4) LIMITED IN DEPTH from the surface to 5,500 feet containing a total 65.73 acres, more or less	1.0	0.7953125
9	<u>Conoco State Lease:</u> State of New Mexico Oil and Gas Lease No. B-8569, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 29 East, N.M.P.M.</u> Section 3: SW/4 SW/4 LIMITED IN DEPTH from the surface to 2,600 feet containing a total 40 acres, more or less	1.0	0.8
10	<u>Donnelly Kelly Lease:</u> State of New Mexico Oil and Gas Lease No. 703-69, insofar as said lease covers the following described land in Eddy County: <u>Township 18 South, Range 28 East, N.M.P.M.</u> Section 8: SW/4 SE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing a total 40 acres, more or less	1.0	0.8

3

DESCRIPTION	GWI	NRI
11	Empire J Federal Lease: United States Oil and Gas Lease Serial No. LC 066445, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 26 East, N.M.P.M. Section 1: SE/4 NE/4, E/2 SE/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 120 acres, more or less	1.0	0.725
12	Featherstone Federal Lease: United States Oil and Gas Lease Serial No. LC 068722, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 10: W/2 W/2 LIMITED IN DEPTH from the surface to 2,600 feet containing a total 160 acres, more or less	.974501625	0.7546013
13	Featherstone State B Lease: State of New Mexico Oil and Gas Lease No. B-7071: Township 18 South, Range 28 East, N.M.P.M. a. Featherstone State Well # 1 : Insofar as said lease covers the following described land in Eddy County: Section 2: NW/4 SE/4 b. Featherstone State Well # 4 : Insofar as said lease covers the following described land in Eddy County: Section 2: NE/4 SW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	.95 .958452344	0.80630571 0.80703791
14	Featherstone State E Lease: State of New Mexico Oil and Gas Lease No. E-1285, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 2: SW/4 NE/4, SE/4 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	.9594523	0.80703791

4

DESCRIPTION	GWI	NRI
15	Federal S and Mustang 28 Federal Lease: United States Oil and Gas Lease Serial No. LC 028936-C, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 28: E/2 NW/4, SW/4 NW/4, W/2 SW/4, NE/4 SW/4 LIMITED IN DEPTH from the surface to 4,000 feet containing a total 240 acres, more or less	.80312500	0.6175
16	Federal X Lease: United States Oil and Gas Lease Serial No. LC 029342-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 21: Lots 13-24, 61-72, S/2 N/2 S/2 NE/4 SW/4, S/2 S/2 NE/4 SW/4, SE/4 SW/4 (formerly E/2 SW/4), SW/4 SW/4 LIMITED IN DEPTH from the surface to 4,000 feet containing 119.96 acres, more or less	.80312500	0.6175
17	Five J State #647 Lease: State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 25: NE/4 SE/4, SW/4 SE/4 Section 36: SW/4 NE/4 LIMITED IN DEPTH from the surface to 2,641 feet containing 120 acres, more or less	.66651180	0.5309896
	b. FW&Y State #647 Lease: State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 25: N/2 NE/4 LIMITED IN DEPTH from the surface to 1,500 feet containing 80 acres, more or less	1.0	0.7875

5

DESCRIPTION	GWI	NRI
	c. <u>State # 647 Lease</u>: State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N.M.P.M.</u> Section 25: SE/4 SE/4 Section 36: N/2 NE/4, SE/4 NE/4, N/2 SE/4 LIMITED IN DEPTH from the surface to 500 feet below the top of the San Andres formation containing 240 acres, more or less	.66651180	0.5309896
	d. <u>Rampo State #647 Lease:</u> State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N.M.P.M.</u> Section 31: Lots 3 & 4 (W/2 SW/4) LIMITED IN DEPTH from the surface to 2,000 feet containing 87.43 acres, more or less	.95921100	0.6812946
18	<u>General American Federal Lease</u>: United States Oil and Gas Lease Serial No. NM 074937, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 30 East, N.M.P.M.</u> Section 10: SE/4 SE/4 LIMITED IN DEPTH from the surface to 3,600 feet containing 40 acres, more or less	1.0	0.8
19	<u>Green Federal Lease:</u> United States Oil and Gas Lease Serial No. NM 0555569, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 29 East, N.M.P.M.</u> Section 31: Lots 1 & 2 (W/2 NW/4), E/2 NW/4, NW/4 NE/4, S/2 NE/4 LIMITED IN DEPTH from the surface to 2,725 feet containing 257.49 acres, more or less	1.0	0.6828125

6

DESCRIPTION	GWI	NRI
20	Hastie Federal Lease: United States Oil and Gas Lease Serial No. LC 045818-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Tract 1: Section 18: Lots 1, 2, (W/2 NW/4), E/2 NW/4 LIMITED IN DEPTH from the surface to 1,000 feet beneath the surface Section 18: Lots 3, 4 (W/2 SW/4), E/2 SW/4 LIMITED IN DEPTH from the surface to 700 feet beneath the surface Tract 2: Section 18: NE/4 SW/4 LIMITED IN DEPTH from 1,200 feet down to 1,932 feet beneath the surface containing 320 acres, more or less	1.0	0.74765625 0.775 0.703
21	Hondo K Federal Lease: United States Oil and Gas Lease Serial No. LC 049998-b, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 1: Lot 4 (NW/4 NW/4) LIMITED IN DEPTH from the surface to 3,985 feet Section 1: SW/4 NW/4 LIMITED IN DEPTH from the surface to 3,961 feet containing 79.91 acres, more or less	1.0	0.675 0.655
22	Hudson Saiken State Lease: State of New Mexico Oil and Gas Lease No. B-5862, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 31: Lot 2 (SW/4 NW/4) LIMITED IN DEPTH from the surface to 2,000 feet containing 40 acres, more or less	1.0	0.8

7

DESCRIPTION	GWI	NRI
23	Humble State Lease: State of New Mexico Oil and Gas Lease No. E-742, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 19: NE/4 SW/4 LIMITED IN DEPTH from the surface to 1,009 feet Section 19: SE/4 SW/4 LIMITED IN DEPTH from the surface to 1,055 feet Section 20: SE/4 NW/4 LIMITED IN DEPTH from the surface to 2,386 feet containing 120 acres, more or less	1.0	0.775 0.775 0.85
24	Humble B State Lease: State of New Mexico Oil and Gas Lease No. B-11540, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 15: SW/4 NE/4 Section 22: NW/4 SW/4 LIMITED IN DEPTH from the surface to 100 feet below the deepest depth drill but not to exceed 3,000 feet beneath the surface containing 80 acres, more or less	1.0	0.735
25	Jennings Fee Lease: Oil and Gas Lease dated June 2, 1981, between Midwest Investment Company and Arrowhead Oil Corporation, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 18: NE/4 NE/4 LIMITED IN DEPTH from the surface to 2,596 feet containing 40 acres, more or less	1.0	0.725

8

DESCRIPTION	GWI	NRI
26	<u>Leonard Federal Lease:</u> United States Oil and Gas Lease Serial No. NM 29269, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 29 East, N.M.P.M.</u> Section 30: NE/4 SE/4 LIMITED IN DEPTH from the surface to 2,628 feet Section 30: NW/4 SE/4 LIMITED IN DEPTH from the surface to 4,000 feet containing 80 acres, more or less	1.0	0.7375 0.8
27	<u>Malco B Federal Lease:</u> United States Oil and Gas Lease Serial No. LC 026874-B, insofar as said lease covers the following described land in Eddy County: <u>Township 18 South, Range 27 East, N.M.P.M.</u> Section 6: NW/4 SE/4 LIMITED IN DEPTH from the surface to the base of the San Andres formation containing 40 acres, more or less	1.0	0.725
28	<u>Red Lake Federal Lease:</u> United States Oil and Gas Lease Serial No. NM 59035, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N.M.P.M.</u> Section 10: NE/4 SW/4, NW/4 SE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing a total 80 acres, more or less	1.0	0.73 (oil) 0.81 (gas)
29	<u>Robinson State Lease:</u> State of New Mexico Oil and Gas Lease No. B-7596, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 29 East, N.M.P.M.</u> Section 27: W/2 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	1.0	0.85

9

DESCRIPTION	GWI	NRI
30	Sackett Federal Lease: United States Oil and Gas Lease Serial No. NM 14847, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 29: SW/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation	.734	0.6382515
	Section 29: SE/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 80 acres, more or less	.895	0.6330713
31	Saunders Federal Lease: United States Oil and Gas Lease Serial No. LC 064023, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M.		
	a. Tract 1 Section 13: SE/4 LIMITED IN DEPTH from the surface to 700 feet beneath the surface containing a total 160 acres, more or less	1.0	0.75
	b. Tract 2: Section 13: NE/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 1,968 feet	1.0	0.675
	c. Tract 3: Section 13: NW/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 1,857 feet	1.0	0.675
	d. Tract 4: Section 13: SE/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 2,068 feet	1.0	0.625

10

DESCRIPTION	GWI	NRI
32	Saunders A Federal Lease: United States Oil and Gas Lease Serial No. LC 048491-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 13: W/2 NE/4, SE/4 NE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 120 acres, more or less	1.0	0.7375 (oil) 0.76175 (gas)
33	Saunders B Federal Lease: United States Oil and Gas Lease Serial No. LC 048491(b), insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 13: NE/4 NE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 40 acres, more or less	1.0	0.75 (oil) 0.76625 (gas)
34	Sinclair A State Lease and Sinclair State Lease: State of New Mexico Oil and Gas Lease No. E-950, insofar as said lease covers the following described land in Eddy County: a. Sinclair A State: : Township 17 South, Range 29 East, N.M.P. M. Section 19: Lot 3 (NW/4 SW/4) LIMITED IN DEPTH from the surface to 951 feet	.75	0.5902344
	b. Sinclair State: Township 17 South, Range 29 East, N.M.P.M. Section 9: SE/4 SE/4 LIMITED IN DEPTH from the surface to 2,650 feet containing a total 67.40 acres, more or less	1.0	0.725

11

DESCRIPTION	GWI	NRI
35	Skelly State Lease: State of New Mexico Oil and Gas Lease No. E-134, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 15 NW/4 SW/4 Section 16 N/2, NE/4 SE/4 LIMITED IN DEPTH from the surface to 100 feet below base of Queen formation containing a total 400 acres, more or less	1.0	0.725
36	SL Federal A Lease: United States Oil and Gas Lease Serial No. LC 028785-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 12: SW/4 SW/4 LIMITED IN DEPTH from depths below the base of the unitized formation in the Square Lake 12 Unit Agreement dated August 1, 1967 to 5,000 feet beneath the surface containing a total 40 acres, more or less	1.0	0.775
37	Smith State Lease: State of New Mexico Oil and Gas Lease No. 2029, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 4: Lot 1 (NE/4 NE/4) LIMITED IN DEPTH from the surface to 2,400 feet containing a total 40.03 acres, more or less	1.0	0.8
38	Solt State Lease: State of New Mexico Oil and Gas Lease No. B-3823, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 5: S/2 SE/4 LIMITED IN DEPTH from the surface to 3,300 feet containing a total 80 acres, more or less	1.0	0.8

12

DESCRIPTION	GWI	NRI
39	Spurck State Lease: State of New Mexico Oil and Gas Lease No. B-8318, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 24: E/2 NW/4, NE/4 SE/4 LIMITED IN DEPTH to depths from 700 feet below the surface down to the top of the San Andres formation containing 120 acres, more or less	1.0	0.725
40	State 32 Lease: State of New Mexico Oil and Gas Lease No. E-1717, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 32: NW/4 SE/4 LIMITED IN DEPTH from the surface to 2,200 feet containing 40 acres, more or less	1.0	0.83
41	State AE Lease: State of New Mexico Oil and Gas Lease No. B-3823, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 4: Lot 2 (NW/4 NE/4), SW/4 NE/4, SE/4 NW/4 LIMITED IN DEPTH from the surface to 3,100 feet containing 120.99 acres, more or less	1.0	0.725
42	State E Lease: State of New Mexico Oil and Gas Lease No. E-9261, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 17: NW/4 NE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing 40 acres, more or less	1.0	0.8

13

DESCRIPTION	GWI	NRI
43	State B Lease: State of New Mexico Oil and Gas Lease No. B-1111, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 22: SW/4 SW/4 LIMITED IN DEPTH from the surface to the base of the Seven Rivers formation containing 40 acres, more or less	1.0	0.675
44	State BK Lease: State of New Mexico Oil and Gas Lease No. B-3627, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 19: Lots 3 and 4 (W/2 SW/4) LIMITED IN DEPTH from the surface to 5,000 feet containing 65.32 acres, more or less	1.0	0.79
45	State BKC 9 Lease: State of New Mexico Oil and Gas Lease No. B-10920, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: SE/4 SW/4 LIMITED IN DEPTH from the surface to 3,946 feet containing 40 acres, more or less	1.0	0.715
46	State BKC 10 Lease: State of New Mexico Oil and Gas Lease No. B-3635, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: NE/4 SW/4 LIMITED IN DEPTH from the surface to 3,946 feet containing 40 acres, more or less	1.0	0.715

14

DESCRIPTION	GWI	NRI
47	State BGK Lease: State of New Mexico Oil and Gas Lease No. B-2613, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: E/2 SE/4 LIMITED IN DEPTH from the surface to 3,845 feet containing 80 acres, more or less	1.0	0.715
48	State N Lease: State of New Mexico Oil and Gas Lease No. E-828, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 8: SE/4 SW/4 LIMITED IN DEPTH from the surface to 2,500 feet containing 40 acres, more or less	1.0	0.7999995
49	State FX Lease: State of New Mexico Oil and Gas Lease No. B-11594, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 6: SE/4 NW/4 LIMITED IN DEPTH from the surface to 1,985 feet containing 40 acres, more or less	1.0	0.8
50	TE&K (Keys A) Federal Lease: United States Oil and Gas Lease Serial No. LC 061465-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 10: W/2 NE/4, E/2 NW/4 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing 160 acres, more or less	1.0	0.7625

15

DESCRIPTION	GWI	NRI
51	TE&K (Keys B) Federal Lease: United States Oil and Gas Lease Serial No. LC 061465-B, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 3: Lots 17, 18, 19 Section 10: NW/4 NW/4 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing 164.22 acres, more or less	1.0	0.7625
52	Tidewater K State Lease: State of New Mexico Oil and Gas Lease No. E-5668, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: Lot 1 (NE/4 NE/4), SE/4 NE/4, SW/4 NW/4, W/2 SW/4 LIMITED IN DEPTH from the surface to 3,861 feet containing 199.90 acres, more or less	1.0	0.715
53	Vandagriff Federal Lease: United States Oil and Gas Lease Serial No. LC028446-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 5: Lots 1, 2 (N/2 NE/4), 3 (NE/4 NW/4), S/2 NE/4, SE/4 NW/4, E/2 SW/4,SE/4 Section 8: N/2 N/2 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing a total 639.36 acres, more or less	1.0	0.7
54	Wentz & Wentz Aid State Lease: State of New Mexico Oil and Gas Lease No. B-6251, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 24: SE/4 LIMITED IN DEPTH from the surface to 1,500 feet containing a total 160 acres, more or less	1.0	0.7334375

16

DESCRIPTION	GWI	NRI
55	<u>West II State Lease:</u> State of New Mexico Oil and Gas Lease No. L-4672, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 27 East, N. M. P. M.</u> Section 24: SE/4 SE/4 LIMITED IN DEPTH from the surface to 600 feet containing a total 40 acres, more or less	1.0	0.75
56	<u>West Artesia Grayburg Unit:</u> <u>Township 18 South, Range 28 East, N. M. P. M.</u> a. State of New Mexico Oil and Gas Lease No. B-6043, insofar as said lease covers the following described land in Eddy County: Section 7: SE/4 NE/4 b. State of New Mexico Oil and Gas Lease No. OG-780, insofar as said lease covers the following described land in Eddy County: Section 7: NE/4 SE/4 c. Oil and Gas Lease dated 6/16/48 between Midwest Investment Company, Lessor and Leonard Oil Company, Lessee, recorded Oil & Gas Book 30, Page 524, insofar as said lease covers the following described land in Eddy County: Section 7: SE/4 SE/4 Section 8: SW/4 SW/4 d. State of New Mexico Oil and Gas Lease No. B-11539, insofar as said lease covers the following described land in Eddy County: Section 8: S/2 NW/4 e. State of New Mexico Oil and Gas Lease No. E-2715, insofar as said lease covers the following described land in Eddy County: Section 8: NW/4 NW/4 f. State of New Mexico Oil and Gas Lease No. E-7179, insofar as said lease covers the following described land in Eddy County: Section 8: N/2 SW/4	1.0	0.725

17

DESCRIPTION	GWI	NRI
	g. State of New Mexico Oil and Gas Lease No. E-7255, insofar as said lease covers the following described land in Eddy County: Section 8: N/2 SE/4 h. State of New Mexico Oil and Gas Lease No. OG-703, insofar as said lease covers the following described land in Eddy County: Section 8: SW/4 NE/4 i. State of New Mexico Oil and Gas Lease No. OG-1644, insofar as said lease covers the following described land in Eddy County: Section 8: NE/4 NW/4 j. State of New Mexico Oil and Gas Lease No. OG-5851, insofar as said lease covers the following described land in Eddy County: Section 8: SE/4 NE/4 k. State of New Mexico Oil and Gas Lease No. E-1820, insofar as said lease covers the following described land in Eddy County: Section 17: NE/4 NW/4 l. Oil and Gas Lease between George R. Smith, et ux., Lessor and Tenneco Oil Company, Lessee, recorded Oil & Gas Book 30, Page 524, insofar as said lease covers the following described land in Eddy County: Section 17: NW/4 NW/4 LIMITED IN DEPTH to the unitized formation. containing a total 640 acres, more or less		

18

DESCRIPTION	GWI	NRI
57	<u>Yates State Lease:</u> State of New Mexico Oil and Gas Lease No. B-8196, insofar as said lease covers the following described land in Eddy County: <u>Township 18 South, Range 28 East, N. M. P. M.</u> Section 15: SE/4 SW/4 Section 22: SW/4 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	1.0	0.81
58	<u>Zait State Lease:</u> State of New Mexico Oil and Gas Lease No. 636, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N. M. P. M.</u> Section 22: NW/4 SW/4 LIMITED IN DEPTH from the surface to the base of the Seven Rivers formation containing a total 40 acres, more or less	1.0	0.675
59	<u>State FV Lease:</u> State of New Mexico Oil and Gas Lease No. B-7966, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N.M.P.M.</u> Section 31: SE/4 SW/4 LIMITED IN DEPTH from the surface to 1,957 feet containing 40 acres, more or less	1.0	0.725
60	<u>State FW Lease:</u> State of New Mexico Oil and Gas Lease No. B-2071, insofar as said lease covers the following described land in Eddy County: <u>Township 17 South, Range 28 East, N.M.P.M.</u> Section 31: NW/4 SE/4 LIMITED IN DEPTH from the surface to 1,944 feet containing 40 acres, more or less	1.0	0.725

19

DESCRIPTION	GWI	NRI
61	Delhi B State Lease: State of New Mexico Oil and Gas Lease No. B-4575, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 28: SW/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 40 acres, more or less	.8515625	0.7026172
62	Gulf Kepple: State of New Mexico Oil and Gas Lease B-3635, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 19: NW/4 SE/4, SW/4 NE/4 LIMITED IN DEPTH from the surface to 1,935 feet beneath the surface Containing 80 acres, more or less	1.0	0.7675

20

EXHIBIT B

Form of Promissory Note

See attached.

**PROMISSORY NOTE**

US $50,000,000 July __, 2008

FOR VALUE RECEIVED, the undersigned, Doral Energy Corp. (the "Borrower"), HEREBY PROMISE TO PAY in accordance with the Credit Agreement referred to below, to the order of MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia (the "Administrative Agent"), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest on the unpaid principal balance of this Promissory Note (this "Note") from time to time outstanding at the rate per annum and in the manner set forth in the Credit Agreement (herein defined); provided that in no event shall interest on this Note ever be charged, paid, taken or received at a rate greater than the highest lawful rate. Interest on the principal balance outstanding from time to time under this Note shall be calculated in accordance with the Credit Agreement and shall be due and payable as set forth in the Credit Agreement. Additionally, in the event of prepayment of the principal balance of this Note in whole or in part, accrued interest on the principal portion prepaid shall also be due and payable at the time of prepayment. Accrued interest on any principal balance outstanding hereunder post-maturity (whether brought about by acceleration or otherwise) shall be due and payable on demand. The final maturity of this Note, unless demanded or accelerated earlier, shall be as set forth in the Credit Agreement, at which time all principal and accrued interest then unpaid shall be due and payable in full.

This Note is a Promissory Note as referred to in, and is subject to and is entitled to the benefits of, that certain Senior First Lien Secured Credit Agreement dated as of July __, 2008, by and among Borrower, Administrative Agent and the Lenders party thereto (as amended, supplemented or modified from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. If this Note shall be collected by legal proceedings or through a bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity (regardless of how maturity is brought about), the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees.

It is the intention of the Borrower and the Administrative Agent to comply with applicable state and federal usury laws now or hereafter enacted. Accordingly, and notwithstanding any provision to the contrary herein or in any Security Document or in any other document related thereto, in no event shall this Note, any Security Document or any other document related thereto require payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If, for any reason whatsoever, the interest paid or received on this Note during its full term produces a rate which

________
Initials

Page 1

HOU 406,331,848 V1 7-8-08

exceeds the highest lawful rate applicable to the holder, the holder of this Note shall refund to the Borrower or, at the holder's option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the highest lawful rate. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note.

Interest shall be calculated on the unpaid principal balance of this Note from time to time outstanding from the date of each Advance of principal to the date of repayment in full of such Advance pursuant to the terms of the Credit Agreement.

The Borrower hereby authorizes the Administrative Agent to enter into Administrative Agent's records the date and principal amount of each Advance, and the rate of interest payable thereon, which shall be binding on the Borrower absent manifest error; provided that the failure of the Administrative Agent to make any such record entry shall not affect the obligation of the Borrower to repay each Advance and to pay interest accrued thereon and other sums payable hereunder.

The Borrower waives notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration) of presentment for payment and protest and any other notice of any kind except as specifically required by the Credit Agreement. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. The Borrower agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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Initials

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HOU 406,331,848 V1 7-8-08

**THE OBLIGATIONS OF BORROWER UNDER THIS NOTE ARE TO BE PERFORMED IN THE STATE OF TEXAS AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.**

**BORROWER**:

**DORAL ENERGY CORP.**,
a Nevada corporation

By: ______________________________
Paul Kirkitelos
President & CEO

[SIGNATURE PAGE TO PROMISSORY NOTE]

Error! Unknown document property name.

EXHIBIT C

Form of Advance Request

See attached.

ADVANCE REQUEST

          This Advance Request is submitted to MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia (“Lender”), by DORAL ENERGY CORP., a Nevada corporation (“Borrower”), pursuant to the Senior First Lien Secured Credit Agreement dated July __, 2008 (as amended, the “Credit Agreement”), among Lender and Borrower. Capitalized terms used but not otherwise defined herein shall have the same meaning given them in the Credit Agreement. The Borrower hereby requests an Advance under the Credit Agreement in the amount set forth below:

1.	Amount of Advance requested from:

	Tranche A (Revolver)	$
Tranche B (Term)
	Tranche B-1	$
	Tranche B-2	$

2.	Total principal amount currently outstanding (excluding this request) under:

	Tranche A (Revolver)	$
Tranche B (Term)
	Tranche B-1	$
	Tranche B-2	$

3.	Availability remaining (excluding this request) under the portion of the Tranche from which this Advance is requested (Line 3 must be greater than Line 1):

	Tranche A (Revolver)	$
Tranche B (Term)
	Tranche B-1	$
	Tranche B-2	$

4.	Requested Funding Date: January __, 2008.

5.	Contract Rate: LIBOR ______ Interest Period (circle one): 30 60 90 days
PRIME ______

6.	Borrower hereby warrants and represents to Lender that the following statements are true and correct as of the date of this Advance Request:

a.

Each of the documents previously delivered to Lender pursuant to Sections 9.2 and 9.3 of the Credit Agreement, as applicable, are in full force and effect and have not been terminated, amended or modified;

b.

All representations and warranties of Borrower under the Credit Agreement and in the Security Documents including, but not limited to, those made in Article IV of the Credit Agreement, are true, complete and correct in all material respects;

c.

Except as set forth in Exhibit A, attached hereto, there is and, after giving effect to the requested Advance, there will be no Default or any event which with notice or the passage of time would become an Event of Default under the Credit Agreement or any of the Security Documents;

d.

Attached to this Advance Request as Exhibit B are all approved AFEs, invoices and other supporting documentation evidencing the amount to be paid out of the Advance, including an updated AFE showing on a line-item basis the amounts drawn to date (including the amount to be paid out of the requested Advance);

e.	The sum of (i) the principal amount outstanding under the Loan plus (ii) the amount of the Advance requested hereunder, does not exceed the applicable Maximum Commitment; and

f.

The Amount of the Advance requested exceeds minimum amount of one hundred thousand dollars ($100,000) except to the extent a lesser amount remains available under the Revolving Loan or under the particular Tranche from which this Advance is requested.

g.	The Advance is being made to an account set forth in Schedule 4.42 of the Credit Agreement unless otherwise agreed in writing by Lender.

          Each of the undersigned certifies that he is a duly elected, qualified and Authorized Officer of Borrower, and that as such is authorized to execute this certificate on behalf of Borrower. The undersigned further certifies, represents and warrants on behalf of Borrower that it is entitled to receive the requested borrowing under the terms and conditions of the Credit Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE.]

EXECUTED this ___ day of ______, 200_.

BORROWER:

DORAL ENERGY CORP.,
A NEVADA CORPORATION

By:
Printed
Name:
Title:

SIGNATURE PAGE TO ADVANCE REQUEST

Exhibit A
to the Advance Request
dated
January __, 2008

Defaults; Events of Default

None.

Exhibit B
to the Advance Request
dated

July __, 2008

Supporting Documentation

$
$
$
$
$
$

TOTAL	$

WIRING INSTRUCTIONS:

________________________
________________________
________________________
________________________

EXHIBIT D

Form of Property Operating Statement

See attached.

EXHIBIT D

Form of Property Operating Statement
[schedules and supporting information to be attached]

Doral Energy Corp.
Property Operating Statement delivered [September 10, 2008]
Net Operating Cash Flow
Production Month: July, 2008

I, ____________________ the ____________________ of Doral Energy Corp. (the "Company") hereby certify that: (a) all of the information set forth herein and in all exhibits, attachments and/or schedules attached hereto, all of which are incorporated herein by reference (collectively referred to herein as this "Statement") is true, correct and complete to the best of my knowledge, and (b) I have made a diligent effort to ensure that all facts relevant to the matters certified herein are known to me, by establishing and maintaining relevant records and procedures within the Company, and by making such inquiries as I have deemed necessary, each month, of various officers, employees and/or consultants of the Company. Additionally, I further certify that no Default exists under any provision of the Agreement or any of the other Loan Documents. For purposes of this Statement, the term "Production Month" means the calendar month of ____________.

1. PRODUCTION SUMMARY. The Hydrocarbons produced from the Properties during the Production Month, and attributable to the Company's undivided Working Interest constituting each Property (inclusive of royalty interests and overriding royalty interests) is as follows:

	Current Period			Prior Period			Total		
Product	Quantity Produced	Quantity Used in Operations	Quantity Sold	Quantity Produced	Quantity Used in Operations	Quantity Sold	Quantity Produced	Quantity Used in Operations	Quantity Sold
Crude Oil (Bbls)							-	-	-
Natural Gas (Mmcf)							-	-	-

2. REVENUE SUMMARY. The proceeds received by the Company with respect to Hydrocarbons produced during the Production Month and attributable to the Company's undivided Working Interest in each Property is as follows:

	Current Period	Prior Period	Total	
Product	Gross Proceeds Received	Gross Proceeds Received	Gross Proceeds Received	
Crude Oil (Bbls)			-	
Natural Gas (Mmcf)	-		-	
Total $	-	-	-	(A)

3. OTHER REVENUE. Other revenue per the Net Operating Cash Flow definition (excluding Hedge Receipts):

	Current Period	Prior Period	Total	
Source	Gross Proceeds Received	Gross Proceeds Received	Gross Proceeds Received	
			-	
			-	
Total $	-	-	-	(B)

4. HEDGE RECEIPTS. The Company's total Hedge Receipts due, calculated for the Production Month,

	Current Period	Prior Period	Total	
$			-	(C)

5. HEDGE PAYABLES. The Company's total Hedge Payables incurred, calculated for the Production Month,

	Current Period	Prior Period	Total	
$			-	(D)

6. SUBSEQUENT RECEIPTS APPLICABLE TO PERIODS COVERED BY PRIOR STATEMENTS BUT OMITTED FROM SUCH PRIOR STATEMENTS. Aggregate receipts of the type covered by items 2 or 3 of prior Statements, but omitted therefrom and subsequently received by Company

	Current Period	Prior Period	Total	
$			-	(E)

7. UNREIMBURSED DEDUCTIONS FROM GROSS RECEIPTS FROM PRIOR PERIODS BUT OMITTED FROM SUCH PRIOR STATEMENTS. Aggregate reimbursable items of the type covered by items 8 or 9 or 10 of prior Statements, but omitted therefrom and subsequently incurred by Company

	Current Period	Prior Period	Total	
$			-	(F)

Page 1 of 2

8. MONTHLY LEASE OPERATING EXPENSE SUMMARY. Lease operating expenses incurred with respect to the Properties during the Production Month and attributable to the Company's **undivided Working Interest** constituting each Property is as follows:

	Current Period			Prior Period			Total			
	Direct Operating Expense. (Excl. Well & Facility R&M)	Direct Operating Exp. For Well & Facility R&M	Total Operating Expense	Direct Operating Expense. (Excl. Well & Facility R&M)	Direct Operating Exp. For Well & Facility R&M	Total Operating Expense	Direct Operating Expense. (Excl. Well & Facility R&M)	Direct Operating Exp. For Well & Facility R&M	Total Operating Expense	
Total $			-			-	-	-	-	(G)

9. THIRD PARTY INTERESTS. The proceeds from the sale or other disposition of Hydrocarbons received by or on behalf of the Company that are owned by and payable to third parties with respect to royalties or overriding royalties in the Leases comprising the Properties calculated for the Production Month,

	Current Period	Prior Period	Total	
$			-	(H)

10. Taxes. Ad valorem and severance taxes paid in cash by the Company (and not previously reported)

	Current Period	Prior Period	Total	
$			-	(I)

11. General and Administrative Expense Allowance

	Current Period	Prior Period	Total	
$				(J)

12. Other Lender Approved Expenses

	Other	AFE #	Workover	Total	
$				-	
$				-	
Total $	-		-	-	(K)

13. NET Operating Cash Flow = A+B+C-D+E-F-G-H-I-J-K

			Total
$	-	-	-

14. Interest payable for the reporting month, [September, 2008], is $__________

15. Principal Reduction is $__________

16. Total Eligible Disbursement for Direct Operating Expenses per Section 2.9(b) of Agreement is

	Total Expenses	Less Revenue Received	Total Due
$	-		-

17. Adjusted Present Value Ratio based on Reserve Report Dated __________ **is** __________

18. Current Ratio __________ **is** __________

19. Interest Coverage Ratio __________ **is** __________

Attached hereto as Exhibit ____ is a list of all payments made by the Company to any Person (other than Lender) during the production month, __________, and indicating whether the payment was (i) for operating expenses of a type described in subsection (a) of the definition of "Net Operating Cash Flow," or (ii) authorized under an AFE approved by Lender, as required per Section 5.1(b) of the Agreement.

By:__________

Name:__________

Title:__________

Date:__________

Page 2 of 2

EXHIBIT E

Existing and Approved Purchasers

CONTRACT TYPE, DATE	PURCHASER NAME	PURCHASER/OPERATOR ADDRESS AND CONTACT	PROPERTY(IES) AND/OR WELL(S)
Gas Purchase Contract; dated May 20, 2002	Duke Energy Field Services, LP (now DCP Midstream, LLC)	DCP Midstream, LLC 3300 North “A” Street, Building 7 Midland, TX 79705 fax 915-620-4170	Various parts of Sections 3, 4, 5, 8 and 10 of T17S, R28E (see contract) Eddy County, New Mexico
Gas Purchase Contract dated June 6, 2002	Duke Energy Field Services, LP (now DCP Midstream, LLC)	DCP Midstream, LLC 3300 North “A” Street, Building 7 Midland, TX 79705 fax 915-620-4170	Various leases Eddy County, New Mexico
Lease Crude Oil Purchase Agreement; dated October 23, 2003	ConocoPhillips Company	Jack Cartmill Lease Operations ConocoPhillips Company 505 N. Big Spring Street, Suite 600 Midland, TX 79701 ph. 915-682-8241 fax 915-686-7922	Sackett Federal 1 Sackett Federal 2 General American Federal Eddy County, New Mexico
Oil Purchase Agreement; as amended dated September 9, 2007	Navajo Refining Company, LP	Kim Anderson Contract Administration Navajo Refining Company, LP 303 West Wall, Suite 1200 Midland, TX 79701 ph. 432-682-7900 fax 432-682-1318	Sackett Federal 1 Sackett Federal 2 General American Federal Eddy County, New Mexico

EXHIBIT F

Form of Security Agreement

See attached.

SECURITY AGREEMENT
(All Assets)

          THIS SECURITY AGREEMENT (this “Security Agreement”), is made and entered into as of July ___, 2008, by DORAL ENERGY CORP., a Nevada corporation (“Debtor”), whose address is 111 N. Sepulveda Blvd., Suite 250, Manhattan Beach, California 90266, in favor of MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, as Administrative Agent for the ratable benefit of Lenders (as defined in the Credit Agreement) (“Secured Party”), whose address is Level 15, No. 1 Martin Place, Metals and Energy Capital, Sydney, NSW 2000, Australia.

Background:

          1.      On July ___, 2008, Debtor, as Borrower, the other Lenders party thereto from time to time, and Secured Party, as Administrative Agent for such Lenders and as a Lender, executed that certain Senior First Lien Secured Loan Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”) pursuant to which, Secured Party agreed to make loans to Debtor from time to time on the conditions set forth in the Credit Agreement.

          2.      Secured Party has conditioned its obligations under the Credit Agreement upon, among other things, the execution and delivery by Debtor of this Security Agreement, and Debtor has agreed to enter into this Security Agreement.

Agreements:

          In order to comply with the terms and conditions of the Credit Agreement and for and in consideration of the premises and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

ARTICLE I
DEFINITIONS

          1.1      Terms Defined Above. As used in this Security Agreement, the terms “Debtor,” “Secured Party,” and “Credit Agreement” shall have the meanings indicated above.

          1.2      Definitions Contained in the Credit Agreement. Unless otherwise defined herein or context otherwise requires, all capitalized terms used but not defined in this Security Agreement have the meanings given to those terms in the Credit Agreement.

          1.3      Certain Definitions. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          “Accounts” has the meaning indicated in subsection 2.1(a) hereof.

          “Code” means the Uniform Commercial Code as presently in effect in the State of New York, and as amended from time to time.

          “Collateral” means all property, including without limitation cash or other proceeds, in which Secured Party shall have a security interest pursuant to Section 2.1 of this Security Agreement.

          “Default” means the occurrence of any of the events specified in Section 5.3 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          “Equipment” has the meaning indicated in subsection 2.1(b) hereof.

          “Event of Default” means the occurrence of any of the events specified in Section 5.3 hereof; provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

          “General Intangibles” has the meaning indicated in subsection 2.1(c) hereof.

          “Inventory” has the meaning indicated in subsection 2.1(d) hereof.

          “Other Liable Party” means any person, other than Debtor, who is or becomes primarily or secondarily liable for any of the Secured Obligations or who grants Secured Party a lien on any property as security for the Secured Obligations.

          “Permitted Liens” has the meaning indicated in Section 3.1.

          “Related Rights” means all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, supporting obligations, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments.

          “Secured Obligations” has the meaning indicated in Section 2.2 hereof.

          “Security Agreement” means this Security Agreement, as the same may from time to time be amended or supplemented.

          “Security Documents” means this Security Agreement together with all financing statements filed in connection with this Security Agreement.

          1.4      Terms Defined in Code. Unless otherwise defined herein, all terms used herein which are defined in the Code shall have the same meaning herein.

ARTICLE II
SECURITY INTEREST

2

          2.1      Grant of Security Interest. As collateral security for all of the Secured Obligations, Debtor hereby grants to Secured Party a security interest in, a general lien upon, and a right of set-off against all of Debtor’s assets, tangible or intangible, including but not limited to the following and whether now owned or later acquired:

          (a)      all of Debtor’s accounts (as is defined in the Code) of any kind (the “Accounts”); all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the Accounts; and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or any such chattel papers, documents and instruments;

          (b)      all of Debtor’s equipment (as defined in the Code) in all of its forms, and wherever located, together with all parts thereof and all accessions or additions thereto, (collectively, the “Equipment”);

          (c)      all of Debtor’s general intangibles (as defined in the Code) of any kind (the “General Intangibles”); all chattel papers, electronic chattel papers, payment intangibles, promissory notes, letter of credit rights, documents and instruments relating to the General Intangibles; and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any General Intangibles or any such chattel papers, documents and instruments;

          (d)      all of Debtor’s inventory (as defined in the Code) in all of its forms, and wherever located, together with all accessions or additions thereto and products thereof (collectively the “Inventory”);

          (e)      all of Debtor’s investment property (as defined in the Code) wherever located;

          (f)      all of Debtor’s deposit accounts (as defined in the Code) wherever located;

          (g)      any additional tangible or intangible property from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement; and

          (h)      the proceeds, products, supporting obligations, Related Rights, additions to, substitutions for and accessions of any and all Collateral described in subparagraphs (a)–(g) in this Section 2.1.

          2.2      Secured Obligations. The security interest in, general lien upon, and right of set-off against the Collateral is granted to secure the following (collectively, the “Secured Obligations”):

          (a)      the payment of all the Obligations (as defined in the Credit Agreement) of Debtor to Secured Party now or hereafter existing including, without limitation, the Debt of Debtor under the Promissory Note, and any and all renewals, extensions for any period or rearrangement of the Obligations; and

3

          (b)      the performance of all obligations of Debtor under this Security Agreement and the other agreements giving rise to the Obligations (as defined in the Credit Agreement).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

          In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of any Secured Obligations and the extension of any credit under the Credit Agreement) that:

          3.1      Ownership and Liens. Except for the security interest of Secured Party granted in this Security Agreement and except for Liens, security interests and other encumbrances permitted under the Credit Agreement (“Permitted Liens”), Debtor owns good and valid title to the Collateral free and clear of any other Liens, adverse claims or options other than Permitted Liens. Debtor has rights in or the right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other Liens, adverse claims and options other than Permitted Liens. No other Lien, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to any Collateral other than Permitted Liens. No financing statement or other security instrument is on file in any jurisdiction covering any part of the Collateral other than those in favor of Secured Party other than Permitted Liens. At the time the security interest in favor of Secured Party attaches, good and valid title to all after-acquired property included within the Collateral, free and clear of any other Liens, adverse claims or options (other than those permitted by the first sentence of this Section 3.1) will be vested in Debtor.

          3.2      Status of Accounts. Each Account hereafter arising will represent and to the best knowledge of Debtor, each Account now existing represents, the valid and legally enforceable obligations of a bona fide account debtor and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; and the amount shown as to each Account on Debtor’s books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have arisen in Debtor’s ordinary course of business or which have otherwise been disclosed to Secured Party in writing.

          3.3      Status of Related Rights. All Related Rights are, and those hereafter arising will be, valid and genuine.

          3.4      Inventory Not Covered by Other Documents. None of the Inventory is, and at the time the security interest in favor of Secured Party attaches none of the Inventory hereafter acquired will be, covered by any document (as defined in the Code).

          3.5      Name; Organization; Authority. The exact legal name of Debtor is set forth in the opening paragraph of this Security Agreement. Debtor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada. Debtor is qualified to do business and in good standing in each other state in which the nature of its business requires it to

4

be so qualified, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Effect. The execution, delivery and performance of this Security Agreement has been duly authorized by all corporate action, and this Security Agreement constitutes the valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as the enforceability thereof may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

          3.6      Location. Debtor’s chief executive office and chief place of business is located at the address set forth in the opening paragraph of this Security Agreement. The office where Debtor keeps its records concerning the Accounts and the General Intangibles and the original of all the Related Rights has the same address as Debtor’s chief executive office and chief place of business. Debtor’s Inventory and Equipment (other than mobile goods) are located in the States of California, Nevada and New Mexico and such other states as Debtor shall have from time to time given notice of to Lender.

          3.7      Secured Party’s Security Interest. This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations. Upon filing the financing statements described in Section 4.10 of this Security Agreement covering the Collateral in the Office of the Secretary of State of the State of Nevada, Secured Party will have a fully perfected security interest in that Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 4.10 of this Security Agreement. Such perfected security interest in the Collateral constitutes a first-priority security interest under the Code, subject only to Permitted Liens.

ARTICLE IV
COVENANTS AND AGREEMENTS

          A deviation from the provisions of this Article IV shall not constitute a Default under this Security Agreement if such deviation is consented to in writing (in the manner provided in the Credit Agreement) in advance by Secured Party. Without the prior written consent of Secured Party, Debtor will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor) or the commitment of Secured Party to make loans under the Credit Agreement is outstanding.

          4.1      Title; Prohibited Liens and Filings. Debtor agrees to protect the title to the Collateral. Debtor will not pledge, mortgage, otherwise encumber, create or suffer a Lien to exist on any of the Collateral (other than in favor of Secured Party or as permitted by the Credit Agreement) or sell, assign or otherwise transfer any of the Collateral (other than as permitted by the Credit Agreement) to or in favor of any person other than Secured Party. Debtor will not file or permit to be filed or recorded any financing statement or other security instrument with

5

respect to the Collateral other than in favor of Secured Party or as permitted by the Credit Agreement.

          4.2      Taxes, Etc. Debtor agrees to pay prior to delinquency all taxes, charges, Liens and assessments against the Collateral which, if unpaid, might result in the imposition of a Lien on the Collateral; provided, however, Debtor shall not be required to pay any tax, charge, Lien or assessment that is not yet past due or is being contested in good faith by appropriate proceedings diligently conducted by or on behalf of Debtor and if Debtor shall have set up reserves therefor adequate under GAAP.

          4.3      Possession of Collateral. Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise, the Collateral shall remain in Debtor’s possession or control at all times (except where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement) at Debtor’s risk of loss and shall (except for temporary removal consistent with its normal use) be kept at locations owned or leased by Borrowers.

          4.4      Inspection of Collateral. Upon reasonable notice, Secured Party may from time to time during normal business hours, inspect Debtor’s records concerning the Accounts and the General Intangibles, the originals of the Related Rights, the Equipment, the Inventory and other Collateral but not as to unreasonably interfere with the business of Debtor.

          4.5      Further Assurances. Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, upon reasonable request, any financing statements, security agreements or other documents necessary or convenient to perfect or continue in favor of Secured Party a first-priority security interest in the Collateral; procure any necessary instruments or documents as may be reasonably requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby. Notwithstanding the previous sentence, however, Debtor hereby authorizes Secured Party to execute and deliver on behalf of Debtor and to file such financing statements, security agreements and other documents without the signature of Debtor either in Secured Party’s name or in the name of Debtor and as attorney-in-fact for Debtor. Debtor shall do all such additional and further acts or things, give such assurances and execute such documents or instruments as Secured Party reasonably requires to vest more completely in and assure to Secured Party its rights under this Security Agreement, including, without limiting the generality of the foregoing, (a) marking conspicuously each chattel paper or electronic chattel paper included in the Collateral and, at the request of Secured Party, each of Debtor’s records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted by this Security Agreement and (b) if any Account, General Intangible or Related Right is evidenced by a promissory note, chattel paper, electronic chattel paper or other instrument, transferring, delivering, assigning to Secured Party such promissory note, chattel paper, electronic chattel paper or other instrument duly endorsed and authenticated and accompanied by duly executed instruments of transfer and assignment, all in form and substance reasonably satisfactory to Secured Party, to be held by Secured Party as Collateral under this Security Agreement.

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          4.6      Filing Reproductions. At the option of Secured Party, a carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral shall be sufficient as a financing statement and may be filed as a financing statement.

          4.7      Delivery of Information. Debtor will transmit promptly to Secured Party all information that Debtor may have or receive with respect to (a) the Collateral or (b) account debtors or obligors in respect of the Accounts, the General Intangibles and the Related Rights, in each case which could reasonably be expected to materially and adversely affect the aggregate value of the Collateral or Secured Party’s rights or remedies with respect thereto.

          4.8      Compromise of Collateral. Debtor will not adjust, settle or compromise any of the Accounts, the General Intangibles or the Related Rights without the prior written consent of Secured Party, other than in a manner that does not materially affect the aggregate value of the Collateral and is in the ordinary course of business.

          4.9      Expenses. Debtor agrees to pay to Secured Party at Secured Party’s offices, all advances, charges, costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, in connection with protecting Secured Party against the claims or interests of any Person against the Collateral, and in exercising any right, power or remedy conferred by this Security Agreement or by law or in equity (including, but not limited to, reasonable attorneys’ fees and legal expenses incurred by Secured Party in the collection of instruments deposited with or purchased by Secured Party and amounts incurred in connection with the operation, maintenance or foreclosure of any or all of the Collateral). The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon ten (10) days after invoice or demand by Secured Party together with interest thereon from the due date at the Default Rate as provided in the Credit Agreement.

          4.10      Financing Statement Filings; Notifications. Debtor recognizes that financing statements pertaining to the Collateral will be filed with the Office of the Secretary of State of the State of Nevada. Debtor will promptly notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) promptly notify Secured Party of any change to a jurisdiction other than as represented in Section 3.5 or Section 3.6 (i) in the location of Debtor’s chief executive office or chief place of business; (ii) in the location of the Inventory (other than Inventory sold or leased in the ordinary course of business); (iii) in the location of the Equipment (other than Equipment removed in the ordinary course of business for not more than thirty (30) days) or disposed of as permitted by the Credit Agreement; (iv) in the location of the office where Debtor keeps its records concerning the Accounts; or (v) in the “location” of Debtor within the meaning of the Code; (b) prior to any of the Collateral becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof; and (c) promptly notify Secured Party of any change in Debtor’s name, identity or limited liability company structure. In any notice furnished pursuant to this section, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings

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of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

          4.11      Maintenance of Collateral Generally. Except as otherwise provided in the Credit Agreement, (a) Debtor will maintain all the Collateral in good condition, repair, and working order (ordinary wear and tear excepted), and substantially in accordance with any manufacturer’s manual if applicable; (b) Debtor will not misuse, abuse, waste, destroy, endanger or allow the Collateral to deteriorate, except, with respect to the Equipment only, for ordinary wear and tear from its intended use; (c) Debtor will promptly, or in the case of any loss or damage to any goods included in the Collateral as soon as practicable, make or cause to be made all repairs, replacements or other improvements to the Collateral as are necessary or desirable to accomplish the foregoing; and (d) Debtor will not use any Collateral in violation of any law, statute, ordinance or regulation or allow it to be so used.

          4.12      Account Obligations. The Debtor will duly perform or cause to be performed all obligations of Debtor with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account relating thereto.

          4.13      Use of Inventory. If an Event of Default has occurred and is continuing, Debtor may use its Inventory in any lawful manner not inconsistent with this Security Agreement and with the terms of insurance thereon and may sell, lease or otherwise dispose of its Inventory in the ordinary course of business. Debtor will not and shall not be permitted to use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or disposition in the ordinary course of business or in contravention of the terms of any agreement. A sale, lease or disposition in the ordinary course of business does not include the exchange of items of Inventory for goods in kind or otherwise or transfers of items of Inventory made in satisfaction of present or future Secured Obligations.

          4.14      Proceeds. Upon the terms and conditions set forth in the Credit Agreement and at the request of Secured Party, Debtor will deliver to Secured Party promptly upon receipt, all proceeds received by Debtor from the sale or disposition of the Collateral in the exact form in which they are received. To evidence Secured Party’s rights in this regard, Debtor will assign or endorse proceeds to Secured Party as Secured Party reasonably requests. Secured Party may, from time to time, in its discretion, hold non-cash proceeds as part of the Collateral or apply cash proceeds received by Secured Party in the manner set forth in Section 5.2 of this Security Agreement. Upon the terms and conditions set forth in the Credit Agreement and at the request of Secured Party, Debtor will notify obligors on all of the Collateral to make payments directly to Secured Party, and thereafter Secured Party may endorse as Debtor’s agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of proceeds of the Collateral and may hold the non-cash proceeds as part of the Collateral and may apply cash proceeds received by Secured Party in the manner set forth in Section 5.2 of this Security Agreement and may take any action necessary to obtain, preserve and enforce the Liens granted hereunder and maintain and preserve the Collateral.

          4.15      Insurance. Debtor shall have and maintain, with financially sound and reputable insurers, insurance (subject to customary deductible and retention) satisfactory in all respects to Secured Party covering the goods included in the Collateral against such liabilities, risks and

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contingencies, by such methods and in such amounts as provided in the Credit Agreement. Policies evidencing any such property insurance will name Secured Party as an additional insured and loss payee and provide for a minimum of thirty (30) days prior written notice to Secured Party of any cancellation. Debtor shall furnish Secured Party with certificates or other evidence of compliance with the foregoing insurance provisions as provided in the Credit Agreement. Secured Party may act as attorney-in-fact for Debtor and Debtor hereby irrevocably appoints Secured Party as Debtor’s true and lawful attorney-in-fact, with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, but at Debtor’s cost and expense and without notice to Debtor upon the occurrence and during the continuance of an Event of Default, to obtain, adjust, sell and cancel such insurance and endorse any draft drawn by insurers of the goods included in the Collateral. If any insurance policy covering the goods included in the Collateral expires or is canceled before the Secured Obligations are paid in full or before the termination of the Secured Party’s Commitment to make loans as provided in the Credit Agreement, at Secured Party’s option, Secured Party may, at Debtor’s expense, obtain replacement insurance which may, but need not, be single interest insurance in favor of Secured Party.

          4.16      Collateral not to be Fixture or Accession. Debtor will not permit any Collateral to become so related to any particular real estate so as to become a fixture on such real estate or to be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are included in the Collateral; in the event that any Collateral is to become so related to any particular real estate or so installed or affixed to other goods, prior thereto Debtor will (a) notify Secured Party of such fact and (b) upon demand of Secured Party furnish written consents to Secured Party’s security interest and disclaimers of any interest in such Collateral signed by any Person having an interest in such real estate or such other goods, if applicable.

          4.17      Delivery of Certificate of Title to Equipment. In the case of Equipment now owned constituting goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods, Debtor shall, as soon as practicable after a request by Secured Party, deliver to Secured Party any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership. In the case of such Equipment hereafter acquired, Debtor shall provide evidence of ownership within ten (10) days of its acquisition of such Equipment. Debtor shall provide notice to Secured Party of any material loss or damage to any Equipment and shall not permit any such Equipment to become a fixture to real estate or an accession to other personal property other than as permitted in the Credit Agreement.

          4.18      Third-Party Acknowledgments; Control Agreements. If any of the Collateral is in the possession of a third-party, Debtor will join with Secured Party in notifying the third-party of Secured Party’s security interest and obtaining an acknowledgment in form and substance reasonably satisfactory to Secured Party from such third-party that it is holding the Collateral for the benefit of the Secured Party. Debtor will fully cooperate with Secured Party in obtaining a control agreement in form and substance reasonably satisfactory to Secured Party with respect to any Collateral consisting of deposit accounts, investment property, electronic chattel paper or letter of credit rights.

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ARTICLE V
RIGHTS, REMEDIES AND DEFAULT

          5.1      With Respect to Collateral. Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby constitutes, appoints and makes Secured Party as Debtor’s true and lawful attorney-in-fact and agent for Debtor and in Debtor’s name, place and stead with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise, without notice, all or any of the following powers at any time following the occurrence and during the continuation of an Event of Default hereunder with respect to all or any of the Collateral:

          (a)      notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

          (b)      to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

          (c)      to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

          (d)      to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

          (e)      to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

          (f)      to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto; provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

          5.2      Application of Cash Sums. All cash sums paid to and received by Secured Party on account of the Collateral will be (a) released to Debtor for use in Debtor’s business or, at the option of Secured Party pursuant to the terms and conditions of the Credit Agreement, (b) applied by Secured Party on the Secured Obligations whether or not such Secured Obligations shall have by its terms matured, in accordance with the Credit Agreement; provided, however, Secured Party need not apply or give credit for any item included in such sums until Secured Party has received final payment thereof at its banking quarters or solvent credits accepted as such by Secured Party; and provided further that Secured Party’s failure to so apply any such sums shall not be a waiver of Secured Party’s right to so apply such sums or any other sums at any time.

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          5.3      Events of Default. An “Event of Default” under this Security Agreement shall occur upon the occurrence of an “Event of Default” under the Credit Agreement.

          5.4      Default Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may then, or at any time thereafter and from time to time after giving any notice required under the Credit Agreement, if any notice is required with respect to such Event of Default, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or, at Secured Party’s option, following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements, and the presentment of property at sale are hereby waived except to the extent reasonably necessary to conduct a commercially reasonable sale. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agrees ten (10) days prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

          5.5      Proceeds. Upon the occurrence of any Event of Default, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Code.

          5.6      Deficiency. Debtor shall remain liable to Secured Party for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Secured Party as set forth in the Credit Agreement.

          5.7      Secured Party’s Duties. The powers conferred upon Secured Party by this Security Agreement are solely to protect the interest of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

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          5.8      Secured Party’s Actions. Debtor waives any right to require Secured Party to proceed against any Person, exhaust any Collateral, or have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Security Agreement or pursue any other remedy in Secured Party’s power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time; and waives any defense arising by reason of any disability or other defense of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. All dealings between Debtor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all the Secured Obligations shall have been paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor), Debtor shall have no right to subrogation, and Debtor waives until all the Secured Obligations shall have been paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor) any right to enforce any remedy which Secured Party now has or may hereafter have against Other Liable Party and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other property; (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party in its discretion may determine; (c) renew, extend for any period, accelerate, modify, compromise, settle or release the obligation of any Other Liable Party with respect to any or all of the Secured Obligations or Collateral; (d) waive, enforce, modify, amend or supplement any of the provisions of any of the Security Documents, the Credit Agreement or the Promissory Note or any other promissory note or document evidencing any of the Secured Obligations (except for an amendment or supplement to any of the foregoing to which Debtor is a party to the extent such amendment or supplement requires the consent of Debtor); and (e) release or substitute any Other Liable Party.

          5.9      Transfer of Secured Obligations and Collateral. Secured Party may transfer any or all of Secured Party’s interest in the Secured Obligations, and upon any such transfer Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred; provided, however, with respect to any Collateral not so transferred, Secured Party shall retain all rights, powers and remedies provided under this Security Agreement. Secured Party may at any time deliver any or all of the Collateral to Debtor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

          5.10      Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall

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impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

          5.11      Continuing Agreement. This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until (a) the Secured Obligations are paid in full (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Debtor), (b) Secured Party has no further obligation to advance monies to Debtor under the Credit Agreement and (c) Secured Party, upon written request of Debtor, has executed a written termination statement, reassigned to Debtor, without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral to Debtor. Furthermore, it is contemplated by the parties hereto that there may be times when no Secured Obligations are owing; notwithstanding such occurrences, however, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Secured Obligations provided Secured Party has not executed a written termination statement and returned possession of the Collateral to Debtor. Otherwise this Security Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased, or irrespective of the validity or enforceability of the Promissory Note or any of the Security Documents, including the Credit Agreement, to which any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy of Debtor, or any other event or proceeding affecting Debtor or any Other Liable Party.

          5.12      Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers’ Lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

          5.13      Exercise of Rights, Etc. Time shall be of the essence for the performance of any act under this Security Agreement or the Secured Obligations by Debtor or Other Liable Party, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of Other Liable Party or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

          5.14      Remedy and Waiver. Secured Party may remedy any Default or Event of Default without waiving the Default or Event of Default or waiving any prior or subsequent Default or Event of Default.

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          5.15      Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at any party’s option.

          5.16      Compliance with Other Laws. Secured Party may comply with the requirements of any applicable state or federal law in connection with the disposition of all or any part of the Collateral, and compliance with such laws will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

          5.17      Disclaimer of Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or similar warranties. The disclaimer of any such warranties will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

          5.18      Sales on Credit. If Secured Party sells all or any part of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied against the Secured Obligations. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of such sale.

ARTICLE VI
MISCELLANEOUS

          6.1      Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

          6.2      Notices. Any record, notice, demand or document which either party is required or may desire to give hereunder shall be given as provided in the Credit Agreement.

          6.3      Choice of Law. THIS SECURITY AGREEMENT HAS BEEN MADE IN AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN AND EACH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST GRANTED HEREBY) WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

          6.4      Amendment and Waiver. This Security Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Credit Agreement.

          6.5      Severability. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly

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meet and discuss substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect

          6.6      Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

          6.7      Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          6.8      Successors and Assigns. The covenants and agreements herein contained by or on behalf of Debtor shall bind Debtor, Debtor’s legal representatives, successors and assigns and all persons who become bound as a debtor to this Security Agreement and shall inure to the benefit of Secured Party, its successors and permitted assigns under the Credit Agreement.

          6.9      Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          6.10      WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PROMISSORY NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

          6.11      Interest. It is the intention of the parties hereto to comply strictly to usury laws applicable to the Secured Party. Interest on the Debt is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Promissory Note or otherwise, shall the interest taken, reserved, contracted for, charged or received by the Secured Party exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of the Credit Agreement, this Agreement, any of the other Security Documents or of any other document evidencing, securing or pertaining to the Debt evidenced by the Promissory Note, at the time performance of such provision shall be due, would be usurious under applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity so that the aggregate consideration which constitutes interest that is contracted for, taken, reserved, charged for, or received shall not exceed the maximum amount allowed by applicable law and such amount that would otherwise be excessive interest shall be applied to the reduction of the principal amount owing under the Promissory Note or on account of any other Debt of the Debtor to the Secured Party, or if principal of the Promissory Note and such other Debt has been paid in full, refunded to the Debtor. In determining whether

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or not the interest paid or agreed to be paid for the use, forbearance, or detention of sums hereunder exceeds the highest lawful rate, the Debtor and the Secured Party shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Debt so that the actual rate of interest on account of such Debt does not exceed the highest lawful rate, and/or (d) allocate interest between portions of such Debt, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

          THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE PROMISSORY NOTE AND THE SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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          IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of July ___, 2008.

DEBTOR:

DORAL ENERGY CORP.,
a Nevada corporation

By:
Paul Kirkitelos
President & CEO

SIGNATURE PAGE TO SECURITY AGREEMENT

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized undersigned officers effective as of July ___, 2008.

SECURED PARTY:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT G

Form of Subordination Agreement

See attached.

SUBORDINATION AGREEMENT

[FORM OF]

          This SUBORDINATION AGREEMENT (as amended or modified, the “Subordination Agreement”) is by and among [Insert name of subordinated creditor] [Insert organizational information] (“Subordinated Creditor”, whether one or more), whose address is [__________________________], DORAL ENERGY CORP., a Nevada corporation (“Borrower”), whose address is 111 Sepulveda Blvd., Suite 250, Manhattan Beach, California 90266 and MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia (“Administrative Agent”), with offices at Level 15, 1 Martin Place, Sydney, New South Wales, 2000 Australia.

Background

          1.      Borrower, Administrative Agent and each of the Lenders (as defined in the Credit Agreement) are parties to the Senior First Lien Secured Credit Agreement dated as of July ___, 2008 (as amended, supplemented or modified from time to time, the “Credit Agreement”). Borrower’s obligations to each of the Lenders under the Credit Agreement are secured by a senior mortgage lien and first-priority security interest conveying all of the real and personal property of Borrower.

          2.      Each of Lenders’ obligations under the Credit Agreement is conditioned upon, among other things, the subordination of all obligations owed by Borrower to the Subordinated Creditor to the obligations owed by Borrower to Lenders under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

          3.      Capitalized terms not defined in this Subordination Agreement shall have the meanings set forth in the Credit Agreement.

Agreements

          To comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Subordinated Creditor, Borrower and Lenders agree as follows:

          Section 1.      Subordination of Obligations and Priority.

                         (a)      The payment of and any liens or security interests securing payment of any and all Subordinated Debt (defined below) is expressly subordinated to the extent and in the manner set forth in this Subordination Agreement to the Senior Indebtedness (defined below) and the liens and security interests securing the Senior Indebtedness. The term “Subordinated Debt” as used in this Subordination Agreement means any and all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Subordinated Creditor, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Subordinated Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor arising out of any operating agreement or similar agreement between Subordinated Creditor and Borrower.

                         The term “Senior Indebtedness” as used in this Subordination Agreement means any and all indebtedness, liabilities and other Obligations of Borrower to Senior Creditor (as defined below) absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Senior Creditor whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Senior Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and including, without limitation, all Obligations (as defined in the Credit Agreement) owed by Borrower to Senior Creditor under the Credit Agreement, the Swap Agreement and the other Loan Documents.

                         (b)      Priority. The agreements of Borrower, Senior Creditor and Subordinated Creditor herein are applicable without regard to the date a loan or extension of credit is made to Borrower. The term “Senior Creditor” includes Administrative Agent, each of the Lenders party to the Credit Agreement and Macquarie Bank Limited under the Swap Agreement.

          Section 2.      Restrictions on Subordinated Creditor. During such time as any Senior Indebtedness remains unpaid, Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from the Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument); [provided, however, nothing contained herein shall prevent Subordinated Creditor from (a) receiving any scheduled payment from Borrower pursuant to the instruments set forth on Exhibit A (the “Subordinated Debt Instruments”) and (b) receiving payment from Borrower for goods and services provided to Borrower by Subordinated Creditor in the ordinary course of business within thirty (30) days of the date hereof or after the date hereof.]

          Section 3.      Prohibition of All Payments Following Default and Notice.

                         (a)      If there shall occur and be continuing any Event of Default, then, unless and until such Event of Default shall have been cured, or unless and until the Senior Indebtedness shall be paid in full, the Subordinated Creditor will not ask for, sue for, take, demand, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any Subordinated Debt Instrument or any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

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                         (b)      In the event that Borrower defaults under the Subordinated Debt prior to the full and final payment of the Senior Indebtedness, Borrower shall provide Lender with notice of such default.

          Section 4.      Payments Cannot Create a Default. The Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, if the making of such payment would constitute, or would result in the occurrence of, a violation of the provisions of any instrument or agreement evidencing, in connection with, as security for or providing for the issuance of any Senior Indebtedness or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute a default or an event of default under the Credit Agreement or any other Loan Document.

          Section 5.      Unauthorized Receipt of Payment by Subordinated Creditor. In the event the Subordinated Creditor shall receive any payment or distribution on account of the Subordinated Debt which Subordinated Creditor is not entitled to receive under this Subordination Agreement, Subordinated Creditor will hold any amount so received in trust for Senior Creditor and will promptly turn over such payment to Senior Creditor in the form received by Subordinated Creditor (together with any necessary endorsement) to be applied against the Senior Indebtedness.

          Section 6.      Restrictions on Actions to Recover Subordinated Debt. The Subordinated Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless Senior Creditor shall also join, in bringing any proceedings against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Indebtedness shall have been paid in full.

          Section 7.      Insolvency or Bankruptcy by Borrower. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, the Subordinated Creditor will at Senior Creditor’s request file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Debt and will hold in trust for Senior Creditor and pay over to Senior Creditor, in the form received (together with any necessary endorsement), to be applied on the Senior Indebtedness, any and all monies, dividends or other assets received in any such proceedings on account of the Subordinated Debt unless and until the Senior Indebtedness shall be paid in full. In the event that the Subordinated Creditor shall fail to take any such action requested by Senior Creditor, Senior Creditor, may, as attorney in fact for the Subordinated Creditor take such action on behalf of the Subordinated Creditor, and the Subordinated Creditor hereby appoints Senior Creditor as attorney in fact for the Subordinated Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in Senior Creditor’s own name or in the name of the Subordinated Creditor as Senior Creditor may deem necessary or advisable for the enforcement of this Subordination Agreement, and the Subordinated Creditor

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will execute and deliver to Senior Creditor such other and further powers of attorney or other instruments as Senior Creditor may request in order to accomplish the foregoing.

          Section 8.      Senior Creditor’s Rights. Senior Creditor may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing or releasing any of Senior Creditor’s rights or any of the obligations of the Subordinated Creditor under this Subordination Agreement:

                         (a)      change the amount of the Senior Indebtedness, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, rearrange or otherwise modify or alter, the Senior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

                         (b)      sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness in accordance with the applicable Loan Documents;

                         (c)      release anyone liable in any manner for payment or collection of the Senior Indebtedness;

                         (d)      exercise or refrain from exercising any rights against Borrower or others (including the Subordinated Creditor); and

                         (e)      apply any sums received by Senior Creditor, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such a manner as Senior Creditor, in its sole discretion, may deem appropriate.

          Section 9.      Documentation of Subordinated Debt. The Subordinated Creditor will:

                         (a)      cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt;

                         (b)      at Senior Creditor’s request, promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Debt so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Senior Indebtedness in favor of Senior Creditor in the manner and to the extent set forth in this Subordination Agreement;

                         (c)      mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Subordination Agreement; and

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                         (d)      cause all financial statements of the Subordinated Creditor hereafter prepared for delivery to any person to make specific reference to the provisions of this Subordination Agreement.

          Section 10.      Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, or facsimile number set out below or to such other address, or facsimile number, as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (a) actual receipt by the relevant party hereto and (b) (i) if delivered by hand or by courier, upon delivery; (ii) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; and (iii) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

If to Administrative Agent:	Macquarie Bank Limited
Houston Representative Office
One Allen Center
500 Dallas Street, Suite 3100
Houston, Texas 77002
	Attention:	Michael Sextro
	Telephone:	713-275-6207
	Facsimile:	713-275-6222
	E-Mail:	michael.sextro@macquarie.com

With a copy to:	Greenberg Traurig, LLP
1000 Louisiana, Suite 1700
Houston, Texas 77002
	Attention:	Douglas C. Atnipp
	Telephone:	713-374-3500
	Facsimile:	713-374-3505
	E-Mail:	atnippd@gtlaw.com

[If to Subordinated Creditor:

Attention:
Telephone:
Facsimile:
	E-Mail:		]

[With a copy to:

Attention:
Telephone:

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Facsimile:
	E-Mail:	]

If to Borrower:	Doral Energy Corp
111 N. Sepulveda Blvd.
Suite 250
Manhattan Beach, CA 90266
Attention:
Telephone:
Facsimile:
E-Mail:

          Section 11.      Execution of Instruments. The Subordinated Creditor agrees to execute any and all other instruments necessary as required by the Lender to subordinate the Subordinated Debt to the Senior Indebtedness as herein provided.

          Section 12.      Assignment by Subordinated Creditor. Subordinated Creditor will not assign or transfer to others any claim the Subordinated Creditor has or may have against Borrower as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement.

          Section 13.      Warranties and Representations. The Subordinated Creditor represents and warrants that (a) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any formation documents) to which Subordinated Creditor is now subject, (b) none of the Subordinated Debt is or will be subordinated to any other indebtedness of Borrower other than the Senior Indebtedness unless otherwise agreed by Lender, (c) except for the Subordinated Debt evidenced by the Subordinated Debt Instruments, as of the date of this Agreement, Borrower has no additional debt due and owing to Subordinated Creditors and (d) Exhibit B contains a listing of all liens filed by Subordinated Creditor relating to the Subordinated Debt.

          Section 14.      Waiver of Notice of Acceptance. Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of Lender being conclusively presumed by its request for this Subordination Agreement and delivery of the same to it.

          Section 15.      Assignment by Lender. This Subordination Agreement may be assigned by Lender in connection with any assignment or transfer of the Senior Indebtedness.

          Section 16.      GOVERNING LAW. THIS SUBORDINATION AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

          Section 17.      Severability. If any provision (or portion of any provision) of this Subordination Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a final decision of any court of competent jurisdiction, the parties shall promptly meet and negotiate substitute provisions for those

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rendered invalid, illegal or unenforceable, but all of the remaining provisions will remain in full force and effect.

          Section 18.      Counterparts. This Subordination Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties be contained together on any one counterpart of this Subordination Agreement. Each counterpart will be deemed an original, but all counterparts taken together will constitute one and the same agreement.

          Section 19.      ENTIRE AGREEMENT; AMENDMENT. THIS SUBORDINATION AGREEMENT REFLECTS THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED BY THIS SUBORDINATION AGREEMENT AND CANNOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG ANY OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Subordination Agreement may be amended and the rights of any party under this Subordination Agreement may be waived only pursuant to a written agreement signed by each of the parties to this Subordination Agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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          IN WITNESS WHEREOF, the undersigned has executed this instrument effective as of July ___, 2008.

SUBORDINATED CREDITOR:

[____________________________],
a ___________ corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officer effective as of July ___, 2008.

BORROWER:

DORAL ENERGY CORP.,
a Nevada corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officers effective as of July ___, 2008.

LENDER:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

EXHIBIT A

Subordinated Debt Instruments

None.

EXHIBIT B

Liens

None.

EXHIBIT H

Form of Notice of Assignment of Proceeds

See attached.

MACQUARIE BANK LIMITED
One Allen Center, Suite 3100
500 Dallas Street
Houston, Texas 77002

_____________, 20__

______________________
______________________
______________________
______________________

          Re:      Notice of Assignment of Proceeds

Ladies and Gentlemen:

          Pursuant to that certain Senior First Lien Secured Loan Credit Agreement (the “Credit Agreement”) dated effective as of July ___, 2008 between Doral Energy Corp., (“Doral”), as Borrower, and Macquarie Bank Limited (“Lender”), Doral has assigned to Lender all proceeds from the sale of production from or allocable to Doral’s interests in the properties (the “Mortgaged Properties”) identified on Exhibit A attached to the enclosed Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated effective as of July __, 2008 (as amended, the “Mortgage”).

          Pursuant to the assignment of proceeds by Doral, you are hereby authorized and directed, effective immediately, to make all payments of amounts attributable to Doral’s interest in the Mortgaged Properties by wire transfer to:

Account:
Bank of New York
New York, NY 10004
ABA No. 021000018
Favour: Macquarie Bank Limited – OBU Sydney
A/C No.: 8900055375
Chips UID: 236386
Reference:      Doral Energy Corp.

If by check, checks should be made payable to Macquarie Bank and mailed to:

Macquarie Bank
PO Box 14107A
Newark, NJ 07198-0107
Reference:      Doral Energy Corp.

_____________________
_____________, 20__

          In consideration of your acceptance of this Notice of Assignment of Proceeds, Lender hereby ratifies, confirms, adopts and agrees to be bound by all previous sales contracts, division orders and transfer orders heretofore executed by Doral insofar as the same cover and relate to the interests described in the enclosed Mortgage. Lender hereby agrees to indemnify, save and hold you harmless from and against any and all claims, demands, actions, judgments, damages, liabilities, costs, charges, recoveries and other expense of every nature and character which you at any time shall or may sustain by reason of the payments to Lender of proceeds of production as requested and authorized hereby; provided, however, the aggregate liability of Lender with respect to any warranty, representations, covenant or indemnification contained in this letter or any previous sales contracts, division orders or transfer orders shall be limited to an amount equal to the amounts disbursed by you to Lender hereunder.

          This notice of assignment of proceeds is irrevocable and you should continue to remit such payments as set forth above until you receive other written instructions signed by an authorized officer of Lender and Doral.

          Please signify your understanding and agreement to comply with the terms hereof by signing in the indicated space below and returning a copy of this letter to Macquarie Bank Limited, One Allen Center, Suite 3100, 500 Dallas Street, Houston, Texas 77002 with a copy to Mr. Douglas C. Atnipp, Greenberg Traurig, LLP, 1000 Louisiana Street, Suite 1700, Houston, Texas 77002.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

_____________________
_____________, 20__

Very truly yours,

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By:
Name:
Title:

By:
Name:
Title:

DORAL ENERGY CORP.
a Nevada corporation

By:
Paul Kirkitelos
President & CEO

Acknowledged and Agreed to this ______ day of ________________, 20__.

By:
Name:
Title:

Enclosure (Mortgage)

SIGNATURE PAGE TO NOTICE OF ASSIGNMENT OF PROCEEDS

EXHIBIT I

Deposit Account Control Agreement

To be provided within 30 days after Closing Date.

EXHIBIT J

MBL Terms and Conditions of Investment Business

See attached.

# MACQUARIE EUROPE

## TERMS AND CONDITIONS OF INVESTMENT BUSINESS

*FOR PROFESSIONAL CLIENTS AND ELIGIBLE COUNTERPARTIES*

**FEBRUARY 2008**

Level 25, Citypoint, 1 Ropemaker Street,
London, EC2Y 9HD, United Kingdom
Telephone: +44 20 7065 2000

TABLE OF CONTENTS

TERMS APPLICABLE TO ALL CLIENTS

MACQUARIE EUROPE

TERMS AND CONDITIONS OF INVESTMENT BUSINESS

TERMS APPLICABLE TO PROFESSIONAL CLIENTS AND ELIGIBLE COUNTERPARTIES

1.	REGULATION

1.1

These Terms of Business are issued to you by either Macquarie Capital (Europe) Limited [1] , Macquarie Bank International Limited, or Macquarie Bank Limited (London Branch). Macquarie Capital (Europe) Limited is a company registered in England and Wales (registered number 03704031) having its registered office at Level 35 Citypoint, 1 Ropemaker Street, London EC2Y 9HD. Macquarie Bank International Limited is a company registered in England and Wales (registered number 06309906) having its registered office at Level 25 Citypoint, 1 Ropemaker St, London EC2Y 9HD. Macquarie Bank Limited is a company registered in Australia which has its London branch (registered number BR002678) at Level 25 Citypoint, 1 Ropemaker Street, London EC2Y 9HD.

1.2

In these Terms of Business “Macquarie” means Macquarie Capital (Europe) Limited, Macquarie Bank International Limited, Macquarie Bank Limited (London Branch), and any Associate (as defined in these Terms of Business) from time to time of Macquarie Group Limited which is resident in the United Kingdom. References to “we”, “us” and “our” are references to the Macquarie company which is providing services to, or is otherwise dealing with, you.

1.3

Macquarie Capital (Europe) Limited, Macquarie Bank International Limited and Macquarie Bank Limited (London Branch) are authorised and regulated in the United Kingdom by the Financial Services Authority (the “FSA”), whose address is 25 The North Colonnade, Canary Wharf, London E14 5HS. Macquarie Capital (Europe) Limited’s FSA reference number is 193905. Macquarie Bank International Limited’s FSA reference number is 471080. Macquarie Bank Limited (London Branch)’s FSA reference number is 170934.

1.4

For the purposes of the Terms of Business, “Applicable Regulations” means all applicable laws, rules, regulations, instruments and provisions in force from time to time, including the rules, principles and codes of practice stipulated by any regulatory authority to which the parties are subject, including the FSA Rules. All the services that we provide to you under these Terms of Business are subject to Applicable Regulations so that:

	1.4.1	if there is any conflict between the Terms of Business and any Applicable Regulations, the latter will prevail;

	1.4.2	nothing in the Terms of Business shall exclude or restrict any duty or liability which we may have to you under Applicable Regulations; and

	1.4.3	we may take or omit to take any action we consider necessary to ensure compliance with any Applicable Regulations.

2.	APPLICATION AND SCOPE OF THESE TERMS

2.1

These Terms of Business are legally binding and, from 1 November 2007, supersede any other terms of business for investment business that we may previously have sent you. By providing instructions to us after 1 November 2007 you agree that the services will be provided on the basis of these Terms of Business. The Terms of Business will continue until they are terminated in accordance with section 25 (Termination).

2.2

These Terms of Business may be supplemented by, and shall be deemed to include, additional terms in respect of particular services, transactions or types of transaction that we carry out with or for you (“Additional Terms”). Such Additional Terms may already be in place between you and us prior to 1 November 2007, and, for the avoidance of doubt, such Additional Terms shall remain in full force and effect unless we notify you otherwise. Where there is any conflict between these Terms of Business and any Additional Terms, the Additional Terms shall prevail.

__________________________________________________
1 Name change registered and effective from 1 November 2007, previous registered name was Macquarie Europe Limited. Macquarie Capital Securities is a registered trading name of Macquarie Capital (Europe) Limited

2.3

We are obliged by the FSA Rules to comply with certain rules of conduct. However, we assume no greater responsibility nor owe you any fiduciary duty, other than those imposed by the FSA Rules or the express terms of the Terms of Business.

3.	THE MACQUARIE GROUP

3.1

We may introduce you to our overseas branches and associated companies (each an “Associate”) for the purpose of providing any services or effecting any transactions envisaged by these Terms of Business. You agree that we may, from time to time, act as agent for any such Associate. If we agree, you may also pass orders directly to such Associates. Where you pass an order directly to an Associate based overseas or you otherwise have a direct relationship with any such Associate, these Terms of Business will not apply to your relationship with that Associate which will be governed by such other terms as may be provided by, or agreed with, the Associate (if any). Such overseas Associates may not be regulated by the FSA and, as a result, you may not have the benefit of the protections granted by the FSA Rules. The regulatory system, including compensation arrangements, applying to such overseas Associates may be different to that applicable in the UK. We shall be entitled to delegate the performance of any of our obligations under the Terms of Business to any Associate or such other person or persons as we think fit, but shall remain responsible for the acts and omissions of any such delegate as if they were our own.

4.	YOUR STATUS

4.1

Based on the information available to us and as permitted by the FSA Rules, we have categorised you as an “Eligible Counterparty” and/ or as a “Professional Client” and notified you of this in a client categorisation notice (the “Client Categorisation Notice”). Even where you are categorised as an Eligible Counterparty, you will be treated as a Professional Client where Macquarie is required by the FSA Rules to treat you as a Professional Client.

4.2

You have the right to request a different client categorisation. If we receive such a request, we will inform you of whether or not we accept it and, if we do accept it, of the consequences of the re-categorisation, including any limitations to the level of protection that such a different categorisation would entail. However, until we receive such a request and inform you of our acceptance of it, we shall deal with you on the basis of our original categorisation as set out in the Client Categorisation Notice.

You agree and acknowledge that you are responsible for keeping us informed about any change that could affect your categorisation as an Eligible Counterparty or Professional Client.

4.3

If you are categorised as an Eligible Counterparty, you will not have the protection afforded by certain rules in the Conduct of Business Sourcebook of the FSA Rules, including but not limited to: 2 (other than 2.4) (conduct of business obligations), 4 (other than 4.4.1R and 4.4.2G) (communicating with clients including financial promotions), 6.1 (information about the firm, its services and remuneration), 8 (client agreements), 10 (appropriateness (for non advised services)), 11.2 (best execution), 11.3 (client order handling), 11.6 (use of dealing commission), 14.3 (information about designated investments) and 16 (reporting information to clients), all as such FSA Rule references are amended from time to time.

4.4

Unless otherwise agreed by us, if you are acting on behalf of any other person when dealing with us, we will continue to treat you alone (rather than any such other person) as our client for the purposes of the FSA Rules. However, if you act as agent on behalf of another person, you acknowledge and accept that you and your principal will be jointly and severally liable, each as if a principal, to us in respect of all of your obligations and liabilities pursuant to the Terms of Business.

5.	OUR SERVICES

5.1

The services we may provide are dealing and distribution services, the arrangement of deals, and, where we separately agree with you, personal recommendations (as defined in the FSA Rules), in the following investments, together with related research:

(a)	shares;

(b)	debenture stock, loan stock, bonds, notes, certificates of deposit, commercial paper or other debt instruments, including government, public agency, municipal and corporate issues;

(c)	warrants to subscribe for investments falling within (a) or (b) above ;

(d)	depository receipts or other types of instrument relating to investments falling within (a), (b) or (c) above;

(e)	units in regulated or unregulated collective investment schemes;

(f)	futures and contracts for differences on commodities, securities, interest rate and debt instruments,

(g)	stock or other indices, currencies and base and precious metals;

(h)	spot and forward contracts on currencies, commodities, base and precious metals;

(i)	options to acquire or dispose of any of the instruments falling within any of the above categories and options on options;

(j)

notes, over-the-counter and other derivative products involving, referable to the value of, or granting rights or accepting obligations in respect of or by reference to one or more of the above categories together with commodities, freight, bullion, base and other precious metals;

(k)	investments which are similar or related to any of the foregoing.

5.2	We may also provide other services if agreed between us.

5.3	In respect of all the above, we may enter into transactions with you as principal or as your agent. If we act as principal, a statement to that effect will be included on the confirmation.

5.4

We may also enter into transactions on your behalf under which you will incur obligations as an underwriter or sub-underwriter, subject to any limits that may from time to time be agreed between you and us in writing.

5.5	Subject to the foregoing, and unless agreed otherwise in writing, there are no restrictions on the markets or types of investment in which we may carry on business on your behalf.

5.6

For some products and transactions, we will be unable to provide our services to you unless you have entered into the relevant Additional Terms. We may also provide you with specific or general risk warnings in relation to some products or transactions, or types of products or transactions (for example in relation to contingent liability transactions which may commit you to further payment or liability beyond your initial outlay). You undertake to read such risk warnings and take them into account when deciding whether or not to instruct us in relation to the relevant products or transactions.

5.7	When providing services to you, we will assume that you have the necessary experience and knowledge in order to understand the risks involved in relation to those services or relevant transactions.

5.8

You acknowledge that unless we separately agree to provide you with personal recommendations (as defined in the FSA Rules) you are required to make your own assessment of any transaction that you are considering and should not rely on any information, proposal or other communication from us as being investment advice.

5.9	If we do agree to provide you with personal recommendations (as defined under the FSA Rules):

	5.9.1	we will only advise you on the products, services and transactions provided by us or an Associate;

5.9.2

you undertake to provide to us on request all information regarding your investment objectives and, where you are an elective professional client (as defined in the FSA Rules) your financial situation, so as to enable us to provide investment advice that is suitable for you. You represent and warrant that such information is complete and accurate in all material respects;

	5.9.3	we are entitled to assume that:

(a)

in relation to the relevant transactions where investment advice is being provided, you have the necessary experience and knowledge in order to understand the risks involved in relation to those services or relevant transactions; and

(b)

where you are a per se professional client (as defined in the FSA Rules), that you are financially able to bear any related investment risks consistent with your investment objectives in relation to the proposed products, transactions and services.

5.9.4

if you do not, or are unable to, provide us with the information we request in a timely manner, or we consider that the relevant product, service or transaction is not suitable for you, then this may result in a delay in dealing and/ or we may refuse to deal with or for you. It is your responsibility to seek further advice if your circumstances have changed.

6.	INSTRUCTIONS

6.1

We may rely and act on any instructions, notices or requests of any person who is, or whom we reasonably believe to be, a person designated or authorised by you to give such instructions, notices or requests (whether given in writing or by telex, telephone, computer-based systems or other media) but we will not be obliged to do so. You warrant that any list(s) of persons named by you as authorised to give instructions and sign documents and take other actions in respect of funds and investments will be correct at the date thereof. You shall notify us immediately of any amendments to such list(s) and provide specimen signatures of new signatories.

6.2

You shall promptly give any instructions to us which we may require in respect of any transaction or proposed transaction. If you do not provide such instructions promptly or following reasonable efforts by us, we are unable to contact you, we may, in our absolute discretion, take such steps at your cost as we consider necessary or desirable for our or your protection. If you do not provide us with notice of your intention to exercise an option at the time stipulated by us, we may treat the option as abandoned by you and, if so, will notify you.

6.3

If, after instructions are received, we believe it is not reasonably practicable to act upon such instructions within a reasonable time, we may defer acting upon those instructions until it is, in our reasonable opinion, practicable to do so or notify you that we are refusing to act upon such instructions. We shall not be liable for any losses resulting from such deferral or refusal.

6.4

We reserve the right to terminate any trading arrangements with you at any time and are not obliged to accept any particular order or to agree to enter into a transaction with you or carry out an instruction received from you. We may require (but shall not be obliged to require) written confirmation before acting on oral instructions.

6.5

If we effect a transaction with or for you, this shall not be taken to mean that we recommend, or concur on the merits of, the transaction or that the transaction is suitable for you. If we provide advice to you such advice shall be express and may be given orally or in writing. We shall not be required to ensure that such advice takes into account any research or other recommendations we may have published from time to time. We shall not be obliged to provide you with copies of any published research or recommendations either at the same time as it is provided to an Associate or third parties or at all. We may, subject to the FSA Rules, effect own account transactions at any time in investments which are or have been the subject of such advice and/or publications, or any related investments. No research shall constitute an offer by us or any associated company to buy or sell any investment.

6.6

We shall not be liable for any loss, expense, cost or liability (including consequential loss) suffered or incurred by you as a result of instructions being given, or any other communications being made, via the Internet or other electronic medium. You will be solely responsible for all orders, and for the accuracy of all information, sent via the Internet or other electronic medium using your name or personal identification number. We will not execute an order until we have verified the order to you and transmission of an order shall not give rise to a binding contract between us and you.

6.7

If you are authorised under the Financial Services and Markets Act 2000 you agree that you will comply at all times with all relevant FSA Rules and you will be responsible for and will have undertaken all necessary identification and verification checks for the purposes of complying with statutory and FSA money laundering requirements in respect of each principal for whom you act.

6.8

You confirm that we may use voice recording procedures in connection with receiving orders or instructions with or without the use of an automatic warning device. Our voice records shall be and remain our sole property and will, in the absence of manifest error, be conclusive evidence of the orders, instructions or conversations so recorded. The period for retention of such voice records shall be at our discretion.

7.	EXECUTION OF ORDERS

If you are a Professional Client, the FSA Rules on best execution may apply. A summary of our current Order Execution Policy, as relevant to Professional Clients, has been provided to you. By agreeing to these Terms of Business and by providing instructions to us, you agree to the terms of our Order Execution Policy. In particular you consent to us effecting transactions on your behalf outside a regulated market or multilateral trading facility (as both terms are defined in the FSA Rules). You acknowledge that when executing certain transactions we will not be executing orders on your behalf and will not be subject to the obligation under the

FSA Rules to take all reasonable steps to obtain the best possible result taking into account the execution factors (as defined in the FSA Rules). The circumstances in which we will not be executing orders on your behalf are set out in the summary of our Order Execution Policy.

7.1	Orders may be executed by us or passed to any Associate or intermediate broker for execution. Transactions are subject to:

(a)	the terms and conditions of any intermediate broker;

(b)	the customs and regulations of the relevant market, exchange and clearing house (“Market Rules”); and

(c)	any other terms covering any particular transaction under the rules of any market or exchange or

(d)	any separate agreement between you and us.

7.2

We may take or omit to take any action which we consider necessary or desirable in order to ensure compliance with any of the above or the FSA Rules. We shall not be liable for any loss suffered by you as a result of our taking or omitting to take any such action or as a result of the acts or omissions of any market, exchange or clearing house.

7.3

Where you place a client limit order in respect of shares admitted to trading on a regulated market and the order is not immediately executed under prevailing market conditions, we shall assume that you do not wish us to make the order public in a manner which is easily accessible to other market participants unless you expressly instruct us otherwise.

8.	OUR RESPONSIBILITIES AT SETTLEMENT

8.1

We are not obliged to settle transactions or account to you unless and until we (or our settlement agents) have received all necessary documents or money from you and/or a counterparty (as appropriate). Where we undertake transactions for you delivery or payment is entirely at your risk except to the extent that any failure of delivery or payment is a result of our negligence, wilful default or fraud. In the case of securities which have already been assented to an offer, settlement may be delayed if the transaction can only be completed with securities issued by the offeror.

8.2	Settlement of transactions may be administered by one of our Associates and you agree that we may pass all relevant information to any such Associate to enable it to administer such settlement.

9.	YOUR RESPONSIBILITIES AT SETTLEMENT

9.1

You will be responsible for the due performance of every transaction which we enter into with or for you, whether you are dealing as principal or as agent for another person. You will deliver any money or property due under a transaction carried out pursuant to these Terms of Business in accordance with the terms of the transaction or otherwise in accordance with our reasonable requests. We may buy investments to cover any liabilities of yours to deliver investments to us. We may debit your account(s) with any loss we suffer and/or cost we incur in this way.

10.	OUR CHARGES

10.1

Our charges for the services described in the Terms of Business will be disclosed to you in accordance with the FSA Rules. You will pay the charges prevailing at the time the services are provided. All charges are exclusive of VAT. Any alteration to charges will be notified to you before the time of the change.

10.2

We may pay or receive fees, commissions or non-monetary benefits to or from any Associate or other third party in connection with the services where permitted by FSA Rules. If you are a Professional Client, we will provide you with separate disclosure of the essential arrangements relating to such fees, commissions or non-monetary benefits.

10.3

You will be responsible for payment of all taxes, brokerage, transfer fees, registration fees, stamp duty and all other liabilities, charges, costs and expenses payable or incurred by us and/or a custodian in connection with the services described in these Terms of Business except to the extent that such liabilities, charges, costs and expenses arise from our negligence, wilful default or fraud. We may deduct from sums due to you or withhold any such estimated or actual charges at our reasonable discretion. Any difference between such estimated amounts and the final confirmed liability shall be promptly credited or debited to your account.

10.4	We may share our charges with all or any of our Associates or any third party.

11.	AGGREGATION OF ORDERS

11.1

We may combine your order with our own orders, orders of Associates and persons connected with us and orders of other clients. Aggregation will only take place if we believe it is likely that the aggregation will not work overall to the disadvantage of each of the Professional Clients concerned. However, the effect of aggregation may work on some occasions to your disadvantage in relation to a particular order.

12.	YOUR MONEY

12.1

Where you are dealing with either Macquarie Bank Limited (London Branch) or Macquarie Bank International Limited any money held in an account with them will not be treated as client money within the meaning of the FSA Rules and we will not therefore be required to segregate such money, as that money will be held by us as banker and not as trustee.

12.2	Subject to the preceding paragraph and unless agreed otherwise, we will treat your money as client money and hold it in accordance with the client money FSA Rules.

12.3

We may transfer your money to an overseas branch of Macquarie Bank Limited (an authorised deposit- taking institution regulated by the Australian Prudential Regulatory Authority) and/or Macquarie Bank International Limited which are part of the same group of companies as Macquarie Capital (Europe) Limited, deposit your money in an overseas approved bank or pass your money to an overseas intermediate broker, settlement agent or counterparty outside the United Kingdom. In such circumstances, the legal and regulatory regime applying to the overseas branch, approved bank, intermediate broker, settlement agent or counterparty will be different from that of the United Kingdom and, in the event of their failure, money may be treated in a different manner from that which would apply if the money was held by a bank, intermediate broker, settlement agent or counterparty in the United Kingdom.

12.4

Your money may be held or controlled by a third party, such as an exchange, a clearing house or an intermediate broker to enable transactions to be effected in accordance with your instructions or to meet your obligations to provide collateral for a transaction.

12.5	Interest will not be payable to you on money held unless otherwise agreed between you and us.

12.6

We may (but shall not in any circumstances be obliged to) convert any monies held for you into such other currency as we consider necessary or desirable to cover your obligations and liabilities in that currency at such rate of exchange as we shall select. We shall be entitled to charge and retain for our own account such administration fee for arranging such conversion as we may from time to time specify.

12.7

If, from time to time, there has been no movement on an account (notwithstanding payments of interest or similar amounts) for six years we may close the relevant account and retain the sums contained therein for our own benefit provided we have first taken reasonable steps to notify you and return the balance. We agree to make good any valid claim made by you in respect of any balance on an account closed in this way.

13.	CONTRACT NOTES AND STATEMENTS

13.1

We will promptly provide you with confirmation of all transactions carried out on your behalf in accordance with the FSA Rules unless confirmation is provided to you by a third party, for example by a broker through whom we deal. You agree that we may send confirmations, contract notes and other statements electronically and, subject to legal, regulatory and market requirements we may send you a single confirmation or contract note in respect of a series of transactions unless agreed otherwise. In the absence of manifest error, all confirmations, contract notes and other statements which we send to you will be conclusive and binding on you unless you notify us in writing within 5 days of the date of the confirmation or statement that you disagree with its contents.

14.	CUSTODY OF YOUR INVESTMENTS

14.1

We will not be obliged to provide or arrange for any custody services in respect of your investments. All investments purchased through us and requiring registration will be registered in your name or as you may request, in the name of an eligible nominee or eligible custodian in accordance with FSA Rules. We accept no liability for the negligence or other default of a third party nominee or custodian.

15.	RIGHTS ISSUES, TAKEOVERS, ETC.

15.1	Unless we accept your specific instructions as regards investments which we are holding on your behalf, we shall not be responsible for:

(a)	taking up any rights;

(b)	exercising any conversion or subscription rights;

(c)	dealing with takeover or other offers or capital reorganisations;

(d)	exercising voting rights; or

(e)	exercising any other rights which are conferred by any investments held by us or to our order for your account.

15.2	In the event that we hold investments on your behalf, we shall endeavour to advise you of the occurrence of any such rights, offers or capital reorganisations upon becoming aware of the same.

16.	MARGINS, COLLATERAL AND PAYMENT

16.1

This section 16 shall apply to the provision of security, margin or collateral. Where another agreement or general terms are in effect relating to the provision of security, margin or collateral then such other agreement or general terms shall prevail to the extent there is any conflict between such agreement or terms and this section

16.2	You shall pay to us on demand:

(a)

such sums of money by way of deposits, or as initial or variation margin as we may require being, in the case of a transaction effected on an exchange, not less than the amount or percentage stipulated by the relevant exchange;

(b)	such sums of money as may from time to time be due to us under a transaction and such sums as may be required in or towards clearance of any debit balance on any account with us; and

(c)	such sums of money as we may from time to time require as security for your obligations to us.

16.3

With our prior written agreement on each occasion, you may deposit securities or other assets (“collateral”) with us or provide us with a guarantee or indemnity from a person and in a form acceptable to us instead of cash for the purpose of complying with your obligations under this section 16. Any securities or other assets so deposited may be held by an intermediate broker who will be responsible for claiming and receiving all interest payments, income and other rights accruing to you. We accept no responsibility whatsoever for the acts or omissions of any intermediate broker and shall not be liable to you for any losses resulting directly or indirectly from such acts or omissions.

16.4	Notwithstanding any other provision of these Terms of Business, money and collateral provided to us under this section 16 shall be transferred absolutely to us for our own benefit and use.

16.5	We may:

(a)	pass on any money or collateral received from you in order to satisfy our or your obligations to any third party;

(b)	charge, pledge or grant any security arrangement over collateral in order to satisfy our or your obligations to any third party, in which case the collateral may not be registered in your name;

(c)	lend collateral to any third party, in which case the collateral may not be registered in your name; and

(d)	return to you assets other than the original collateral or type of collateral.

16.6	We shall not be obliged to account to you for any income received as a result of carrying out any of these activities.

16.7

If you fail to provide any margin, deposit or other sum due under these Terms of Business we may close out any open position without prior reference to you and apply any proceeds thereof to payment of any amounts due to us.

16.8	You may not withdraw or substitute any property which we hold as security, margin or collateral without our prior consent.

16.9	You shall, immediately upon request, execute all documents and do all such things as we may reasonably request in order to enable us to exercise our rights under this section 16 or section 19.

17.	RIGHT TO RETAIN YOUR FUNDS

17.1

We may retain or make deductions from amounts which we owe to you or are holding for you in respect of all sums due and payable by you to us (including margin, fees and commission) even though arising in a different transaction. Where debits and credits are expressed in different currencies, and we would have had a right of retention or set-off if the sums concerned had been in the same currency, we shall be entitled at your expense to convert any sums owing to you into the currency of your debt to us for the purpose of effecting the said retention or set-off.

18.	POWER OF SALE OVER YOUR INVESTMENTS

18.1

All investments (including collateral) which we hold or are entitled to receive on your behalf shall be a continuing security for the payment and satisfaction of all sums which may at any time be or become due from you to us, including any interest payable to us hereunder and reasonable costs, charges and expenses paid or incurred in perfecting or enforcing our security or otherwise.

18.2

If you fail to meet your liabilities under these Terms of Business as and when they become due we may, without prior notice, sell all or any of such investments at such price and in such manner as we may in our reasonable discretion decide without being responsible for any loss or diminution in price and apply any proceeds of such sale in or towards:

(a)	discharge of the costs of such sale; and

(b)	discharge of the sums secured by this section 18.

18.3

If you fail to meet your liabilities under these Terms of Business we may close out or require you to close out immediately any open positions and/or buy any investment or other property where this is, or is in our reasonable opinion likely to be, necessary in order for us to fulfil our obligations under any transaction entered into as a result of your instructions (you shall reimburse us for the full amount of the purchase price plus any associated costs and expenses) and/or treat any outstanding transactions as cancelled and terminated.

19.	CUSTOMER WARRANTIES

19.1	You warrant and represent that:

(a)

you are not under any legal disability with respect to, and are not subject to any law or regulation which prevents your performance of, these Terms of Business or any transaction contemplated by these Terms of Business;

(b)	you have obtained all necessary consents and have the capacity and authority to enter into these Terms of Business;

(c)

investments or other property supplied by you shall, subject to these Terms of Business, at all times be free from any charge, lien, pledge or encumbrance and, unless you are a trustee, shall be beneficially owned by you; and

(d)

you are in compliance with all laws to which you are subject including, without limitation, all tax laws and regulations, exchange control requirements and registration requirements that would affect the enforceability of these Terms of Business or the transactions.

19.2	The warranties and representations in this section 19 shall be deemed to be repeated each time you provide instructions, investments or collateral to us.

20.	CONFLICT OF INTERESTS

20.1

Macquarie has established and implemented a conflicts policy at group level (which may be revised and updated from time to time) (the “Conflicts Policy”) pursuant to the FSA Rules, which sets out how we must seek to identify and manage all material conflicts of interest.

20.2

You agree that we may transact business in circumstances where we have, or which give rise to, and may maintain, such an interest, relationship or arrangement without prior reference to you and retain all benefits received therefrom. In addition, we may provide advice and other services to third parties whose interests may be in conflict or competition with your interests. We, our Associates and our or their employees may take positions opposite to you or may be in competition with you to acquire the same or a similar position. We will not deliberately favour any person over you but will not be responsible for any loss which may result from such competition.

20.3	Such conflicting interests or duties may arise because:

(a)

we may be dealing as principal or agent or be registered as a market maker in the investments that are the subject of a transaction or providing services to other persons with interests in or proposing to acquire such investments;

(b)	we may be a financial adviser or lending banker to the issuer of such investments;

(c)

we may be dealing as agent on your behalf with a person connected with us or conducting an “agency cross” by matching your order with the order of another party (who may be a person connected with us) or receive a commission or other payment from the counterparty or broker to any transaction which we carry out on your behalf;

(d)

a transaction may be in units in a unit trust or collective investment scheme of which a person connected with us is a manager or trustee or in investments where the issuer is a person connected with us or in investments in which we or a person or persons connected with us have undertaken or underwritten an issue within a period of 12 months before the date of the transaction;

(e)

a transaction may be in investments in respect of which we or a person or persons connected with us are contemporaneously trading or have traded on our own account or have either a long or short position;

(f)

we may have acted upon or used our, or their, published research recommendations (or the conclusions which they expressed or the research or analysis on which they are based ) before the recommendations have been published to our (or their) customers;

(g)	we may deal with you as principal in a foreign exchange transaction.

20.4

You should also understand that we or persons connected with us may carry on corporate finance business for clients. In such circumstances you may receive or see an investment publication or other document communicated or approved by us, or containing invitations, offers, recommendations or advice from us, or persons with which we are associated, to the public or a class of persons in which you are included. However, you should not treat that as representing advice from us to you as a customer about suitability, or look to us to regard you as a customer, whether for the purpose of securing best execution or otherwise. Before entering into any commitment in such a case, you are recommended to seek specific advice on the merits and suitability of the proposed transaction.

21.	INDEMNITY AND LIABILITY

21.1

You shall fully indemnify us and keep us fully indemnified against all losses, expenses, costs and liabilities (together “Losses”) which arise as a result of or in connection with your breach of these Terms of Business or the proper provision by us of the services or the exercise of any rights envisaged by these Terms of Business (including, for the avoidance of doubt, any fines which may be imposed upon us as a result of late settlement of any transaction and any costs incurred in enforcing our rights or defending any action or claim brought by a third party or any losses arising from acting on your instructions, or instructions reasonably believed to be given by you or on your behalf).

21.2

We shall not be liable for any Losses suffered or incurred by you unless such Losses are suffered or incurred as a result of our negligence, wilful default or fraud. We shall not be responsible for any consequential loss suffered or incurred by you whether arising from our negligence or otherwise or for any loss suffered or incurred by you as a result of any third party failing to perform its obligations to us.

21.3

Macquarie Capital (Europe) Limited and Macquarie Bank International Limited are not authorised deposit- taking institutions for the purposes of the Banking Act 1959 (Commonwealth of Australia), and their obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital (Europe) Limited and Macquarie Bank International Limited.

22.	INTEREST

22.1

If you fail to pay any amount when it is due, we reserve the right to charge interest (both before and after judgment) on such unpaid amount calculated at the rate reasonably determined by us to be the reasonable cost of funding such overdue amount. Such interest shall accrue and be calculated daily from the due date to the date of payment and shall be compounded monthly.

23.	COMPLAINTS PROCEDURE

23.1

We have internal procedures for handling complaints fairly and promptly. You may submit a complaint to the compliance officer, for example, by letter, telephone, fax or e-mail. We will send you a written acknowledgement of your complaint enclosing details of our complaints procedure. Further details regarding our complaints procedures are available on request.

24.	CHANGES TO THESE TERMS OF BUSINESS

24.1	We may amend these Terms of Business by sending you a written notice describing the relevant changes. Such changes will become effective on a date to be specified in the notice.

24.2	Any changes to these Terms of Business proposed by you will become effective only once they have been agreed by us in writing.

25.	TERMINATION

25.1

You are entitled to terminate these Terms of Business by giving immediate written notice to us, as we may by giving you immediate written notice. No penalty will become due from either you or us in respect of the termination of these Terms of Business. However, we may require you to pay charges for transferring any investments held for you. Termination of these Terms of Business will not affect any outstanding order or transaction or accrued charges under these Terms of Business or any legal rights or obligations which may already have arisen.

26.	CONFIDENTIALITY

26.1

Subject to section 27, neither party to these Terms of Business shall, without the prior written consent of the other, use or disclose any information relating to the business, investments, finances or other matters of a confidential nature of the other party except to the extent that such use or disclosure is to an Associate or is required by law or any regulatory authority or is desirable for the purposes of, or to enable the disclosing party to properly perform its obligations under, these Terms of Business.

26.2	Neither we nor any Associate is obliged to disclose to you or to take into consideration or utilise for your benefit any fact, matter or thing:

(a)	if in our or its opinion disclosure of the information would or might be a breach of duty or confidence to any other person or render our or its employees liable to criminal or civil proceedings ; or

(b)	which comes to the notice of an officer, employee or agent of ours or of any Associate but does not come to the actual notice of the individual or individuals with whom you are dealing.

26.3

The obligations in this section 26 shall not apply to any confidential information lawfully in a party’s possession otherwise than as a result of the Terms of Business or coming into the public domain otherwise than by breach by any party of its obligations contained in the Terms of Business. For the avoidance of doubt, we and our Associates will be entitled to disclose confidential information if we are required or requested to disclose such information by a relevant regulatory authority or pursuant to any Applicable Regulations.

26.4	The provisions of this section 26 shall continue to bind you and us after termination of these Terms of Business.

27.	DATA PROTECTION

27.1

We may use, store or otherwise process any personal information provided by you, your employees, agents or representatives. Such personal information may be processed by us for the purpose of administering these Terms of Business, providing services to you, or marketing financial services and products provided by us or third parties to you (“Permitted Purposes”). If you do not want personal information to be used for marketing purposes, please notify us. We may, for any Permitted Purpose, transfer or disclose personal information to any Associate of ours anywhere in the world, to any person acting on our behalf and to any person to whom we are permitted to delegate any of our functions under these Terms of Business (other than to the extent that you have indicated that you do not want your personal information to be used for marketing purposes). You agree to the processing and disclosure of personal information for the Permitted Purposes and agree to procure such consent from your employees, agent and representatives. You also agree that the Permitted Purposes may be amended to include other uses or disclosures of personal information by notice to you. You may request us to make available to you a copy of your personal information.

28.	ASSIGNMENT

28.1	You may not assign any of your rights or delegate any of your obligations under these Terms of Business.

29.	DELAY OR OMISSION

29.1

No delay or omission in exercising any right, power or remedy provided by law or under these Terms of Business, or partial or defective exercise thereof, shall prevent further or other exercise of, or operate as a waiver of, such right, power or remedy. No waiver of any breach of any term of these Terms of Business shall (unless expressly agreed in writing by the waiving party) be construed as a waiver of a future breach of the same term or as authorising a continuation of the particular breach.

30.	GENERAL

30.1	These Terms of Business shall be governed by and construed in accordance with the laws of England and each party submits to the non-exclusive jurisdiction of the English Courts.

30.2

If at any time any provision of these Terms of Business is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of these Terms of Business under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected.

30.3

We shall not be in breach of these Terms of Business and shall not be liable or have responsibility of any kind for any loss or damage incurred by you as a result of our failure to perform any or all of our obligations, where such failure arises from or is attributable to either acts, events or omissions or accidents beyond our reasonable control, including but without limitation any breakdown, malfunction or failure of transmission, act of God, war, terrorism, malicious damage, civil commotion, failure of any computer system, interruptions of power supplies or industrial action.

30.4

We shall be entitled to communicate with you by telephone, fax, e-mail or by post. You may communicate with us by post at the address given in section 1.1 of these Terms of Business, telephone, fax or electronic mail, unless you are obliged to communicate in writing under these Terms of Business, in which case you may communicate with us by letter delivered by post or personal delivery to that address.

30.5

You confirm that you have regular access to the Internet and consent to us providing you with information, including information about our Order Execution Policy and information about the nature and risks of investments, by electronic message or by posting such information on our website at http://www.macquarie.com/eu/ or such other website as we may from time to time notify to you.

APPENDIX - RISK WARNING NOTICE

This notice is supplementary to the terms and conditions for investment business which you may receive from time to time (“the Terms of Business”).

1.	GENERAL

The value of investments and the income from them may fluctuate and go down as well as up. There is no guarantee that you will get back the amount initially invested. The value of investments may be affected by a variety of factors, including economic and political developments, interest rates and foreign exchange rates, as well as issuer-specific events.

Investments denominated in currencies other than your base currency carry the risk of exchange-rate movements. A movement in exchange rates may have a separate effect, unfavourable as well as favourable, on your gains and losses. Hedging techniques may, in certain circumstances, be limited or not be successful.

The market for some investments may be restricted or illiquid. There may be no readily available market and from time to time there may be difficulty in dealing in such investments or obtaining reliable information about the value and extent of risks associated with such investments.

2.	EQUITY SECURITIES

Buying equity securities (the most common form of which is shares) will mean that you will become a member of the issuer company and participate fully in its economic risk. Holding equity securities will generally entitle you to receive any dividend distributed each year (if any) out of the issuer's profits made during the reference period.

Generally, holdings in equity securities will expose you to more risk than debt securities since remuneration is tied more closely to the profitability of the issuer. In the event of insolvency of the issuer, your claims for recovery of your equity investment in the issuer will generally be subordinated to the claims of both preferred or secured creditors and ordinary unsecured creditors of the issuer.

There is an extra risk of losing money when shares are bought in some smaller companies, such as penny shares. There is a big difference between the buying price and the selling price of these shares. If they have to be sold immediately, you may get back much less than was paid for them. The price may change quickly and it may go down as well as up.

If you buy equity securities you will be exposed to both the specific risks associated with individual securities held (and the financial soundness of their issuers), as well as the systemic risks of the equity securities markets.

3.	DERIVATIVES

This notice cannot disclose all the risks and other significant aspects of warrants and/or derivative products such as futures, options, and contracts for differences. You should not deal in these products unless you understand their nature and the extent of your exposure to risk. You should also be satisfied that the product is suitable for you in the light of your circumstances and financial position. Certain strategies, such as a 'spread' position or a 'straddle', may be as risky as a simple 'long' or 'short' position. Although warrants and/or derivative instruments can be utilised for the management of investment risk, some of these products are unsuitable for many investors. Different instruments involve different levels of exposure to risk and in deciding whether to trade in such instruments you should be aware of the following points.

(a)        WARRANTS

A warrant is a time-limited right to subscribe for shares, debentures, loan stock or government securities and is exercisable against the original issuer of the underlying securities.

A relatively small movement in the price of the underlying security results in a disproportionately large movement, unfavourable or favourable, in the price of the warrant. The prices of warrants can therefore be volatile.

It is essential for anyone who is considering purchasing warrants to understand that the right to subscribe which a warrant confers is invariably limited in time with the consequence that if the investor fails to exercise this right within the predetermined timescale then the investment becomes worthless.

You should not buy a warrant unless you are prepared to sustain a total loss of the money you have invested plus any commission or other transaction charges.

Some other instruments are also called warrants but are actually options (for example, a right to acquire securities which is exercisable against someone other than the original issuer of the securities, often called a 'covered warrant').

(b)        OFF-EXCHANGE WARRANT TRANSACTIONS

Transactions in off-exchange warrants may involve greater risk than dealing in exchange traded warrants because there is no exchange market through which to liquidate your position, or to assess the value of the warrant or the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what is a fair price.

Your firm must make it clear to you if you are entering into an off-exchange transaction and advise you of any risks involved.

(c)        FUTURES

Transactions in futures involve the obligation to make, or to take, delivery of the underlying asset of the contract at a future date, or in some cases to settle the position with cash. They carry a high degree of risk. The 'gearing' or 'leverage' often obtainable in futures trading means that a small deposit or down payment can lead to large losses as well as gains. It also means that a relatively small movement can lead to a proportionately much larger movement in the value of your investment, and this can work against you as well as for you. Futures transactions have a contingent liability, and you should be aware of the implications of this, in particular the margining requirements, which are set out in paragraph 8.

(d)        OPTIONS

There are many different types of options with different characteristics.

Buying options:

Buying options involves less risk than selling options because, if the price of the underlying asset moves against you, you can simply allow the option to lapse. The maximum loss is limited to the premium, plus any commission or other transaction charges. However, if you buy a call option on a futures contract and you later exercise the option, you will acquire the future. This will expose you to the risks described under 3 and 8.

Writing options

If you write an option, the risk involved is considerably greater than buying options. You may be liable for margin to maintain your position and a loss may be sustained well in excess of the premium received. By writing an option, you accept a legal obligation to purchase or sell the underlying asset if the option is exercised against you, however far the market price has moved away from the exercise price. If you already own the underlying asset which you have contracted to sell (when the options will be known as 'covered call options') the risk is reduced. If you do not own the underlying asset ('uncovered call options') the risk can be unlimited. Only experienced persons should contemplate writing uncovered options, and then only after securing full details of the applicable conditions and potential risk exposure.

Traditional options

Certain London Stock Exchange member firms under special exchange rules write a particular type of option called a 'traditional option'. These may involve greater risk than other options. Two-way prices are not usually quoted and there is no exchange market on which to close out an open position or to effect an equal and opposite transaction to reverse an open position. It may be difficult to assess its value or for the seller of such an option to manage his exposure to risk.

Certain options markets operate on a margined basis, under which buyers do not pay the full premium on their option at the time they purchase it. In this situation you may subsequently be called upon to pay margin on the option up to the level of your premium. If you fail to do so as required, your position may be closed or liquidated in the same way as a futures position.

(d)        CONTRACTS FOR DIFFERENCES

Futures and options contracts can also be referred to as contracts for differences. These can be options and futures on the FTSE 100 index or any other index, as well as currency and interest rate swaps. However, unlike other futures and options, these contracts can only be settled in cash. Investing in a contract for differences carries the same risks as investing in a future or an option and you should be aware of these as set out in paragraphs 3 and 4 respectively. Transactions in contracts for differences may also have a contingent liability and you should be aware of the implications of this as set out in paragraph 8.

(e)        OFF-EXCHANGE TRANSACTIONS IN DERIVATIVES

It may not always be apparent whether or not a particular derivative is arranged on exchange or is an off-exchange derivative transaction. Your firm must make it clear to you if you are entering into an off-exchange derivative transaction.

While some off-exchange markets are highly liquid, transactions in off-exchange or 'non transferable' derivatives may involve greater risk than investing in on-exchange derivatives because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid prices and offer prices need not be quoted, and, even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what is a fair price.

4.	FOREIGN MARKETS

Foreign markets will involve different risks from the UK markets. In some cases the risks will be greater. On request, your firm must provide an explanation of the relevant risks and protections (if any) which will operate in any foreign markets, including the extent to which it will accept liability for any default of a foreign firm through whom it deals. The potential for profit or loss from transactions of foreign markets or in foreign denominated contracts will be affected by fluctuations in foreign exchange rates.

5.	CONTINGENT LIABILITY INVESTMENT TRANSACTIONS

Contingent liability investment transactions, which are margined, require you to make a series of payments against the purchase price, instead of paying the whole purchase price immediately.

If you trade in futures contracts for differences or sell options, you may sustain a total loss of the margin you deposit with your firm to establish or maintain a position. If the market moves against you, you may be called upon to pay substantial additional margin at short notice to maintain the position. If you fail to do so within the time required, your position may be liquidated at a loss and you will be responsible for the resulting deficit. Even if a transaction is not margined, it may still carry an obligation to make further payments in certain circumstances over and above any amount paid when you entered the contract.

Save as specifically provided by the FSA, your firm may only carry out margined or contingent liability transactions with or for you if they are traded on or under the rules of a recognised or designated investment exchange. Contingent liability investment transactions which are not so traded may expose you to substantially greater risks.

6.	LIMITED LIABILITY TRANSACTIONS

Before entering into a limited liability transaction, you should obtain from your firm or the firm with whom you are dealing a formal written statement confirming that the extent of your loss liability on each transaction will be limited to an amount agreed by you before you enter into the transaction.

The amount you can lose in limited liability transactions will be less than in other margined transactions, which have no predetermined loss limit. Nevertheless, even though the extent of the loss will be subject to the agreed limit, you may sustain the loss in a relatively short time. Your loss may be limited, but the risk of sustaining a total loss to the amount agreed is substantial.

7.	COLLATERAL

If you deposit collateral as security with your firm, the way in which it will be treated will vary according to the type of transaction and where it is traded. There could be significant differences in the treatment of your collateral, depending on whether you are trading on a recognised or designated investment exchange, with the rules of that exchange (and the associated clearing house) applying, or trading off-exchange. Deposited collateral may lose its identity as your property once dealings on your behalf are undertaken.

Even if your dealings should ultimately prove profitable, you may not get back the same assets which you deposited, and may have to accept payment in cash. You should ascertain from your firm how your collateral will be dealt with.

8.	COMMISSIONS

Before you begin to trade, you should obtain details of all commissions and other charges for which you will be liable. If any charges are not expressed in money terms (but, for example, as a percentage of contract value), you should obtain a clear and written explanation, including appropriate examples, to establish what such charges are likely to mean in specific money terms. In the case of futures, when commission is charged as a percentage, it will normally be as a percentage of the total contract value, and not simply as a percentage of your initial payment.

9.	SUSPENSIONS OF TRADING

Under certain trading conditions it may be difficult or impossible to liquidate a position. This may occur, for example, at times of rapid price movement if the price rises or falls in one trading session to such an extent that under the rules of the relevant exchange trading is suspended or restricted. Placing a stop-loss order will not necessarily limit your losses to the intended amounts, because market conditions may make it impossible to execute such an order at the stipulated price.

10.	CLEARING HOUSE PROTECTION

On many exchanges, the performance of a transaction by your firm (or third party with whom he is dealing on your behalf) is `guaranteed' by the exchange or clearing house. However, this guarantee is unlikely in most circumstances to cover you, the customer, and may not protect you if your firm or another party defaults on its obligations to you. On request, your firm must explain any protection provided to you under the clearing guarantee applicable to any on-exchange derivatives in which you are dealing. There is no clearing house for traditional options, or normally for off-exchange instruments.

11.	INSOLVENCY

Your firm's insolvency or default, or that of any other brokers involved with your transaction, may lead to positions being liquidated or closed out without your consent. In certain circumstances, you may not get back the actual assets which you lodged as collateral and you may have to accept any available payments in cash. On request, your firm must provide an explanation of the extent to which it will accept liability for any insolvency of, or default by, other firms involved with your transactions.

ANNEX I

Lenders

Lenders, Lenders’ Percentages and Maximum Commitment

Lender	Commitment	Lender Percentage
Macquarie Bank Limited	$50,000,000	100.0%

Lender and Administrative Agent

Administrative Agent’s Office	Agent’s Wire Instructions
(only for payments and Advance Requests)

Macquarie Bank Limited, Administrative Agent	Bank of New York
500 Dallas Street	New York, New York 10004
Suite 3100	ABA #: 021000018
Houston, Texas 77002	Favour: Macquarie Bank Limited – OBU Sydne
Attn: Mike Sextro	Sydney
Phone: (713) 275-6207	A/C No.: 8900055375
Fax: (713) 275-6222	Chips UID: 236386
Email: michael.sextro@macquarie.com	REFERENCE: Doral Energy Corp.

All Other Notices to Agent

Macquarie Bank Limited, Administrative Agent
500 Dallas Street
Suite 3100
Houston, Texas 77002
Attn:      Linda Cox
Phone:   (713) 275-6221
Fax:         (713) 275-6222
Email:      linda.cox@macquarie.com

with a copy to:

Greenberg Traurig, LLP
1000 Louisiana Street, 17th Floor
Houston, Texas 77002
Attn:      Douglas C. Atnipp
Phone:    (713) 374-3515
Fax:         (713) 374-3505
Email:       atnippd@gtlaw.com

Notices to Macquarie Bank Limited as a Lender

Macquarie Americas Corp.
500 Dallas Street
Suite 3100
Houston, Texas 77002
Attn:     Mike Sextro
Phone    (713) 275-6207
Fax:         (713) 275-6222
Email:     michael.sextro@macquarie.com

with a copy to:

Greenberg Traurig, LLP
1000 Louisiana Street, 17th Floor
Houston, Texas 77002
Attn:     Douglas C. Atnipp
Phone:   (713) 374-3515
Fax:         (713) 374-3505
Email:      atnippd@gtlaw.com

Schedule 2.6(d)

Authorized Signatories on Advanced Requests

NAME	TITLE	SIGNATURE

Paul Kirkitelos	President & CEO	/s/ Paul Kirkitelos

Horace Patrick Seale	Chief Operating Officer	/s/ Horace Patrick Seale

Schedule 4.3

Ownership of Equity Interests of Borrowers

Doral is a publicly traded company. The company has 2,500,000,000 authorized shares, of which 100,587,500 common shares are issued and outstanding.

Amongst Doral management, the ownership interests are:

ISSUER	SHAREHOLDER	CLASS OF STOCK	NO. OF SHARES OF STOCK

Doral Energy Corp.	Paul Kirkitelos	restricted common shares	46,800,000

Doral Energy Corp.	E. Willard Gray (through W.S. Oil & Gas LTD)	restricted common shares	9,700,000

Doral Energy Corp.	H. Patrick Seale (through Seale Energy Partners L.P.)	restricted common shares	2,000,000

The remainder of the shares are free-trading common shares owned by public shareholders.

Schedule 4.4(d)

Consents

None.

Schedule 4.8

Brokerage Fees

None.

Schedule 4.10

Litigation

None.

Schedule 4.11(c)

Agreements to Acquire Interests in Hydrocarbons

Letter Agreement dated April 10, 2008 between Language Enterprises Corp [now known as Doral Energy Corp.] and G2 Petroleum, LLC (“G2”) regarding purchase of an interest in G2’s Diamond Springs Prospect located in Freemont County, Wyoming, as more particularly described in that certain Purchase Agreement dated January 25, 2008 by and between G2 Petroleum, LLC and Laser Oil & Gas Exploration.

Schedule 4.12

Debt

Little Bay Consulting SA	$320,000

Green Shoe Investments Ltd.	300,000

TOTAL	$620,000

Schedule 4.16

Environmental Matters

None.

Schedule 4.17

Operating Permits and Licenses

1)	New Mexico Oil Conservation Division: Registered, Bonded Operator

2)	United States Bureau of Land Management: Registered, Bonded Operator

Schedule 4.20

Contingent Liabilities

None.

Schedule 4.22

Unpaid Bills

Unpaid Bills due from Doral Energy: None

Vendor List:

Name	Purpose
AAGA	fittings and oilfield supplies
Artesia Building Supply	fittings and oilfield supplies
Ray Bell Oil Co.	gasoline
Blaine Haines	water supplier
Bulldog Lease Works	pulling unit
Bureau of Land Management	royalties, lease fees, ROW
Cardinal Laboratories	analysis
CVE	electric
Deans	electric for supplies and motors
Devon	rental
Flow Products	oilfield supplies
George Young Sales	oilfield supplies
I&W	water hauler
JWS of NM	water hauler
Mesquite	roustabout
Miller Chemical	chemicals
Odessa Pumps	pump supplies
OK Hot Oil	water hauler
Onda Lay	pipe
Permian Treating Chemicals, Inc.	chemicals
Plains Welding	rental of oxygen
Plateau wireless	cellphones
Precision Pump	pump service
Southeast Readi-Mix	cementing
Standard Oilfield Supply	oilfield supplies
Sweatt Construction, Inc.	dirt work
T & C Tank Rental	tank rental
The Supply Store	oilfield supplies
Truck & Trailer Supply	oilfield supplies
United Fuel & Energy	gasoline

Schedule 4.26

Other Agreements

None.

Schedule 4.29

Operators/Operating Agreements

1)

State N Lease: Operating Agreement between Gulf Oil Corporation and L. N. Marbry, dated October 31, 1956, recorded in Book 77, Page 392, Oil and Gas Records of Eddy County, New Mexico; Gulf Oil Corporation reserves a preferential right to purchase.

2)

State B Lease: Operating Agreement between Gulf Oil Corporation (now held by SDX Resources, Inc.) and L. N. Marbry, dated October 31, 1956, recorded in Book 77, Page 392, Oil and Gas Records of Eddy County, New Mexico; Gulf Oil Corporation reserves a preferential right to purchase.

3)	Federal S Lease: Lease Operating Agreement between Ambassador Oil Corporation and Francis Weller, dated June 14, 1965, recorded in Book 158, Page 377, Oil and Gas Records of Eddy County, New Mexico.

4)	Federal X Lease: Lease Operating Agreement between Ambassador Oil Corporation and Francis Weller, dated June 14, 1965, recorded in Book 158, Page 377, Oil and Gas Records of Eddy County, New Mexico.

Schedule 4.32

Employee Plans

None.

Schedule 4.40

Hedging Agreements

None.

Schedule 4.41

Marketing Contracts

1)	Gas Purchase Contract between Duke Energy Field Services, LP (now DCP Midstream, LLC) and Hanson Energy dated May 20, 2002.

2)	Gas Purchase Contract between Duke Energy Field Services, LP (now DCP Midstream, LLC) and SDX Resources, Inc. [assumed by Warren Hanson] d/b/a Hanson Energy dated June 6, 2002.

3)	Lease Crude Oil Purchase Agreement between ConocoPhillips Company and Warren Hanson d/b/a Hanson Energy dated October 22, 2003.

4)	Oil Purchase Agreement between Navajo Refining Company, LP and Hanson Energy, as amended September 9, 2007.

Schedule 4.42

Deposit Accounts

BANK	ACCOUNT NO.	ACCOUNT NAME

Borrower will enter into a deposit account with Citibank, N.A. within 30 days after Closing Date, at which time all applicable account information will be provided.

Schedule 6.9(c)

Insurance

See attached.

# ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 07/29/08

PRODUCER 1-713-739-3600
Benfield Corporate Risk LLC
909 Fannin Street
Suite 1700
Houston, TX 77010

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
Doral Energy Corporation
3000 N. Garfield
Midland, TX 79705

| INSURERS AFFORDING COVERAGE | NAIC # |
|---|---|
| INSURER A: St. Paul Fire & Marine Insurance Company | |
| INSURER B: Travelers Indemnity Company of | |
| INSURER C: | |
| INSURER D: | |
| INSURER E: | |

## COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

| INSR LTR | ADD'L INSRD | TYPE OF INSURANCE | POLICY NUMBER | POLICY EFFECTIVE DATE (MM/DD/YY) | POLICY EXPIRATION DATE (MM/DD/YY) | LIMITS | |
|---|---|---|---|---|---|---|---|
| A | | GENERAL LIABILITY<br>X COMMERCIAL GENERAL LIABILITY<br>CLAIMS MADE X OCCUR<br>GEN'L AGGREGATE LIMIT APPLIES PER: POLICY PRO-JECT LOC | TBD | 08/01/08 | 08/01/09 | EACH OCCURRENCE | $1,000,000 |
| | | | | | | DAMAGE TO RENTED PREMISES (Ea occurence) | $100,000 |
| | | | | | | MED EXP (Any one person) | $5,000 |
| | | | | | | PERSONAL & ADV INJURY | $1,000,000 |
| | | | | | | GENERAL AGGREGATE | $2,000,000 |
| | | | | | | PRODUCTS - COMP/OP AGG | $2,000,000 |
| A | | AUTOMOBILE LIABILITY<br>ANY AUTO<br>ALL OWNED AUTOS<br>X SCHEDULED AUTOS<br>X HIRED AUTOS<br>X NON-OWNED AUTOS | TBD | 08/01/08 | 08/01/09 | COMBINED SINGLE LIMIT (Ea accident) | $1,000,000 |
| | | | | | | BODILY INJURY (Per person) | $ |
| | | | | | | BODILY INJURY (Per accident) | $ |
| | | | | | | PROPERTY DAMAGE (Per accident) | $ |
| | | GARAGE LIABILITY<br>ANY AUTO | | | | AUTO ONLY - EA ACCIDENT | $ |
| | | | | | | OTHER THAN AUTO ONLY: EA ACC | $ |
| | | | | | | AGG | $ |
| A | | EXCESS/UMBRELLA LIABILITY<br>X OCCUR CLAIMS MADE<br>DEDUCTIBLE<br>RETENTION $ | TBD | 08/01/08 | 08/01/09 | EACH OCCURRENCE | $10,000,000 |
| | | | | | | AGGREGATE | $10,000,000 |
| | | | | | | | $ |
| | | | | | | | $ |
| | | | | | | | $ |
| B | | WORKERS COMPENSATION AND EMPLOYERS' LIABILITY<br>ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?<br>If yes, describe under SPECIAL PROVISIONS below | TBD | 08/01/08 | 08/01/09 | X WC STATU-TORY LIMITS OTH-ER | |
| | | | | | | E.L. EACH ACCIDENT | $1,000,000 |
| | | | | | | E.L. DISEASE - EA EMPLOYEE | $1,000,000 |
| | | | | | | E.L. DISEASE - POLICY LIMIT | $1,000,000 |
| A | | OTHER<br>Employee Benefits Liab. | TBD | 08/01/08 | 08/01/09 | Total Limit | 3,000,000 |
| | | | | | | Ea. Wrongful Act | 1,000,000 |

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS
Macquarie Bank Limited is included as an additional insured and loss payee (except as respects the Workers' Compensation policy) as required by written contract but only for liability arising out of the operations of the named insured.

## CERTIFICATE HOLDER

Macquarie Bank Limited
Level 15
1 Martin Place
Sydney, New South Wales 2000
AU

## CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

ACORD 25 (2001/08) EGALLEGOS 9414027
© ACORD CORPORATION 1988

# SUPPLEMENT TO CERTIFICATE OF INSURANCE

DATE
07/29/08

NAME OF INSURED: Doral Energy Corporation

Additional Description of Operations/Remarks from Page 1:

Operator's Extra Expense

Carrier: Underwriters at Lloyd's, London

Policy Number: TBD

Policy Term: 8/1/08 - 8/1/09

Limits(100%):

USD 5,000,000 Combined Single Limit any one occurrence
Including equipment in the Insured's Care, Custody and Control subject to a separate sub-limit of USD 1,000,000 any one occurrence.

Additional Information:

SUPP (05/04)

Schedule 6.19

Bonds and Qualifications

1)	Bond No. B004526
$25,000 Statewide Oil & Gas Bond
(covering New Mexico)
Bureau of Land Management

2)	Bond No. B004527
$50,000 Blanket Plugging Bond
Oil Conservation Division

3)	Bond No. B004528
$7,980 One-Well Plugging Bond
Oil Conservation Division
Spurck State No. 009

4)	Bond No. B004529
$8,530 One-Well Plugging Bond
Oil Conservation Division
State AE No. 001

5)	Bond No. B004530
$8,530 One-Well Plugging Bond
Oil Conservation Division
State AE No. 002

6)	Bond No. B004531
$7,493 One-Well Plugging Bond
Oil Conservation Division
West Artesia Grayburg Unit No. 016

7)	Bond No. B004532
$7,551 One-Well Plugging Bond
Oil Conservation Division
West Artesia Grayburg Unit No. 022

8)	Bond No. B004533
$7,325 One Well Plugging Bond
Oil Conservation Division
West Artesia Grayburg Unit No. 024

Schedule 7.1(b)

Authorized Capital Leases

None.

Schedule 7.5

Liens and Encumbrances

None.

Schedule 7.12

Quarterly Minimum Cumulative Net Operating Cash Flow

Calendar Quarter Production Months	Net Operating Cash Flow (US$000) - Proposed
August 1, 2008 - October 31, 2008	579
November 1, 2008 - January 31, 2009	1,133
February 1, 2009 - April 30, 2009	1,635
May 1, 2009 - July 31, 2009	2,145
August 1, 2009 - October 31, 2009	2,640
November 1, 2009 - January 31, 2010	3,117
February 1, 2010 - April 30, 2010	3,552
May 1, 2010 - July 31, 2010	3,996
August 1, 2010 - October 31, 2010	4,429
November 1, 2010 - January 31, 2011	4,839
February 1, 2011 - April 30, 2011	5,230
May 1, 2011 - July 31, 2011	5,622

Schedule 7.13

Quarterly Minimum Cumulative Production Volumes

Calendar Quarter Production Months	Borrower Net Revenue Interest Production (MBOE) - Proposed
August 1, 2008 - October 31, 2008	8.27
November 1, 2008 - January 31, 2009	16.31
February 1, 2009 - April 30, 2009	23.84
May 1, 2009 - July 31, 2009	31.47
August 1, 2009 - October 31, 2009	38.93
November 1, 2009 - January 31, 2010	46.22
February 1, 2010 - April 30, 2010	53.10
May 1, 2010 - July 31, 2010	59.95
August 1, 2010 - October 31, 2010	66.67
November 1, 2010 - January 31, 2011	73.07
February 1, 2011 - April 30, 2011	79.29
May 1, 2011 - July 31, 2011	85.51